Registration No. 333-_______

================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  -------------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                            (State of Incorporation)
                                   13-3320910
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                11 Madison Avenue
                            New York, New York 10010
                                  212-325-2000

   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            Bruce S. Kaiserman, Esq.
              Credit Suisse First Boston Mortgage Securities Corp.
                                11 Madison Avenue
                            New York, New York 10010
                                  212-325-2000

            (Name, address and telephone number of agent for service)
                                  -------------
                                   Copies to:

       Stephen S. Kudenholdt, Esq.             Martin B. Howard, Esq.
       Thacher Proffitt & Wood llp       Orrick, Herrington & Sutcliffe llp
        Two World Financial Center            777 South Figueroa Street
         New York, New York 10281           Los Angeles, California 90017

         Charles W. Tricomi, Esq.              Michael P. Braun, Esq.
            Sidley Austin LLP                     McKee Nelson LLP
            787 Seventh Avenue                    Five Times Square
         New York, New York 10019             New York, New York 10036

================================================================================

     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         Calculation of Registration Fee

---------------------------------   ------------------ ---------------- --------------------- ---------------------
                                                         Proposed
                                                          Maximum         Proposed Maximum
 Title of Securities Being            Amount to be     Offering Price    Aggregate Offering        Amount of
          Registered                   Registered         Per Unit           Price (1)          Registration Fee
---------------------------------   ------------------ ---------------- --------------------- ---------------------
Conduit Mortgage and Manufactured        $1,000,000         100%             $1,000,000             $107.00
Housing Contract Pass-Through
Certificates,
Issued in Series
---------------------------------   ------------------ ---------------- --------------------- ---------------------


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

                                 --------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                                EXPLANATORY NOTE

     This Registration Statement includes (i) a base prospectus relating to Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates,
(ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans, including cooperative loans, with credit enhancement provided by subordinate certificates ("Version 1"), (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans, including multifamily and commercial mortgage loans, with credit enhancement provided by excess interest, overcollateralization and a financial guaranty insurance policy ("Version 2") and (iv) an illustrative form of prospectus supplement for use in an offering of Mortgage Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of manufactured housing contracts, with credit enhancement provided by excess interest, overcollateralization and subordinate certificates ("Version 3").


================================================================================

                       Contents of Registration Statement
                       ----------------------------------

                                                                            Page
                                                                            ----

Form of Prospectus Supplement:

  Version 1:  Form of Prospectus Supplement relating to a typical
              Senior/Subordinate Series......................................S-1

  Version 2:  Form of Prospectus Supplement relating to an
              offering of Certificates
              backed by multifamily and commercial mortgage loans............S-1

  Version 3:  Form of Prospectus Supplement relating to an
              offering of Certificates
              backed by manufactured housing contracts.......................S-1

  Base Prospectus..............................................................1

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                                     [VERSION 1]

                              SUBJECT TO COMPLETION
             PRELIMINARY PROSPECTUS SUPPLEMENT DATED JANUARY 6, 2006 PROSPECTUS SUPPLEMENT DATED ______, __ (TO PROSPECTUS DATED _____ __, ____)
                                   $__________

                                 [              ]
                                     SPONSOR

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                   MORTGAGE-BACKED PASS-THROUGH CERTIFICATES,
                                 SERIES 200_-___

                       HOME EQUITY MORTGAGE TRUST ____ __
                                     ISSUER

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[__] IN THIS PROSPECTUS SUPPLEMENT.

The certificates offered hereby represent an interest in and obligation of the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business days, beginning in [__].

----------------------------- ------------------- ------------------- -------------------
                              INITIAL PRINCIPAL     INITIAL PASS-      SCHEDULED FINAL
           CLASS                   BALANCE           THROUGH RATE       MATURITY DATE
CLASS A CERTIFICATES:
                              $                            %            _____ __, 20__
                              $                            %            _____ __, 20__
Total Class A Offered
Certificates                  $
CLASS R CERTIFICATES:
R-1                           $                            %            _____ __, 20__l
R-2                           $                            %            _____ __, 20__
Total Class R Certificates:   $        ]
CLASS M CERTIFICATES:
                              $                            %            _____ __, 20__
Total Class M Certificates:   $
Total offered certificates:   $

----------------------------- ------------------- ------------------- -------------------



THE TRUST

The trust will hold a pool of one- to four-family residential first mortgage loans.

OFFERED CERTIFICATES

The trust will issue these classes of certificates that are offered under this prospectus supplement:

     o    classes of Class A Certificates

     o    [___ classes of Class R Certificates]

     o    ___ classes of Class M Certificates

CREDIT ENHANCEMENT

Credit enhancement for all of these certificates will be provided by subordinated certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Credit Suisse First Boston LLC will offer the Class A Certificates, Class M Certificates [and Class R Certificates], subject to availability.

                              [NAME OF UNDERWRITER]
                                   UNDERWRITER

                                [_________], 200_

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                          SUPPLEMENT AND THE PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," "assumed characteristics," "structuring assumptions," "prepayment assumption," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                TABLE OF CONTENTS


SUMMARY.............................................
   THE TRUST........................................
   THE ORIGINATORS..................................
   THE MORTGAGE POOL................................
   REMOVAL, SUBSTITUTION AND REPURCHASE OF
   A MORTGAGE LOAN..................................
   DISTRIBUTIONS ON THE OFFERED CERTIFICATES........
   CREDIT ENHANCEMENT...............................
   PRIORITY OF DISTRIBUTIONS........................
   YIELD CONSIDERATIONS.............................
   ADVANCES.........................................
   SERVICING FEE....................................
   OPTIONAL TERMINATION.............................
   TAX STATUS.......................................
   ERISA CONSIDERATIONS.............................
   LEGAL INVESTMENT.................................
   RATINGS..........................................
TRANSACTION STRUCTURE...............................
RISK FACTORS........................................
INTRODUCTION........................................
DESCRIPTION OF THE MORTGAGE POOL....................
   GENERAL..........................................
   MORTGAGE LOAN POOL CHARACTERISTICS...............
STATIC POOL INFORMATION.............................
MORTGAGE LOAN ORIGINATION...........................
   GENERAL..........................................
   [NAME OF ORIGINATOR].............................
UNDERWRITING STANDARDS..............................
   GENERAL..........................................
THE DEPOSITOR.......................................
DESCRIPTION OF THE CERTIFICATES.....................
   GENERAL..........................................
   BOOK-ENTRY REGISTRATION..........................
   DEFINITIVE CERTIFICATES..........................
GLOSSARY OF TERMS...................................
   DISTRIBUTIONS....................................
   INTEREST DISTRIBUTIONS...........................
   PRINCIPAL DISTRIBUTIONS ON THE CLASS A
   CERTIFICATES, CLASS M CERTIFICATES AND
   CLASS R CERTIFICATES.............................
   REMAINING DISTRIBUTIONS..........................
   TABLE OF FEES AND EXPENSES.......................
   ASSIGNMENT OF MORTGAGE LOANS.....................
   REPRESENTATIONS AND WARRANTIES...................
   ALLOCATION OF LOSSES; SUBORDINATION..............
THE SERVICERS.......................................
   GENERAL..........................................
   THE SERVICERS....................................
   [NAME OF SERVICER]...............................
   [ADDITIONAL SERVICERS]...........................
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES...
   PERMITTED INVESTMENTS............................
   ADVANCES.........................................
   OPTIONAL TERMINATION.............................
THE TRUSTEE.........................................
   GENERAL..........................................
   THE ISSUING ENTITY...............................
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS.........
   FACTORS AFFECTING PREPAYMENTS AND
   DEFAULTS ON THE MORTGAGE LOANS
   STRUCTURING ASSUMPTIONS..........................
FEDERAL INCOME TAX CONSEQUENCES.....................
   SPECIAL TAX CONSIDERATIONS APPLICABLE
   TO THE CLASS R CERTIFICATES......................
METHOD OF DISTRIBUTION..............................
LEGAL OPINIONS......................................
LEGAL PROCEEDINGS...................................
AFFILIATIONS, RELATIONSHIPS AND
RELATED TRANSACTIONS................................
RATINGS.............................................
LEGAL INVESTMENT....................................
ERISA CONSIDERATIONS................................

                                     SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Issuing Entity......................     Home Equity Mortgage Trust ____-__.

Title of series.....................     [_________________________
                                         Mortgage-Backed   Pass-Through
                                         Certificates,
                                         Series 200_-___].

Depositor...........................     Credit Suisse First Boston
                                         Mortgage Securities Corp.

Sponsor.............................     [_________________________].

Servicer............................     [_________________________].

Trustee.............................     [_________________________].

Mortgage pool.......................     [_____]  [fixed]  [adjustable]  rate
                                         mortgage  loans  with  an  aggregate
                                         principal  balance of  approximately
                                         $[________]  as of the cut-off date,
                                         secured by first liens on one- to
                                         four-family residential properties.

Cut-off date........................     [__________ 1, 200_].

Closing date........................     On or about [_________, 200_].

Distribution date...................     Beginning on  [__________,  200_],
                                         and  thereafter on the [ ] day of each
                                         month, or if the [ ] day is not a
                                         business day, on the next business day.

Scheduled final distribution date...     [__________,   20__].  The  actual
                                         final   distribution   date  could  be
                                         substantially earlier.

Form of offered certificates........     Book-entry: Class A Certificates
                                         and Class M Certificates.
                                         Physical: Class R Certificates.

                                         SEE "DESCRIPTION OF THE
                                         CERTIFICATES--BOOK-ENTRY REGISTRATION"
                                         IN THIS PROSPECTUS SUPPLEMENT.

Minimum denominations...............     [Class  A  Certificates  and  Class  M
                                         Certificates]:  [$25,000][$1,000].
                                         Class R-1 and Class R-2 Certificates:
                                         [ ]% percentage interests.

                              OFFERED CERTIFICATES

------------------------------ ---------------------- ---------------------- ------------------ --------------------
            CLASS                INITIAL PRINCIPAL        INITIAL PASS-       INITIAL RATING        DESIGNATION
                                      BALANCE             THROUGH RATE          (____/____)
CLASS A CERTIFICATES:
                               $                               %                  Aaa/AAA             Senior
                               $                               %                  Aaa/AAA             Senior
Total Class A                  $
Offered Certificates
[CLASS R CERTIFICATES:
R-1                            $                               %                  NA/AAA          Senior/Residual
R-2                            $                               %                  NA/AAA          Senior/Residual
Total Class R Certificates:    $        ]
CLASS M CERTIFICATES:
                               $                               %                   NA/AA             Mezzanine
Total Class M Certificates:    $
Total offered certificates:    $
------------------------------ ---------------------- ---------------------- ------------------ --------------------


Note:

The certificates offered hereby represent interests solely in the issuing entity and do not represent interests in or obligations of the sponsor, depositor or any of their affiliates.

THE TRUST

The depositor will establish a trust for the Series 200_-___ Mortgage-Backed Pass-Through Certificates, under a pooling and servicing agreement, dated as of [_______] 1, 200_, among the depositor, the sponsor and servicer and [______________], as trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus into the trust.

Each certificate will represent a partial ownership interest in the trust. Distributions on the certificates will be made from payments received on the mortgage loans as described in this prospectus

THE ORIGINATORS

Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

THE MORTGAGE POOL

The mortgage pool will consist of approximately [____] [fixed] [adjustable] rate, fully amortizing mortgage loans secured by first liens on one-to four-family residential properties having an aggregate principal balance of approximately $_______ as of __________ 1, 200_ .]

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE POOL SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

REMOVAL, SUBSTITUTION AND REPURCHASE OF A MORTGAGE LOAN

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 120 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, either (a) provide the trustee with a substitute mortgage loan, or (b) purchase such mortgage loan from the trustee within 120 days from the date the sponsor was notified of such defect in writing.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

     o collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections PLUS

     o    advances for delinquent payments MINUS

     o the fees and expenses of the subservicers and the servicer, including reimbursement for advances.

SEE "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS--AVAILABLE DISTRIBUTION AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF DISTRIBUTIONS. Distributions on the offered certificates will be made from available amounts as follows:

     o Distribution of interest to the interest-bearing [Class A Certificates and Class R Certificates]

     o Distribution of principal to the remaining [Class A Certificates and Class R Certificates] entitled to principal

     o    Payment to servicer for various unreimbursed advances

Distribution to the Class M Certificates in the following order:

     o    Interest to the Class M Certificates

     o    Principal to the Class M Certificates

INTEREST DISTRIBUTIONS. The amount of interest owed to each class of interest bearing certificates on each distribution date will equal:

     o the pass-through rates set forth on page S-[_] for that class of certificates

          MULTIPLIED BY

     o The principal balance of that class of certificates as of the day immediately prior to the related distribution date

          MULTIPLIED BY

     o    1/12th

          MINUS

     o the share of some types of interest shortfalls allocated to that class.

SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans to cover interest owed on the certificates. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month in the same priority as their distribution of current interest. However, there will be no extra interest paid to make up for the delay.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. It is possible that on any distribution date, there will be insufficient payments from the mortgage loans to make principal distributions on the certificates. As a result, some certificates may not receive the full amount of principal distributions to which they are entitled.

Until the distribution date in [__________] 200_, all prepayments on the mortgage loans will be distributed to the [Class A Certificates and Class R Certificates], unless the principal balances of those certificates have been reduced to zero.

In addition, unscheduled collections of principal relating to the Class M Certificates and Class B Certificates will be paid to the most senior classes of the Class M Certificates and Class B certificates as described in this prospectus supplement.

SEE "DESCRIPTION OF THE CERTIFICATES --PRINCIPAL DISTRIBUTIONS" AND "--PRIORITY OF DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. Most losses on the mortgage loans will be allocated in full to the first class listed below with a principal balance greater than zero:

     o    Class B Certificates

     o    Class M Certificates

When this occurs, the principal balance of the class to which the loss is allocated is reduced without a corresponding payment of principal.

If none of the Class M Certificates or Class B Certificates are outstanding, losses on the mortgage loans will be allocated proportionately among the senior certificates.

SEE "DESCRIPTION OF THE CERTIFICATES - --ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF DISTRIBUTIONS

All or a disproportionately large portion of principal prepayments and other unscheduled payments of principal will be allocated to the senior certificates. This provides additional credit enhancement for the senior certificates by preserving the principal balances of the Class M Certificates and Class B Certificates for absorption of losses.

YIELD CONSIDERATIONS

The yield to maturity of each class of certificates will depend on, among other things:

     o    The price at which the certificates are purchased;

     o    the applicable pass-through rate; and

     o    the rate of prepayments on the related mortgage loans.

FOR A DISCUSSION OF SPECIAL YIELD CONSIDERATIONS APPLICABLE TO THE OFFERED CERTIFICATES, SEE "RISK FACTORS" AND "SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

For any month, if the servicer does not receive the full scheduled payment on a mortgage loan, the servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES --ADVANCES" IN THIS PROSPECTUS SUPPLEMENT.

SERVICING FEE

With respect to each mortgage loan, the amount of the servicing fee that shall be paid to the related servicer is the product of (a) one month's interest on the stated principal balance on such mortgage loan in the month of such distribution date and (b) [__]%, less compensating interest payments. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the interest portion of such scheduled monthly payments collected by the related servicer.

OPTIONAL TERMINATION

On any distribution date on which the principal balances of the mortgage loans is less than or equal to 10% of their principal balances as of the cut-off date, the servicer will have the option to purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates.

Early retirement of the certificates may cause the holders of one or more classes of certificates to receive less than their outstanding principal balance plus the accrued interest.

SEE  "THE  POOLING  AND  SERVICING   AGREEMENT--   TERMINATION;   RETIREMENT  OF
CERTIFICATES" IN THE PROSPECTUS.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust as one or more real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the trust and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include as income all interest and original issue discount, if any, on the certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will be the sole residual interest in each of the real estate mortgage investment conduits.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

It is expected that the offered certificates, other than the Class R-I and Class R-II Certificates, may be purchased by a pension or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. Sales of the Class R Certificates to these plans or retirement accounts are prohibited.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

LEGAL INVESTMENT

When issued, the [Class A Certificates and Class R Certificates] will, and the [Class M Certificates] will not, be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. You are encouraged to consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT FOR IMPORTANT INFORMATION CONCERNING POSSIBLE RESTRICTIONS ON OWNERSHIP OF THE OFFERED CERTIFICATES BY REGULATED INSTITUTIONS.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-[__] of this prospectus supplement. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

                              TRANSACTION STRUCTURE

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

     In addition to the risk factors discussed in the prospectus, you should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

[TO BE INCLUDED IF COOP CONCENTRATION > 10%] The return on your certificates may be particularly sensitive to the concentration of cooperative loans in the mortgage pool.


Approximately [__]% of the cut-off date principal balance of the mortgage loans are cooperative loans. Cooperative loans may present additional risks:

     o In the context of foreclosure following a default by the borrower, in order to complete foreclosure, the servicer in most cases must obtain the approval or consent of the board of directors of the cooperative before transferring the collateral for the cooperative loan. This may limit the ability of the servicer to sell and realize on the value of the collateral.

     o If the servicer forecloses on a cooperative loan, the cooperative will recognize a lender's lien against proceeds from the sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the cooperative's rights to sums due under the proprietary lease or occupancy agreement which have become liens on the shares relating to the proprietary lease or occupancy agreement. This could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative loan.

     o The interest of the occupant under proprietary leases or occupancy agreements as to which the cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage on the cooperative. If the cooperative is unable to meet its payment obligations arising under an underlying mortgage, the mortgagee holding the underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. In either case, foreclosure by the holder of an underlying mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the cooperative, or in the case of the mortgage loans, the collateral securing the cooperative loans.

     o Because of the nature of cooperative loans, lenders do not require the tenant-stockholder to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the cooperative's building or real estate may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     o The value of an individual dwelling in a cooperative may be adversely affected by changes in debt-levels relating to the cooperative as well as management issues relating to the cooperative.

     For additional information relating to the cooperative loans, see "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Cooperative Loans," "--Tax Aspects of Cooperative Ownership" and "--Foreclosure on Shares of Cooperatives" in the prospectus.

RISK OF CERTAIN SHORTFALLS

Receivership by the FDIC of the servicer could create greater risks to you.

If sponsor's transfer of the mortgage loans to the depositor is deemed to constitute the creation of a security interest in the mortgage loans and to the extent the security interest was validly perfected [before the sponsor's insolvency and was not taken in contemplation of insolvency of the sponsor, or with the intent to hinder, delay or defraud the sponsor or the creditors of the sponsor], the Federal Deposit Insurance Act or FDIA, as amended by FIRREA, provides that the security interest should not be subject to avoidance by the FDIC. If the FDIC cannot avoid a legally enforceable and perfected security interest, it may repudiate the security interest. If the FDIC repudiates an unavoidable security interest, it could be liable for statutory damages. These damages are typically limited to actual compensatory damages. In addition, the FDIC, would also have the power to repudiate contracts, including the sponsor's obligations under the pooling and servicing agreement to repurchase mortgage loans which do not conform to the sponsor's representations and warranties. The non-conforming mortgage loans could suffer losses which could result in losses on the certificates. In addition, in the case of an event of default relating to the receivership, conservatorship or insolvency of the servicer, the receiver or conservator may terminate the servicer and replace it with a successor servicer. Any interference with the termination of the servicer or appointment of a successor servicer could result in a delay in payments to the certificateholders.

[PERFORMANCE]

FICO scores mentioned in this prospectus supplement are not an indicator of future borrower performance.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future performance of SEE " THE TRUST FUND--FICO borrowers. SCORES" IN THE PROSPECTUS.

                                  INTRODUCTION

     Credit Suisse First Boston Mortgage Securities Corp. will establish a trust for [____________________] Mortgage-Backed Pass-Through Certificates, Series 200_-____ on the closing date, under a pooling and servicing agreement among the depositor, [_______________], as servicer and [_____________________], as trustee, dated as of [_______ 1, 200_]. On the closing date, the depositor will deposit into the trust a pool of mortgage loans secured by one- to four-family residential properties with terms to maturity of not more than [ ] years.

     Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates-Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The mortgage pool will consist of approximately [____] mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on or before the cut-off date, of approximately $[________]. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties [and in the case of ____ mortgage loans, an interest in shares issued by a Cooperative and the related proprietary lease,] with terms to maturity of not more than [ ] years. The mortgage pool will consist of conventional, [fixed] [adjustable] rate, [fully-amortizing], [level monthly payment] mortgage loans. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

     The mortgage loans will be purchased by the depositor from the sponsor. [___]% of the mortgage loans were either originated or purchased by the sponsor in the normal course of its business. [[___]%, [___]% and [___]% of the mortgage loans were originated by or purchased by ____________________, _____________________ and ________________________], respectively.

     [___]%, [___]%, [___]% and [___]% of the mortgage loans are secured by mortgaged properties in the states of [_________], [_________], [__________] and
[________], respectively. Less than [___]% of the mortgage loans are secured by mortgaged properties in any other single state. No more than [___]% of the mortgage loans are secured by mortgaged properties in any single zip code.

     Except for approximately [___]% of the mortgage loans, each mortgage loan at the time of origination was represented by the related mortgagor to be owner-occupied.

     The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty[, except for [___]% of the mortgage loans, which provide for payment of a prepayment penalty. This prepayment penalty may discourage mortgagors from prepaying their mortgage loans. The prepayment penalty is calculated as a percentage of the original loan amount and declines each year. The prepayment penalty is only charged for mortgage loans paid in full. The prepayment penalty only applies during the first three years of the mortgage loan term].

     As of the cut-off date, not more than [ ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. [The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.]

     As of the cut-off date, not more than [ ]% of the mortgage loans provide for deferred interest or negative amortization.

MORTGAGE LOAN POOL CHARACTERISTICS

     The mortgage loans will have the following characteristics:

          o The mortgage loans consist of [____] fixed rate mortgage loans and [____] adjustable rate mortgage loans.

          o The mortgage loans have an aggregate principal balance as of the cut-off date of $[_______________].

          o The mortgage loans had individual principal balances as of the cut-off date of at least $[________] but not more than $[_________], with an average principal balance as of the cut-off date of approximately $[________].

          o The mortgage loans have original terms to stated maturity of approximately [ ] years.

          o The mortgage loans have a weighted average remaining term to stated maturity of approximately [___] months as of the cut-off date.

          o As of the cut-off date, the fixed rate mortgage loans bore interest at mortgage rates of at least [___]% per annum but no more than [___]% per annum, with a weighted average mortgage rate of approximately [___]% per annum.

          o As of the cut-off date, the adjustable rate mortgage loans bore interest at mortgage rates of at least [ ]% per annum but not more than [ ]% per annum, with a weighted average mortgage rate of approximately [ ]% per annum. The maximum interest rates ranged from [ ]% per annum to [ ]% per annum, with a weighted average maximum rate of [ ]% per annum, the minimum interest rates ranged from [ ] % per annum to [ ]% per annum with a weighted average minimum rate of [ ]% per annum. The gross margins ranged from [ ]% per annum to [ ]% per annum with a weighted average gross margin of [ ]% per annum.

          o    [Description of Indices].

          o The original loan-to-value ratio of the mortgage loans was not more than [___]%, with a weighted average original loan-to-value ratio of approximately [___]%.

     Loan-to-value ratio as used in this prospectus supplement, is calculated as the original mortgage loan amount, divided by the lesser of (i) the appraised value of the related mortgaged property at origination and (ii) if the mortgage loan is a purchase money loan, the sales price of the related mortgaged property.

     If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

     The tables below describe additional statistical characteristics of the mortgage loans as of the cut-off date. All percentages are approximate and are stated by principal balance of the mortgage loans as of the cut-off date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

                      DISTRIBUTION OF YEAR OF FIRST PAYMENT

  Year of First      Number of       Aggregate Principal    % of Aggregate
     Payment       Mortgage Loans         Balance          Principal Balance


Total


                                  GROSS MARGIN

  Range of Gross       Number of     Aggregate Principal   % of Aggregate
    Margins(%)      Mortgage Loans        Balance         Principal Balance

            %
            %
            %
            %
            %
            %
            %

                                 MORTGAGE RATES

     Range of           Number of     Aggregate Principal     % of Aggregate
  Mortgage Rates(%)  Mortgage Loans         Balance          Principal Balance


     As of the cut-off date, the weighted average mortgage rates of the mortgage loans will be [___]%.

                  CUT-OFF DATE MORTGAGE LOAN PRINCIPAL BALANCES
Range of Cut-off Date                  Number of      Aggregate Principal     % of Aggregate
 Principal Balances                 Mortgage Loans          Balance         Principal Balance

Up to            $    50,000.00
$  50,000.01   - $   100,000.00
$  100,000.01  - $   150,000.00
$  150,000.01  - $   200,000.00
$  200,000.01  - $   250,000.00
$  250,000.01  - $   300,000.00
$  300,000.01  - $   350,000.00
$  350,000.01  - $   400,000.00
$  400,000.01  - $   500,000.00
$  500,000.01  - $   600,000.00
$  600,000.01  - $   700,000.00
$  700,000.01  - $   800,000.00
$  800,000.01  - $   900,000.01
$  900,000.01- $ 1,000,000.00
Over $1,000,000.01
Total


As of the cut-off date, the mortgage loan principal balances will be $[______].

                            MORTGAGED PROPERTY TYPES

Property Type               Number of     Aggregate Principal   % of Aggregate
                          Mortgage Loans       Balance         Principal Balance

Single-Family
Residence
Condominium
Two Family
Three Family
Four Family
Townhouse
[Cooperative Units]
Total

                              MORTGAGE LOAN PURPOSE

  Purpose                 Number of      Aggregate Principal    % of Aggregate
                        Mortgage Loans        Balance          Principal Balance

Refinancing
Cash-Out Refinancing
Purchase
Unknown
Total


                          MORTGAGE LOAN OCCUPANCY TYPES

       Occupancy Type     Number of      Aggregate Principal     % of Aggregate
                        Mortgage Loans        Balance          Principal Balance

Primary
Investment
Second Home
Total


                        MORTGAGE LOAN DOCUMENTATION TYPES

     Documentation        Number of      Aggregate Principal    % of Aggregate
                        Mortgage Loans       Balance           Principal Balance

Low Documentation
Full Documentation
Reduced Documentation
Streamline Refinance
Total

                             ORIGINAL TERM TO STATED
                         MATURITY OF THE MORTGAGE LOANS

Range of Months       Number of        Aggregate Principal    % of Aggregate
                    Mortgage Loans           Balance         Principal Balance


     The weighted average original term to stated maturity for the mortgage loans is [___] months.


                            REMAINING TERM TO STATED
                         MATURITY OF THE MORTGAGE LOANS

Range of Months       Number of        Aggregate Principal    % of Aggregate
                    Mortgage Loans           Balance         Principal Balance


     The weighted average remaining term to stated maturity for the mortgage loans is [___] months.

                       [INSERT GEOGRAPHICAL RATIOS TABLE]

                  ORIGINAL LOAN-TO-VALUE OF THE MORTGAGE LOANS

            Range of Original           Number of    Aggregate Principal   % of Aggregate
          Loan-to-value Ratios       Mortgage Loans        Balance        Principal Balance
         0.00%   -     50.00%
        50.01%   -     55.00%
        55.01%   -     60.00%
        60.01%   -     65.00%
        65.01%   -     70.00%
        70.01%   -     75.00%
        75.01%   -     80.00%
        80.01%   -     85.00%
        85.01%   -     90.00%
        90.01%   -     95.00%
Total


     The weighted average of the original loan-to-value ratios for the mortgage loans is [___]%.

     The weighted average of the Discount Fractions of the mortgage loans will be ___%.

     [Included below is a table showing the Credit Scores for some mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from [ ] to [ ], with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a represents to a lender at a single point in time, i.e., a borrower with a higher borrower score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, investors should be aware that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.

     Mortgage loans typically amortize over a [ ] year period. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the prospectus supplement.]

                           [CREDIT SCORE DISTRIBUTION]

Range of Note Margins      Number of      Aggregate Principal   % of Aggregate
                         Mortgage Loans        Balance         Principal Balance

451-500
501-550
551-600
601-650
651-700
701-750
751-800
801-850
Total

     [Certain aspects of the Cooperative Loans included in the mortgage pool differ from those of other types of mortgage loans. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--CooperativE Loans," "--Tax Aspects of Cooperative Ownership" and "--Foreclosure on Shares of Cooperatives" in the prospectus.]

                             STATIC POOL INFORMATION

     Static  pool  information  material  to  this  offering  may  be  found  at
     _______________.

     Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.


                            MORTGAGE LOAN ORIGINATION

GENERAL

     Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator], a [State] corporation, referred to herein as [Name of Originator]. All of the mortgage loans originated by [Name of Originator] will be serviced by [Name of Servicer]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

[NAME OF ORIGINATOR]

     [Name of  Originator]  has  been an  originator  of  mortgage  loans  since
_______, ____ and has originated mortgage loans of the type backing the certificates offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

[The following table describes the size, composition and growth of [Name of Originator]'s total residential mortgage loan production over the past three years and recent stub-period.]

                         DECEMBER 31, 2003    DECEMBER 31, 2004    DECEMBER 31, 2005          [ ] 2006
                         -----------------    -----------------    ------------------    ------------------
                                   TOTAL               TOTAL                  TOTAL                TOTAL
                                 PORTFOLIO           PORTFOLIO              PORTFOLIO             PORTFOLIO
       LOAN TYPE         NUMBER  OF LOANS     NUMBER OF LOANS     NUMBER    OF LOANS     NUMBER   OF LOANS
--------------------     ------  ---------    ------ ---------    ------    ---------    ------   ---------
Residential Mortgage
Loans...............



                             UNDERWRITING STANDARDS

GENERAL

         All of the mortgage loans included in the mortgage pool will be acquired by the depositor from the sponsor. The following is a brief description of the various underwriting standards and the procedures applicable to the mortgage loans.

[Disclosure as appropriate]

                                  THE DEPOSITOR

     Credit Suisse First Boston Mortgage Securities Corp. has been serving as a private secondary mortgage market conduit for residential mortgage loans since _______. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[_____].

                    ------------------------ ---------------------
                                                [_______] 2006
                    ------------------------ ---------------------
                           Loan Type          Number   Total
                                                       Portfolio
                                                        of Loans
                    ------------------------ --------- -----------
                    Alt-A ARM............
                    ------------------------ --------- -----------
                    Alt-A Fixed..........
                    ------------------------ --------- -----------
                    Prime ARM............
                    ------------------------ --------- -----------
                    Prime Fixed..........
                    ------------------------ --------- -----------
                    Reperforming.........
                    ------------------------ --------- -----------
                    Scratch&Dent.........
                    ------------------------ --------- -----------
                    Seconds..............
                    ------------------------ --------- -----------
                    SubPrime.............
                    ------------------------ --------- -----------
                    Seasoned.............
                    ------------------------ --------- -----------

See "The Trust Fund - The Depositor" in the prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Trust will issue the following [___] classes of senior certificates:

     o........[Class A Certificates]; [and

     o    [Class R Certificates].]

     In addition to the senior certificates, the trust will also include the following [___] classes of subordinate certificates:

     o    [Class M Certificates]; and

     o    [Class B Certificates].

     Only the Class A Certificates[, Class R Certificates] and Class M certificates are offered by this prospectus supplement.

     The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

     o    the mortgage loans;

     o the assets as from time to time are identified as deposited relating to the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

     o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

     o    any  applicable   primary  mortgage   insurance  policies  and  hazard
          insurance policies; and

     o    all proceeds of any of the foregoing.

     The Class A Certificates evidence in the aggregate an initial beneficial ownership interest of approximately [___]% in the trust. The Class M Certificates and Class B Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately [___]% and [___]% respectively, in the trust.

     The Class A Certificates and the Class M Certificates will be available only in book-entry form through the facilities of The Depository Trust Company or DTC. The Class A Certificates and Class M Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess of that amount. [The Class R Certificates will be issued in registered, certificated form in minimum denominations of [__]% percentage interests.]

BOOK-ENTRY REGISTRATION

     The Class A Certificates and Class M Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. Any person acquiring an interest in any Class A Certificate and Class M Certificate will hold its certificate through DTC, if it is a participant in that system, or indirectly through organizations which are participants in that system. The Class A Certificates and Class M Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates or Class M Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the Class A Certificates and Class M Certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the Class A Certificates and Class M Certificates, it is anticipated that the only registered certificateholder of the Class A Certificates and Class M
Certificates will be Cede, as nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, a definitive certificate, except as described in this prospectus supplement.
Beneficial owners will not be recognized by the trustee or the servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Class A Certificates and Class M Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Class A Certificates and Class M Certificates. Participants and indirect participants with which beneficial owners have accounts for the Class A Certificates and Class M Certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the Class A Certificates and Class M Certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the Class A Certificates and Class M Certificates.

     None of the depositor, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates and Class M Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the following limited conditions:

     o the depositor notifies the trustee in writing that DTC is no longer willing or able to discharge its responsibilities as depository in relation to the book-entry certificates and the trustee and the depositor are unable to locate a qualified successor;

     o the depositor, with the consent of the participants, elects to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default under the pooling and servicing agreement, holders of certificates evidencing at least 66 2/3% of the aggregate outstanding certificate principal balance of the certificates, advise the trustee and DTC that the use of the book-entry system through DTC is no longer in the best interests of the holders of the certificates.

     Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

     On the occurrence of any of the events described above, DTC is required to notify all DTC participants of the availability of definitive certificates. On surrender by DTC of the definitive certificates representing the Class A Certificates and Class M Certificates and on receipt of instructions from DTC for re-registration, the trustee will reissue the Class A Certificates and Class M Certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

                                GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     AGGREGATE SUBORDINATE PERCENTAGE--For any date of determination, an amount equal to the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates, divided by the aggregate Principal Balances of the mortgage loans immediately prior to that date.

     AVAILABLE DISTRIBUTION AMOUNT--For any distribution date, the excess of:

     (A) the sum of:

     o the aggregate amount of scheduled payments and collections received by the servicer relating to each mortgage loan on or prior to the related determination date and not previously remitted, from any source, including amounts received from the related mortgagor, Insurance Proceeds, Liquidation Proceeds, net of related Liquidation Expenses, and condemnation awards, and amounts received in connection with the purchase of any mortgage loans by the sponsor or servicer and the substitution of replacement mortgage loans, and excluding interest and other earnings on amounts on deposit in or credited to the Custodial Account and the Certificate Account, and

o the aggregate amount of monthly Advances [and Compensating Interest], required to be remitted by the servicer relating to that distribution date;

     (B) over the sum of:

     o the aggregate amount of the servicing compensation to be paid to the servicer under the terms of the pooling and servicing agreement, including, without limitation, servicing fees, prepayment penalties, fees or premiums, late payment charges and assumption fees and any excess interest charges payable by the mortgagor by virtue of any default or other non-compliance by the mortgagor with the terms of the mortgage note or any other instrument or document executed in connection therewith or otherwise,

     o any amount representing late payments or other recoveries of principal or interest, including Liquidation Proceeds, net of Liquidation Expenses, Insurance Proceeds and condemnation awards, for any mortgage loans which the servicer has made a previously unreimbursed monthly Advance to the extent of that monthly Advance,

     o amounts representing reimbursement of nonrecoverable Advances and other amounts permitted to be withdrawn from the Custodial Account or the Certificate Account,

     o all monthly payments or portions of monthly payments, other than principal prepayments and other unscheduled collections of principal, received relating to scheduled principal and interest on any mortgage loan due after the related due period and included therein,

     o all payments due on any mortgage loan on or prior to the cut-off date and included therein, and

     o principal prepayments and other unscheduled collections of principal received after the related prepayment period and included therein.

     CERTIFICATE PRINCIPAL BALANCE--For any offered certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of:

     o all amounts allocable to principal previously distributed for that certificate, and

     o any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

     CLASS B PERCENTAGE--As of any date of determination a percentage equal to 100% minus the sum of the Class A Percentage and the Class M Percentage.

     CLASS M INTEREST DISTRIBUTION AMOUNT--For any distribution date, an amount equal to:

     o one-twelfth of the product of (i) the Certificate Principal Balance for the related class of certificates immediately preceding that distribution date, multiplied by (ii) the pass-through rate for that class;

     o    minus, the sum of:

               (1) any related Prepayment Interest Shortfalls occurring during the related Prepayment Period; and

               (2) any related Relief Act Shortfalls occurring during the related due period.

     CLASS M PERCENTAGE--For any date of determination, the aggregate Certificate Principal Balances of the Class M Certificates divided by the aggregate Principal Balances of all mortgage loans immediately prior to that determination date.

     CLASS M PRINCIPAL DISTRIBUTION AMOUNT--For any distribution date, an amount equal to the lesser of (i) the Available Distribution Amount remaining after payment of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Class M Interest Amount and (ii) the product of the related Class M Percentage and the Principal Distribution Amount.

     [COMPENSATING INTEREST--The sum of the servicing fee payable to the servicer for its servicing activities and reinvestment income received by the servicer on amounts payable for that distribution date.]

     FINAL DISPOSITION--With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

     NET MORTGAGE RATE--On each mortgage loan is equal to its mortgage rate minus the servicing fee rate as described in this prospectus supplement.

     PASS-THROUGH RATE--For each class of certificates is the per annum rate at which interest accrues on that class.

               o The Pass-Through Rate for the Class A, Class M and Class R Certificates is equal to the per annum rate listed on page S-[__].

               o The Pass-Through Rate for the Class B Certificates is equal to [__]%.

     PREPAYMENT INTEREST SHORTFALL--For any distribution date is equal to the aggregate shortfall if any in collections of interest, adjusted to the related Net Mortgage Rates, resulting from full or partial mortgagor prepayments of principal on the related mortgage loans during the related prepayment period less any Compensating Interest payable for that distribution date. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment. For any distribution date, any interest shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the servicer, but only to the extent such interest shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the [Stated Principal Balance] of the mortgage loans immediately preceding that distribution date and (b) the sum of the servicing fee payable to the servicer for its servicing activities and reinvestment income received by the servicer on amounts payable for that distribution date.

     PREPAYMENT PERIOD--For any distribution date is the calendar month prior to the month in which that distribution date occurs.

     PRINCIPAL BALANCE--For any mortgage loan as of any date of determination, an amount equal to the initial certificate principal balance as of the cut-off date, minus all amounts allocated to principal that have been distributed to certificateholders for that mortgage loan on or before that date, as further reduced to the extent any Realized Loss thereon has been allocated to one or more classes of certificates on or before that date.

     PRINCIPAL DISTRIBUTION AMOUNT--On any distribution date, the sum of the following:

     (1) the principal portion of all scheduled monthly payments due during the related due period on each outstanding mortgage loan, whether or not received on or prior to the related determination date;

     (2) the Principal Balance of any mortgage loan repurchased during the related Prepayment Period under the pooling and servicing agreement and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a deleted mortgage loan under the pooling and servicing agreement during the related prepayment period;

     (3) the principal portion of all other unscheduled collections, including principal prepayments in full and curtailments and amounts received in connection with a [Final Disposition] [Cash Liquidation or REO Disposition] of a mortgage loan described in clause (a)(ii)(B), Insurance Proceeds, Liquidation Proceeds; and

     any amounts allocable to principal for any previous distribution date calculated under clauses (1), (2) and (3) above that remain undistributed to the extent that such amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates.

     REALIZED LOSS--The amount determined by the servicer, in connection with any mortgage loan equal to (i) for any liquidated loan, the excess of the principal balance of the liquidated loan plus interest thereon at a rate equal to the applicable Net Mortgage Rate from the due date as to which interest was last paid up to the due date next succeeding such liquidation over proceeds, if any, received in connection with the liquidation, after application of all withdrawals permitted to be made by the servicer from the related Custodial Account for the mortgage loan, (ii) for any mortgage loan which has become the subject of a deficient valuation, the excess of the principal balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the deficient valuation, (iii) for any mortgage loan which has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on that mortgage loan, assuming that the mortgagor pays each monthly payment on the applicable due date and that no principal prepayments are received for that mortgage loan, discounted monthly at the applicable mortgage rate, or (iv) the amount of any reduction by the servicer to the principal balance of that mortgage loan under the pooling and servicing agreement as a result of a default or imminent default.

     RELIEF ACT SHORTFALL--For any distribution date and any mortgage loan, is the amount of any interest that is not collectible from the mortgagor during the related due period under the Relief Act or similar legislation or regulations as in effect from time to time.

     SENIOR CUMULATIVE INTEREST SHORTFALL AND CLASS M CUMULATIVE INTEREST SHORTFALL--For any distribution date, an amount equal to (i) any portion of the related Senior Interest Distribution Amount or Class M Interest Distribution Amount, as applicable, that was not distributed to the Holders of the related Senior Certificates or the Holders of Class M Certificates, as applicable, on any preceding Distribution Date less (ii) any amount described in clause (i) hereof that is included in a Realized Loss that has been allocated to the holders of Class A Certificates, Class R Certificates or Class M Certificates on or prior to that distribution date.

     SENIOR INTEREST DISTRIBUTION AMOUNT--For each distribution date an amount equal to: one-twelfth of the product of the Certificate Principal Balance for the related class of Class A Certificates immediately preceding that distribution date, multiplied by the pass-through rate on that class, provided that if the Available Distribution Amount is insufficient to make the full distributions of interest referred to in this clause, the Available Distribution Amount shall be distributed to the Class A Certificates and the Class R Certificates pro rata based on the full amounts allocable to that class.

     SENIOR PERCENTAGE--As of any date of determination a percentage equal to the lesser of (a) 100% and (b) the aggregate Certificate Principal Balance of the [Class A Certificates and Class R Certificates], immediately prior to that distribution date divided by the aggregate Principal Balance of all of the mortgage loans immediately prior to that distribution date.

     SENIOR PRINCIPAL DISTRIBUTION AMOUNT--On any distribution date, an amount equal to the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount has been distributed and
(b) the Senior Percentage times the Principal Distribution Amount.

DISTRIBUTIONS

     Distributions on the offered certificates will be made by the trustee on the [ ] day of each month or, if that day is not a business day, then the next succeeding business day, commencing in [______ 200_]. Distributions on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the day prior to each distribution date or, if the certificates are no longer DTC registered certificates, on the record date. See "Description of the Securities-Distributions" in the prospectus. Distributions will be made by check or money order mailed, or on the request of a certificateholder owning [Class A Certificates] having denominations, aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person entitled to the distribution, which, in the case of DTC registered certificates, will be DTC or its nominee, as it appears on the trustee's register in amounts calculated as described in this prospectus supplement on the determination date. However, the final distribution relating to the certificates will be made only on presentation and surrender of the certificate at the office or the agency of the trustee specified in the notice to certificateholders of the final distribution. A business day is any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the states of [ ] and [ ] are required or authorized by law to be closed.

INTEREST DISTRIBUTIONS

     Holders of each class of Class A Certificates [and each class of Class R Certificates], will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Class A Certificates [and Class R Certificates] entitled to interest distributions.

     Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date after distributions of interest and principal to the Class A Certificates [and Class R Certificates], and reimbursements for some Advances to the servicer.

     Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

     [However, on any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the servicer, but only to the extent those Prepayment Interest
Shortfalls  do  not  exceed  the  amount  of  the  servicing  fee  due  on  that distribution date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the servicer from servicing compensation or otherwise. No assurance can be given that the servicing compensation will be sufficient to cover the shortfalls on any distribution date. Prepayment Interest Shortfalls will be allocated to all certificates from which the shortfall arose, based on interest accrued on those classes for that distribution date. See "Pooling and Servicing Agreement-Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.]

     If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Class A Certificates [and Class R Certificates] for that distribution date, the shortfall will be allocated among the holders of all classes of Class A Certificates [and Class R Certificates] in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in the definition of Available Distribution Amount preceding paragraph, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

     These shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the preceding paragraph for Prepayment Interest Shortfalls resulting from prepayments in full.

     As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Certificate Principal Balance of that class.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES, CLASS M CERTIFICATES AND CLASS R CERTIFICATES

     Distributions of principal in an amount equal to the Senior Principal Distribution Amount on the Class A Certificates [and Class R Certificates] on each distribution date will be made to the Class A Certificates [and Class R Certificates], after distribution of the Senior Interest Distribution and any Senior Cumulative Interest Shortfall Amount, pro rata, in reduction of their Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

     Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after:

               o    the  sum  of  the  Senior  Interest   Distribution   Amount,
                    Principal Only Distribution Amount and Senior Principal Distribution Amount is distributed,

               o reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "Advances," and

               o the aggregate amount of Accrued Certificate Interest required to be distributed to the class of Class M Certificates on that distribution date is distributed to those Class M Certificates, a distribution allocable to principal equal to the Class M Principal Distribution Amount in reduction of their Certificate Principal Balance until the Certificate Principal Balances of the Class M Certificates has been reduced to "zero."

REMAINING DISTRIBUTIONS

     Any amounts remaining after the distributions to the Class A, [Class R] and Class M Certificateholders on any distribution date shall be paid to the holders of the Class B Certificates and Class R Certificates in accordance with the terms of the Pooling Agreement.

TABLE OF FEES AND EXPENSES

     The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the certificates are outstanding.

     All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

          ITEM                     FEE                   PAID FROM
      ------------                -----      ----------------------------------
      Trustee Fee                 ___bp      Mortgage Loan Interest Collections
      Servicer Fee                ___bp      Mortgage Loan Interest Collections


ASSIGNMENT OF MORTGAGE LOANS

     On the closing date, the sponsor will transfer to the depositor and the depositor will in turn transfer to the trust, all of its right, title and interest in and to each mortgage loan, the related mortgage note and other related documents contained in the mortgage file, including all payments received after the cut-off date, except payments that represent scheduled principal and interest on the mortgage loans due on or before [_______] 1, 200_. Each mortgage loan transferred to the trust will be identified on a schedule and the schedule will be delivered to the trustee under the pooling and servicing agreement. The mortgage loan schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information regarding the mortgage rates on the mortgage loans.

REPRESENTATIONS AND WARRANTIES

     In  the   pooling  and   servicing   Agreement,   the  sponsor   will  make
representations and warranties regarding its ability to sell the mortgage loans.

     The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

     (1) The sponsor or its affiliate is the sole owner of record and holder of the mortgage loan and the indebtedness evidenced by the mortgage note. Immediately prior to the transfer and assignment to the depositor on the closing date, the mortgage loan, including the mortgage note and the mortgage, were not subject to an assignment or pledge, and the sponsor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and following the sale of the mortgage loan, the depositor will own such mortgage loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

     (2) The information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;

     (3) The mortgaged property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the mortgaged property;

     (4) All improvements subject to the mortgage which were considered in determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of the mortgaged property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the mortgaged property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

     (5) The mortgage note and the related mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles; and

     (6) The mortgage loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination of such mortgage loan.

     Under the pooling and servicing agreement, the seller will, on discovery of a breach of any representation and warranty which materially and adversely affects the interest of the certificateholders in the related mortgage loans and mortgage files, have a period of 120 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 120-day period, the sponsor will be obligated to (i) substitute for the defective mortgage loan a replacement mortgage loan if the substitution is within two years of the closing date or (ii) purchase the defective mortgage loan from the trust at a price equal to the outstanding principal balance of the defective mortgage loan as of the date of purchase, plus unpaid interest thereon from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, plus the amount of any unreimbursed servicing advances made by the servicer.

ALLOCATION OF LOSSES; SUBORDINATION

     The subordination provided to the senior certificates by the Class B Certificates and Class M Certificates and the subordination provided to each of the Class M Certificates by the Class B Certificates and will cover Realized Losses on the mortgage loans. Realized Losses will be allocated as follows:

               o    first, to the Class B Certificates; and

               o    second, to the Class M Certificates,

in each case until the certificate principal balance of the class of certificates has been reduced to zero; and thereafter, Realized Losses among all the remaining classes of [Class A Certificates and Class R Certificates] on a pro rata basis, until the Certificate Principal Balances of the [Class A Certificates and the Class R Certificates] has been reduced to zero.

     Investors in the Class A Certificates and Class R Certificates should be aware that the certificate principal balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the mortgage loans. Therefore, the allocation to the Class M Certificates and Class B Certificates of realized losses on the mortgage loans will reduce the subordination provided to the Class A Certificates and Class R Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that realized losses may be allocated to any class of the Class A Certificates and Class R Certificates.

     Any allocation of a Realized Loss to a certificate will be made by reducing:

               o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of the class has been reduced to zero, and

               o    the Accrued  Certificate  Interest for that certificate,  in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

     In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priorities described under "-Principal Distributions on the Senior Certificates" and any class of Class M Certificates with a higher payment priority.

     In order to maximize the likelihood of distribution in full of each Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount, on each distribution date, holders of the Class A Certificates and Class R Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy each Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount. Similarly, and holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates.

     An allocation of a Realized Loss on a pro rata basis among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon for that distribution date in the case of an allocation of the interest portion of a Realized Loss.

     The application of the Senior Accelerated Prepayment Percentage, when it exceeds the Senior Percentage, to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related senior certificates relative to the actual amortization of the mortgage loans. To the extent that the senior certificates are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by the senior certificates in the trust will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class M Certificates and Class B Certificates, thereby increasing, relative to their respective certificate principal balances, the subordination afforded the senior certificates by the Class M Certificates and the Class B Certificates collectively.

                                  THE SERVICERS

GENERAL

     Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. In the event of a default by a servicer under the related servicing agreement, the trustee will be required to enforce any remedies against the servicer, and shall either find a successor servicer or shall assume servicing obligations for the related mortgage loans itself.

     The servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension; provided further that the servicer may not waive any prepayment charge or portion thereof required by the terms of the related mortgage note unless (i) the mortgage loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the mortgage loans and (b) would, in the reasonable judgment of the related servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan or (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. The servicer may also waive or modify any term of a loan so long as the servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

     [[For subprime loans] In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.]

     The servicers will be responsible for the servicing of the mortgage loans covered by the related servicing agreement. All collections of principal and interest on any mortgage loans, including but not limited to principal prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the applicable servicer out of liquidation proceeds in accordance with the applicable servicing agreement), the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds (less the servicing fee) will be deposited in a Collection Account, held by a designated depository institution and segregated on the books of such institution in the name of the trustee for the benefit of certificateholders. Amounts on deposit in a Collection Account may be invested in Permitted Investments. Such Permitted Investments shall mature the second business day immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the related servicer under applicable the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the related servicer. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account. SEE "DESCRIPTION OF THE SECURITIES-THE DISTRIBUTION ACCOUNT" IN THE PROSPECTUS.

     The information set forth in the following paragraphs with respect to the servicers has been provided by the respective party.

THE SERVICERS

     [Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the related servicing agreements.

     The servicers shall not be under any liability to the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, except that the servicers shall be liable for any breach of representations or warranties made by it in the pooling and servicing agreement. In addition, the servicers shall not be liable for willful misfeasance, bad faith or negligence in the performance of duties or for reckless disregard of its obligations and duties under the transaction documents. The servicers and any director, officer, employee or agent of the related servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents. The servicers and any director, officer, employee or agent of the related servicer shall be indemnified by the trust fund out of the Collection Account and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

     The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the servicers in the aggregate.

    NAME OF SERVICER            TOTAL
    ----------------            -----
   [Name of Servicer]
 [Additional Servicers]


[NAME OF SERVICER]

     The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer's form of organization].

     [Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

     [The following table describes size, composition and growth of [Name of Servicer]'s total residential mortgage loan servicing portfolio as of the dates indicated.]

                         DECEMBER 31, 2003    DECEMBER 31, 2004    DECEMBER 31, 2005          [ ] 2006
                         -----------------    -----------------    ------------------    ------------------
                                   TOTAL               TOTAL                  TOTAL                TOTAL
                                 PORTFOLIO           PORTFOLIO              PORTFOLIO             PORTFOLIO
       LOAN TYPE         NUMBER  OF LOANS     NUMBER OF LOANS     NUMBER    OF LOANS     NUMBER   OF LOANS
--------------------     ------  ---------    ------ ---------    ------    ---------    ------   ---------
Residential Mortgage
Loans...............


     [Describe any material changes in [Name of Servicer]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[ADDITIONAL SERVICERS]

     [Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer will be entitled to receive each month a servicing fee equal to one-twelfth of the per annum rate established for each mortgage loan as the servicing fee rate on the Principal Balance of each mortgage loan. The servicing fee relating to each mortgage loan will be retained by the servicer from payments and collections, including Insurance Proceeds and Liquidation Proceeds, for that mortgage loan. The servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Custodial Account, all default charges and all prepayment, late payment and assumption fees and other fees payable by the mortgagor under the related mortgage note.

     The servicer will pay all expenses incurred in connection with its responsibilities under the pooling and servicing agreement, including all fees and expenses payable to any subservicer and the various expenses discussed in the prospectus. See "Description of the Certificates--Servicing by Unaffiliated Sellers" in the prospectus.

PERMITTED INVESTMENTS

     To the extent provided in the related servicing agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments. Such Permitted Investments shall mature the second business day immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the servicer under the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the servicer. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account.

     Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a Permitted Investment:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

          (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

          (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by Moody's, "A-1" or higher by S&P and "F-1" or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the trustee in exchange for such collateral, and (C) be delivered to the trustee or, if the trustee is supplying the collateral, an agent for the trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each Rating Agency that rates such securities at the time of such investment;

          (vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (vii) which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody's and Fitch and or "AAAm" or "AAAm-G" by S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein) including money market funds of a servicer or the trustee and any such funds that are managed by a servicer or the trustee or their respective affiliates or for a servicer or the trustee or any affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

          (viii) such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the ratings of the certificates.

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

ADVANCES

     Prior to each distribution date, the servicer is required to make Advances of monthly payments which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

     These Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the certificates. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to the application of the Relief Act or similar legislation or regulations. Any failure by the servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default, in which case the trustee, as successor servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

     All Advances will be reimbursable to the servicer on a first priority basis from either (i) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (i) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the certificates. The effect of these provisions on the Class M Certificates is that, for any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for the Advance will be borne first by the holders of the Class B Certificates, and then by the holders of the class of Class M Certificates to the extent of the amounts otherwise distributable to them, except as provided above.

OPTIONAL TERMINATION

     The servicer will have the option, on any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the offered certificates. Any purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of
(a) 100% of the unpaid principal balance of each mortgage loan as of the date of repurchase plus (b) accrued interest on each mortgage loan at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed. Distributions on the certificates relating to any optional termination will be paid, first, to the Class A Certificates and the Class R Certificates, pro rata, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates.

     On presentation and surrender of the offered certificates in connection with the termination of the trust under the circumstances described above, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of that class plus interest thereon at the then-applicable pass-through rate, plus any previously unpaid interest, reduced, as described above, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

                                   THE TRUSTEE

GENERAL

     _____________, a national banking association, will act as trustee for the certificates pursuant to the Agreement. The trustee has its corporate trust offices at [_______________________]. The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. In these circumstances, the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The pooling and servicing agreement requires the trustee to maintain, at its own expense, an office or agency in New York City where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar relating to the certificates under the pooling and servicing agreement may be served.

     The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee.

     The trustee will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

     The issuing entity's annual reports on Form 10-K, periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to these reports will be posted on the trustee's intenet website as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the trustee's website is: __________. See "ADDITIONAL INFORMATION" in the prospectus.

     [Description of the extent of trustee's prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

     The trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the trustee, including:

1. Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the pooling and servicing agreement, the trustee shall examine them to determine whether they are in the required form; provided, however, that the trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

2. Except for those actions that the trustee is required to take under the pooling and servicing agreement, the trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

     If an Event of Default has occurred and has not been cured or waived, the trustee shall exercise such of the rights and powers vested in it by the pooling and servicing agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1. Execute and deliver, on behalf of the servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

2. The trustee shall automatically become the successor in all respects to the servicer after the servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the servicer by the terms and provisions of the pooling and servicing agreement.

3. Upon any termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the certificate register and to the Rating Agencies.

     For further discussion of the duties of the trustee, please see "The Trust Fund-Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer" in the prospectus.

THE ISSUING ENTITY

     Home Equity Mortgage Trust ____-__ is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement among the depositor, sponsor, servicer and the trustee, dated as of [____], 2006 (the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 66-2/3% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Trust Fund-- Amendment" in the prospectus.

     The assets of the issuing entity will consist of the mortgage loans and certain related assets.

     The issuing entity's fiscal year end is [December 31].


                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

FACTORS AFFECTING PREPAYMENTS AND DEFAULTS ON THE MORTGAGE LOANS

     The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

     The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. The rate of prepayments on mortgage loans is also influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if interest rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to a higher incidence of prepayment. On the other hand, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to a lower incidence of prepayment. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates.

     The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment penalty, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics."

     Investors in the offered certificates should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of low prevailing interest rates. During these periods, the effective interest rates on securities in which an investor in the offered certificates may choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by the certificates. On the other hand, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates may coincide with periods of high prevailing interest rates. During these periods, the amount of principal distributions available to an investor in the offered certificates for reinvestment at the high prevailing interest rates may be relatively low.

     All of the mortgage loans will contain due-on-sale clauses. The sale of mortgaged properties encumbered by non-assumable mortgage loans will result in the prepayment of the mortgage loans and a corresponding decrease in the weighted average life of the applicable class of offered certificates. See "Maturity and Prepayment Considerations" in the prospectus.

     The mortgage loans have been originated with underwriting standards that are less stringent than underwriting standards employed by Freddie Mac and Fannie Mae and, as a result, may experience a higher rate of default than mortgage loans originated with more stringent underwriting standards. In addition, there is significant geographic concentration in the mortgage pool, which could also increase the risk of loss on the Mortgage loans. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement.

     The assumed scheduled final distribution date for the offered certificates is [________] 20__ which is the distribution date occurring in the month following the month in which the latest stated maturity of any mortgage loan in the mortgage pool.

     No event of default, change in the priorities for distribution among the classes or other provision under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any offered certificates on or before its assumed final distribution date.

STRUCTURING ASSUMPTIONS

     For purposes of preparing the table below, indicating the percentage of initial Certificate Principal Balance outstanding and the weighted average life of the offered certificates under various prepayment scenarios, the following modeling assumptions (the "Structuring Assumptions") have been made:

the mortgage loans consist of the following characteristics:

                                MORTGAGE LOANS

                  Aggregate principal balance                    $
                  Weighted Average Mortgage Rate                 %
                  Servicing Fee Rate                             %
                  Original term to maturity (months)
                  Remaining term to maturity (months)

     (1)  there are no repurchases of the mortgage loans;

     (2)  the certificates will be purchased on [___________, 20__];

     (3) distributions on the certificates will be made on the 19th day of each month, commencing in [___________, 20__];

     (4) no mortgage loan is delinquent and there are no Realized Losses while the certificates are outstanding;

     (5) there are no Prepayment Interest Shortfalls or shortfalls of interest with regard to the mortgage loans;

     (6)  there is no optional termination of the trust by the servicer.

     These Structuring Assumptions have been based on the weighted average characteristics of the mortgage loans. The actual characteristics of many of the mortgage loans may vary significantly from these Structuring Assumptions.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A 100% prepayment assumption assumes a constant prepayment rate of 0.0% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirteenth month. Beginning in the thirteenth month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a constant prepayment rate of 6.0% per annum each month. As used in the table below, a 0% prepayment assumption assumes prepayment rates equal to 0% of prepayment assumption, no prepayments. Correspondingly, a 100% prepayment assumption assumes prepayment rates equal to 100% of prepayment assumption, and so forth. Prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

     The actual characteristics and performance of the mortgage loans will differ from the Structuring Assumptions used in constructing the tables shown below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at the same rate until maturity. Any difference between the Structuring Assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentage of initial Certificate Principal Balance outstanding over time and the weighted average life of the offered certificates.

               [TABLES REGARDING CLASS M CERTIFICATES TO BE ADDED]

                         FEDERAL INCOME TAX CONSEQUENCES

     [Orrick, Herrington & Sutcliffe LLP] [Sidley Austin LLP][Thacher Proffitt & Wood LLP] [McKee Nelson LLP], counsel to the depositor, has filed with the depositor's registration statement an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will qualify as one or more REMICs under the Internal Revenue Code.

         For federal income tax purposes:

     o the Class R Certificates will constitute the sole class of "residual interests" in each REMIC, and

     o each class of Class A Certificates, Class M Certificates and Class B Certificates will represent ownership of "regular interests" in the upper tier REMIC and will be treated as debt instruments of the upper tier REMIC.

     See "Material Federal Income Tax Consequences--Classification of REMICs and FASITs" in the prospectus.

     For federal income tax reporting purposes, the [Class [__] Certificates will] [the Class [__] Certificates may] [and Class [__] Certificates will not] be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to [100]% of the prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--Taxation of Owners of REMIC and FASIT RegulaR Certificates--Original Issue Discount" in the prospectus.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

     In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the certificateholders and the IRS.

     Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize this premium. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates" and "--Premium" in the prospectus.

     The [offered certificates] will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section  856(c)(4)(A)  of the  Internal  Revenue  Code  generally  in  the  same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the Principal Only Certificates, can qualify as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in offered certificates that will be generally treated as assets described in
Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of a certificate pursuant to the right of the servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Description of the Certificates--Termination" and "Material Federal Income Tax Consequences--Taxation of Owners of REMIC ResiduaL Certificates--Prohibited Transaction and Other Taxes" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS R CERTIFICATES

     The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Class R Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class R Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Class R Certificates, including:

     o the requirement that any transferee of a Class R Certificate provide an affidavit representing that the transferee:

     o    is not a disqualified organization;

     o is not acquiring the Class R Certificate on behalf of a disqualified organization; and

     o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class R Certificate;

     o a provision that any transfer of a Class R Certificate to a disqualified organization shall be null and void; and

     o a grant to a servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class R Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Class R Certificates may not be transferred to non-United States persons.

     The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interest will continue to remain liable for any taxes due with respect to the income on the residual interest, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class R Certificates. All transfers of the Class R Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Class R Certificate being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--NoneconomIc REMIC Residual Certificates" in the prospectus.

     The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier interest accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Class R Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier interest accrual periods and the deferral of corresponding tax losses or deductions until later interest accrual periods or until the ultimate sale or disposition of a Class R Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Class R Certificateholders' after-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of cash distributions on the Class R Certificates over their life.

     An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class R Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through Of Miscellaneous Itemized Deductions" in the prospectus.

     Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Class R Certificates.

     For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC ResiduaL Certificates" in the prospectus.

     The initial owner of the Class R Certificates is ______________.

                             METHOD OF DISTRIBUTION

     In accordance with the terms and conditions of an underwriting agreement, dated [__________], 200_, Credit Suisse First Boston LLC has agreed to purchase and the depositor has agreed to sell the Class A Certificates and the Class M Certificates, [except that a de minimis portion of the Class R Certificates will be retained by [____________]]. The certificates being sold to the underwriter are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about [________, 200_], against payment therefor in immediately available funds. It is expected that the Class R Certificates will be available for delivery at the office of the underwriter, against payment therefor in immediately available funds. In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of the underwritten certificates are purchased thereby.

     The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the underwritten certificates is conditioned upon, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect the transactions by selling the certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of any underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately [___]% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest from the cut-off date. The underwriter will sell the underwritten certificates, other than the Class R Certificates, to the sponsor.

     The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

     The primary source of information available to investors concerning the underwritten certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the certificates will be passed on for the depositor and the underwriter by [Orrick, Herrington & Sutcliffe LLP, Los Angeles, California] [Sidley Austin LLP, New York, New York][Thacher Proffitt & Wood LLP, New York, New York] [McKee Nelson LLP]. Legal matters relating to the sponsor and the servicer will be passed on by [___________________].


                                LEGAL PROCEEDINGS


     [There are no material legal proceedings pending against the sponsor, the depositor, the trustee, the issuing entity, [any affiliated servicer, any 20% concentration unaffiliated servicer, any 20% concentration originator] or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

     [There are no affiliations between the sponsor, the depositor or the issuing entity and [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are no affiliations among [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

                                     RATINGS

     It is a condition to the issuance of the Class A Certificates, other than the Principal Only Certificates, and the Class R Certificates, that they be rated "AAA" by [___________________] and [__________________]. It is a condition to the issuance of the Class M Certificates that they be rated not lower than "[_____]," "[_____]"and "[_____]," respectively, by [__________].

     The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which the certificateholders are entitled. The rating process addresses the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which any prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement for the offered certificates.

     The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

     The [Class A Certificates and Class M Certificates] will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the __________ preemption provisions of SMMEA.

     The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to cause an employee benefit plan or other retirement arrangements ("Plans") subject to Title I of ERISA and/or to
Section 4975 of the Internal Revenue Code (or any entities in which such Plans or arrangements invest including insurance company general or separate accounts) to acquire any of the offered certificates are encouraged to consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the Plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest relating to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving Plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those Plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these Plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment in certain classes to the rate of principal payments, including prepayments, on the mortgage loans.

     The U.S. Department of Labor has granted to a predecessor of Credit Suisse First Boston LLC an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of particular secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. It is expected that the Exemption may apply to the acquisition and holding of the offered certificates (other than the Class R Certificates) and that all of the conditions of the Exemption will be met other than those within the control of the investors, although a fiduciary of a Plan should make its own determination as to whether such conditions are satisfied. For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

     The rating of a class of certificates may change. If the rating of a class of certificates declines below BBB-, if such class of certificates is rated by S&P or Fitch, or Baa3, if such class of certificates is rated by Moody's Investors Service, Inc., that class of certificates will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it). Such a certificate could, however, satisfy the requirements for relief under PTCE 95-60, relating to sales to insurance company general accounts.

     Section 401(c) of ERISA provides guidance with respect to the application of the Plan asset rules to insurance company general accounts. The U.S. Department of Labor has issued final regulations under Section 401(c) of ERISA (the "Section 401(c) Regulations"), which generally became effective July 5, 2001. Insurance companies contemplating the investment of general account assets in the offered certificates are encouraged to consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to hold the offered certificates.

     Because the characteristics of the Class R Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of these certificates by a Plan or by individual retirement accounts or other Plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class R Certificates will not be registered by the trustee unless the trustee receives the following:

     o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a Plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of such a Plan arrangement or using the assets of such a Plan or arrangement to effect that transfer; or

     o an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a Plan, or by any person acting on behalf of a Plan or using a Plan's assets, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the trustee or the servicers to any obligation in addition to those undertaken in the pooling and servicing agreement.

     In the event that a representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                           CREDIT SUISSE FIRST BOSTON

                                   UNDERWRITER

                    MORTGAGE-BACKED PASS-THROUGH CERTIFICATES

                                 SERIES 200____


                                 [-------------]

                                   $----------


                              PROSPECTUS SUPPLEMENT


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until [___________________, 200_].

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                                       VERSION 2

                              SUBJECT TO COMPLETION
             PRELIMINARY PROSPECTUS SUPPLEMENT DATED JANUARY 6, 2006 Prospectus supplement dated __________________, _____ (to prospectus dated
                                                       --------------, ----)
                                                             $--------

                                                         [---------------]
                                     SPONSOR

                           CREDIT SUISSE FIRST BOSTON
                            MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

          MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 200__-____

                       HOME EQUITY MORTGAGE TRUST ____-__

                                     ISSUER

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[__] IN THIS PROSPECTUS SUPPLEMENT.

The certificates offered hereby represent an interest in and obligation of the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].


---------------------------- --------------- ------------------- ---------------
                                                  INITIAL           SCHEDULED
                              PASS-THROUGH      CERTIFICATE      FINAL MATURITY
           CLASS                  RATE       PRINCIPAL BALANCE        DATE
Class A Certificates:
   (A-1).................      Adjustable    $__________         [____ __, 20__]
                                  Rate
   (A-2).................        ____%       $__________         [____ __, 20__]
   (A-3).................        ____%       $__________         [____ __, 20__]
Total Class A Certificates                   $[_________]

---------------------------- --------------- ------------------- ---------------


THE TRUST

The trust will hold a pool of [one- to four-family residential] [commercial] [multifamily] mortgage loans.

OFFERED CERTIFICATES

The trust will issue these classes of certificates that are offered under this prospectus supplement:

     o    [_] classes of Class A Certificates

CREDIT ENHANCEMENT

Credit enhancement for all of these certificates will be provided by subordinated certificates, overcollateralization represented by the excess of the balance of the mortgage loans over the balance of the Class A Certificates, [and a financial guaranty insurance policy issued by [_____].

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

[Underwriter] will offer the Class A Certificates subject to availability.

                              [NAME OF UNDERWRITER]
                                   UNDERWRITER

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," "assumed characteristics," "structuring assumptions," "prepayment assumption," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                TABLE OF CONTENTS

                           [Insert Here]

                                     SUMMARY

         The following summary is a brief description of the important features of the offered certificates but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuing Entity...........................   Home Equity Mortgage Trust ____-__.

Title of securities......................   [_____________________
                                            Mortgage-Backed Pass-Through
                                            Certificates, Series 200__-___].

Depositor................................   Credit Suisse First Boston
                                            Mortgage Securities Corp.

Sponsor..................................   [______________________________].

Servicer.................................   [______________________________].

Trustee..................................   [______________________________].

Financial guaranty insurer...............   [______________________________].

Mortgage pool............................   [______][fixed][adjustable]
                                            rate mortgage loans with an
                                            aggregate principal balance of
                                            approximately $[ ] as of the cut-off
                                            date,  secured by [first/junior]
                                            liens on [one- to four-family
                                            residential] [commercial]
                                            [multifamily] properties.

Cut-off date.............................   [________________] 1, [______].

Closing date.............................   On or about
                                            [_______________, 200__].

Distribution date........................   Beginning on  [______________,
                                            200__],  and thereafter on the [ ]
                                            day of each month, or if the [ ] day
                                            is not a business day, on the next
                                            business day.

Scheduled final distribution date........   [_______________,  20__].  The
                                            actual  final  distribution
                                            date could be  substantially
                                            earlier.

Form of offered certificates.............   Book-entry.  See  "Description  of
                                            the  Certificates-book-entry
                                            Registration"  in  This
                                            Prospectus Supplement.

Minimum denominations....................   $25,000.

                              OFFERED CERTIFICATES

               CLASS                  PASS-THROUGH       INITIAL       INITIAL RATING          DESIGNATIONS
                                          RATE         CERTIFICATE          ( / )
                                                        PRINCIPAL
Class A Certificates:
   (A-1)                               Adjustable    $__________       AAA/AAA          Senior/Adjustable Rate
                                          Rate
   (A-2)                                  ____%      $__________       AAA/AAA          Senior/Fixed Rate
   (A-3)                                  ____%      $__________       AAA/AAA          Senior/Lockout/Fixed Rate

Total Class A Certificates                           $[_________]

                            NON-OFFERED CERTIFICATES
Class SB and Class R Certificates:
   SB                                      N/A       $[_________]      N/A              Subordinate
   R                                       N/A       $[_________]      N/A              Subordinate
Total Class SB and Class R                           $[_________]
Certificates:
Total offered and non-offered                        $[_________]
certificates

Other Information:

Class A-1:
          ADJUSTABLE RATE                INITIAL             FORMULA                         MAXIMUM
             Class A-1                    [__]%      One-Month     LIBOR    +  Weighted  average net mortgage  rate
                                                     [____]%                   on the mortgage loans


NOTE:

The certificates offered hereby represent interests solely in the issuing entity and do not represent interests in or obligations of the sponsor, depositor or any of their affiliates.

The depositor will establish a trust with respect to the Mortgage-Backed Pass-Through Certificates, Series 200_-__ under a pooling and servicing agreement. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

[The trust will also include credit enhancement for the Class A Certificates in the form of a financial guaranty insurance policy provided by ____________.]

THE ORIGINATORS

Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

THE MORTGAGE POOL

The mortgage loans to be deposited into the trust have the following characteristics as of the cut-off date:

                                 [INSERT TABLE]

[The interest rate on the mortgage loans will adjust on each adjustment date to equal the sum of Six-Month LIBOR and the note margin on the mortgage, subject to a maximum and minimum interest rate. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.]

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE POOL SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

REMOVAL, SUBSTITUTION AND REPURCHASE OF A MORTGAGE LOAN

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 120 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, either (a) provide the trustee with a substitute mortgage loan, or (b) purchase such mortgage loan from the trustee within 120 days from the date the sponsor was notified of such defect in writing.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

     o collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections [PLUS]

     o    [advances for delinquent payments] MINUS

     o the fees and expenses of the subservicers and the servicer, including reimbursement for advances [MINUS]

     o    [the premium paid to the financial guaranty insurer].

SEE "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS--AVAILABLE DISTRIBUTION AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF DISTRIBUTIONS. Distributions on the offered certificates will be made from available amounts as follows:

     o    [Payment to servicer for certain unreimbursed advances]

     o    Distribution of interest to the Class A Certificates

     o    Distributions of principal to the Class A Certificates

     o [Reimbursement to the financial guaranty insurer for payments made by the financial guaranty insurer to the Class A Certificates]

     o Payments of excess interest payments on the mortgage loans to make principal payments on the Class A Certificates, until the amount of overcollateralization reaches the required amount

     o Distributions of interest in respect of prepayment interest shortfalls on the Class A Certificates

     o    Distribution   of  remaining  funds  to  the  Class  SB  and  Class  R
          Certificates

INTEREST DISTRIBUTIONS. The amount of interest owed to each class of Class A Certificates on each distribution date will equal:

     o    the pass-through rate for that class of certificates MULTIPLIED BY

     o the principal balance of that class of certificates as of the day immediately prior to the related distribution date multiplied BY

     o 1/12, in the case of the fixed-rate certificates or the actual number of days in the interest accrual period divided by 360, in the case of the adjustable rate certificates MINUS

     o the share of some types of interest shortfalls allocated to that class.

SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the required amount of overcollateralization is reached, ALL principal payments on the mortgage loans will be distributed among the Class A Certificates, unless the Class A Certificates are no longer outstanding.

In addition, the Class A Certificates will receive a distribution in respect of principal, to the extent of any excess interest payments on the mortgage loans available to cover losses and then to increase the amount of overcollateralization until the required amount of overcollateralization is reached. In addition, the Class A Certificates will receive a distribution of principal from the financial guaranty insurance policy to cover losses on the mortgage loans allocated to the Class A Certificates.

SEE "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the certificates consists of:

EXCESS INTEREST. Because more interest is paid by the mortgagors than is necessary to pay the interest on the certificates each month, there will be excess interest. Some of this excess interest may be used to protect the certificates against some losses, by making an additional payment of principal up to the amount of the losses.

OVERCOLLATERALIZATION. Any excess interest not used to cover interest shortfalls or current period losses will be paid as principal on the Class A Certificates to reduce the principal balance of the Class A Certificates below the aggregate principal balance of the mortgage loans. The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the certificates as principal. This will reduce the principal balance of the certificates faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached.

SEE "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

[THE FINANCIAL GUARANTY INSURANCE POLICY

_____________ will issue a financial guaranty insurance policy as a means of providing additional credit enhancement for the Class A Certificates. Under the policy, the financial guaranty insurer will pay an amount that will cover any shortfalls in amounts available to pay the interest distribution amount for the Class A Certificates on any distribution date, the principal portion of any losses on the mortgage loans allocated to the Class A Certificates and any unpaid certificate principal balance of the Class A Certificates on the final distribution date. The financial guaranty insurance policy will not provide coverage for prepayment interest shortfalls.]

[SEE "DESCRIPTION OF THE CERTIFICATES--FINANCIAL GUARANTY INSURANCE POLICY" AND "THE FINANCIAL GUARANTY INSURER" IN THIS PROSPECTUS SUPPLEMENT.]

[ADVANCES

For any month, if the servicer does not receive the full scheduled payment on a mortgage loan, the servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES--ADVANCES" IN THIS PROSPECTUS SUPPLEMENT.]

SERVICING FEE

With respect to each mortgage loan, the amount of the servicing fee that shall be paid to the related servicer is the product of (a) one month's interest on the stated principal balance on such mortgage loan in the month of such distribution date and (b) [__]%, less compensating interest payments. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the interest portion of such scheduled monthly payments collected by the related servicer.

OPTIONAL TERMINATION

On any distribution date on which the principal balances of the mortgage loans is less than or equal to 10% of their principal balances as of the cut-off date, the servicer will have the option to:

     o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates;

     OR

     o    purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest. However, no purchase of the mortgage loans or certificates will be permitted if it would result in a draw under the policy unless the financial guaranty insurer consents to the termination. In either case, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the certificates. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE CERTIFICATES--TERMINATION" IN THE PROSPECTUS.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-[ ] of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

LEGAL INVESTMENT

When issued, the Class [ ] Certificates will not be "mortgage related securities" for purposes of SMMEA. You are encouraged to consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT FOR IMPORTANT INFORMATION CONCERNING POSSIBLE RESTRICTIONS ON OWNERSHIP OF THE OFFERED CERTIFICATES BY REGULATED INSTITUTIONS.

ERISA CONSIDERATIONS

It is expected that the offered certificates, other than the Class R-I and Class R-II Certificates, may be purchased by a pension or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. Sales of the Class R Certificates to these plans or retirement accounts are prohibited.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust as one or more real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the trust and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each of the Class R Certificates will be the sole residual interest in each of the real estate mortgage investment conduits.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, INCLUDING IMPORTANT INFORMATION REGARDING THE TAX TREATMENT OF THE CLASS R CERTIFICATES, SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                              TRANSACTION STRUCTURE

                                  RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

SOME  OF THE  MORTGAGE  LOANS  PROVIDE  FOR
LARGE PAYMENTS AT MATURITY.

Approximately ___% of the mortgage loans (based on principal balances) are not fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., a balloon amount) at their stated maturity. Mortgage loans which require payment of a balloon amount involve a greater degree of risk because the ability of a mortgagor to pay a balloon amount typically will depend upon the mortgagor's ability either to timely refinance the loan or to sell the related mortgaged property.

SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

ADVERSE ENVIRONMENTAL CONDITIONS ON THE MORTGAGED PROPERTY MAY REDUCE OR DELAY YOUR PAYMENTS.

The trust could  become  liable for an  environmental  condition  at a mortgaged
property.   Any  potential   liability   could  reduce  or  delay   payments  to
certificateholders.

"Phase I" environmental assessments have been performed on all but [ ] of the mortgaged properties, which constitutes [ ]% of the initial pool balance. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

     o [in which the adverse conditions were remediated or abated before the date of issuance of the certificates;

     o in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was recommended;

     o involving a leaking underground storage tank or groundwater contamination at a nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

     o in which groundwater, soil or other contamination was identified or suspected, and an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

     o    involving radon; or

     o in which the related borrower has agreed to seek a "case closed" status for the issue from the applicable governmental agency.

Some of the mortgage loans carry environmental insurance which may provide coverage in an amount equal to all or a portion of the principal amount of the loan or an amount necessary to provide for certain remediation expenses. There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

To decrease the likelihood of environmental liability against the trust, the servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation.

SEE "DESCRIPTION OF THE MORTGAGE POOL--UNDERWRITING STANDARDS--ENVIRONMENTAL ASSESSMENTS" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE CERTIFICATES--ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS," "RISK FACTORS--ENVIRONMENTAL CONDITIONS MAY SUBJECT THE MORTGAGED PROPERTY TO LIENS OR IMPOSE COSTS ON THE PROPERTY OWNER" AND "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--ENVIRONMENTAL LEGISLATION" IN THE PROSPECTUS.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS.

THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS AND OTHER FACTORS.

[Approximately ___% of the mortgage loans permit the mortgagor to convert the adjustable rate on the mortgage loan to a fixed rate. Upon the conversion, the subservicer or the servicer will repurchase the mortgage loan, which will have the same effect as a prepayment in full. Mortgagors may be more likely to exercise their conversion options when interest rates are rising. As a result, the certificates may receive greater prepayments at a time when prepayments would not normally be expected.]

SEE "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

THE YIELD ON YOUR CERTIFICATES WILL BE AFFECTED BY THE SPECIFIC CHARACTERISTICS THAT APPLY TO THAT CLASS, DISCUSSED BELOW.

The offered certificates of each class have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of yield considerations and prepayment sensitivities of each class.

SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

[CLASS A-3 CERTIFICATES

It is not expected that the Class A-3 Certificates will receive any distributions of principal until the distribution date in _____________. Until the distribution date in ___________, the Class A-3 Certificates may receive a portion of principal prepayments that is smaller than its pro rata share of principal prepayments.]

[RISKS     PARTICULAR    TO     MULTIFAMILY
PROPERTIES:]

[REDUCTIONS IN OCCUPANCY AND RENT LEVELS ON MULTIFAMILY PROPERTIES COULD ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

[ ] mortgaged properties, securing mortgage loans that represent [ ]% of the initial pool balance, are multifamily rental properties. A decrease in occupancy or rent levels could result in realized losses on the mortgage loans. Occupancy and rent levels on multifamily properties may be adversely affected by:

     o local, regional or national economic conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;

     o    construction of additional housing units in the same market;

     o    local military base or industrial/business closings;

     o    developments at local colleges and universities;

     o national, regional and local politics, including current or future rent stabilization and rent control laws and agreements;

     o    trends in the senior housing market;

     o the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

     o lack of amenities, unattractive physical attributes or bad reputation of the mortgaged property.]


[STUDENT HOUSING CONCENTRATIONS MAY AFFECT CASH FLOW OF A MULTIFAMILY PROPERTY.

[ ] of the mortgaged properties, securing mortgage loans that represent [ ]% of the initial pool balance, are student housing or have high concentrations of student tenants. In addition to other multifamily real estate risks, student housing risks include:

     o increased influence of economic, social, governmental and demographic factors as they relate to the number of students attending colleges and universities in need of student housing;

     o reliance upon the well-being of the colleges or universities to which the facilities relate;

     o student housing facilities are subject to competition from colleges and universities as well as other providers of student housing and physical layouts may not be readily convertible to traditional multifamily use;

     o maintenance and insurance costs of student housing can exceed the typical costs of other multifamily housing;

     o tenants or sub-tenants are individuals who often have little or no credit history, may not have parental guarantees and are not tied to the local community; and

     o turnover of tenants or sub-tenants can be significant and student housing is less utilized or subject to reduced rents during summer months.

[ ] mortgaged properties, consisting principally of student housing, securing mortgage loans that represent [ ]% of the initial pool balance are primarily leased to one tenant, which increases the adverse effect of a tenant default or lease termination. SEE "DESCRIPTION OF THE MORTGAGE POOL--SIGNIFICANT MORTGAGE LOANS--[ ]" IN THIS PROSPECTUS SUPPLEMENT AND "--LOSSES MAY BE CAUSED BY TENANT CREDIT RISK ON THE MORTGAGE LOANS" BELOW.]

[RESTRICTIONS IMPOSED ON MULTIFAMILY PROPERTIES BY GOVERNMENT PROGRAMS COULD ALSO ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

Tax credit, and city, state and federal housing subsidies or similar programs may apply to multifamily properties. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These programs may include:

     o rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

     o tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.]

[RISKS PARTICULAR TO OFFICE PROPERTIES:]

[ECONOMIC DECLINE IN TENANT BUSINESSES OR CHANGES IN DEMOGRAPHIC CONDITIONS COULD ADVERSELY AFFECT THE VALUE AND CASH FLOW FROM OFFICE PROPERTIES.

[ ] mortgaged properties, securing mortgage loans that represent [ ]% of the initial pool balance, are office properties.

Economic decline in the businesses operated by the tenants of office properties may increase the likelihood that a tenant may be unable to pay its rent, which could result in realized losses on the mortgage loans. A number of economic and demographic factors may adversely affect the value of office properties, including:

     o    the quality of the tenants in the building;

     o the physical attributes of the building in relation to competing buildings;

     o    access to transportation;

     o    the availability of tax benefits;

     o the strength and stability of businesses operated by the tenant or tenants;

     o    the desirability of the location for business; and

     o the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

     These risks may be increased if revenue depends on a single tenant, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. [ ] of the mortgaged properties representing [ ]% of the initial pool balance are secured by single tenant office properties. FOR A DESCRIPTION OF RISK FACTORS RELATING TO SINGLE TENANT PROPERTIES, SEE "--LOSSES MAY BE CAUSED BY TENANT CREDIT RISK ON THE MORTGAGE LOANS" BELOW.]

[COMPETITION WITH OTHER OFFICE PROPERTIES COULD ALSO ADVERSELY AFFECT THE VALUE AND CASH FLOW FROM OFFICE PROPERTIES.

Competition from other office properties in the same market could decrease occupancy or rental rates at office properties. Decreased occupancy could result in realized losses on the mortgage loans.Competition is affected by a property's age, condition, design, such as floor sizes and layout, location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.]

[RISKS PARTICULAR TO RETAIL PROPERTIES:]

[A SIGNIFICANT TENANT CEASING TO OPERATE AT A RETAIL PROPERTY COULD ADVERSELY AFFECT ITS VALUE AND CASH FLOW.

[ ] mortgaged properties, securing mortgage loans that represent [ ]% of the initial pool balance, are retail properties.

A significant tenant ceasing to do business at a retail property could result in realized losses on the mortgage loans. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. There is no guarantee that any tenants will continue to occupy space in the related retail property.

Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of tenant businesses and property value is more direct for retail properties than other types of commercial property. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at that property. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly impacting sales at the remaining retail tenants. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

These risks may be increased when the property is a single tenant property. [ ] of the mortgaged properties representing [ ]% of the initial pool balance are single tenant retail properties. FOR A DESCRIPTION OF RISK FACTORS RELATING TO SINGLE TENANT PROPERTIES, SEE "-- LOSSES MAY BE CAUSED BY TENANT CREDIT RISK ON THE MORTGAGE LOANS" BELOW.]

[RETAIL PROPERTIES ARE VULNERABLE TO CHANGES IN CONSUMER PREFERENCES.

Changes in consumer preferences and market demographics may adversely affect the value and cash flow from retail properties, particularly properties with a specially retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

     o    changes in consumer spending patterns;

     o local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

     o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of the neighborhood; and

     o the need to make major repairs or improvements to satisfy major tenants.]

[COMPETITION   FROM   ALTERNATIVE    RETAIL
DISTRIBUTION  CHANNELS MAY ADVERSELY AFFECT
THE  VALUE   AND  CASH  FLOW  FROM   RETAIL
PROPERTIES.

Retail properties face competition from sources outside their local real estate market. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. These alternative retail outlets are often characterized by lower operating costs. Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.]

[RISKS PARTICULAR TO INDUSTRIAL PROPERTIES:]

[CHANGES IN ECONOMIC DEMOGRAPHIC CONDITIONS COULD ADVERSELY AFFECT THE VALUE AND CASH FLOW FROM INDUSTRIAL PROPERTIES.

[ ] mortgaged properties, securing mortgage loans that represent [ ]% of the initial pool balance, are industrial properties. Economic decline in the businesses operated by the tenants of industrial properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates.

These risks are similar to those of tenants of office properties. Industrial properties, however, may be more dependent on a single tenant. [ ] of the mortgaged properties representing [ ]% of the initial pool balance are secured by single tenant industrial properties. FOR A DESCRIPTION OF RISK FACTORS RELATING TO OFFICE PROPERTIES, SEE "--ECONOMIC DECLINE IN TENANT BUSINESSES OR CHANGES IN DEMOGRAPHIC CONDITIONS COULD ADVERSELY AFFECT THE VALUE AND CASH FLOW FROM OFFICE PROPERTIES," AND FOR A DESCRIPTION OF RISK FACTORS RELATING TO SINGLE TENANT PROPERTIES, SEE "--LOSSES MAY BE CAUSED BY TENANT CREDIT RISK ON THE MORTGAGE LOANS" BELOW.]

[RESTRICTIONS IMPOSED BY SITE CHARACTERISTICS COULD ALSO ADVERSELY AFFECT THE VALUE AND CASH FLOW FROM INDUSTRIAL PROPERTIES.

Site characteristics at industrial properties may impose restrictions that could cause realized losses on the mortgage loans that may be allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

     o    clear heights;

     o    column spacing;

     o    number of bays and bay depths;

     o    truck turning radius;

     o    divisibility;

     o    zoning restrictions; and

     o    overall functionality and accessibility.

An industrial property requires availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.]

[RESTRICTIONS IMPOSED BY INCREASED ENVIRONMENTAL RISKS COULD ALSO ADVERSELY AFFECT THE VALUE AND CASH FLOW FROM INDUSTRIAL PROPERTIES.

Properties used for many industrial purposes are more prone to environmental concerns than other property types. FOR A DESCRIPTION OF RISK FACTORS RELATING TO ENVIRONMENTAL RISKS, SEE "--ADVERSE ENVIRONMENTAL CONDITIONS ON THE MORTGAGED PROPERTY MAY REDUCE OR DELAY YOUR PAYMENTS" ABOVE.]

[RISKS PARTICULAR TO HOSPITALITY PROPERTIES.]

[REDUCTIONS IN ROOM RATES OR OCCUPANCY AT A HOSPITALITY PROPERTY COULD ADVERSELY AFFECT ITS VALUE AND CASH FLOW.

[ ] mortgaged properties, securing mortgage loans that represent [ ]% of the initial pool balance, are hospitality properties. A decrease in room rates or occupancy at hospitality properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors.

     o The proximity of a hospitality property to major population centers or attractions.

     o Adverse local, regional or national economic conditions or the construction of competing hospitality properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     o A hospitality property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs.

     o In many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

     o The viability of hospitality properties that are franchisees of national or regional hotel chains depends in large part on the continued existence and financial strength of the franchisor. The public perception of the franchise service mark and the duration of the franchise license agreement are also important. If the franchisee defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor due to restrictions on transfers imposed by the franchise license agreements.] [RISKS ASSOCIATED WITH TENANTS GENERALLY.] [LOSSES MAY BE CAUSED BY TENANT CREDIT Cash flow or value of a mortgaged property could be reduced if RISK ON THE MORTGAGE LOANS. tenants are unable to meet their lease obligations or become insolvent. The inability of tenants to meet their obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

     o If tenant sales in retail properties decline, rents based on sales will decline. Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or the amount of the gross sales component of rent will be reduced. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights.

     o If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Certain Legal Aspects of the Mortgage Loans and Contracts - Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

These risks may be increased when the property is a single tenant property, is owner-occupied or is leased to relatively few tenants. [ ]of the mortgaged properties representing [ ]% of the initial pool balance are secured by single tenant properties.]

[LOSSES MAY BE CAUSED BY THE EXPIRATION OF OR TENANT DEFAULTS ON LEASES.]

The income from and market value of retail, office, multifamily and industrial properties would decline if space leases expired or terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms.

If space is not renewed at all or is not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.]

[TENANT BANKRUPTCY ENTAILS RISKS.

The bankruptcy or insolvency of a major tenant, such as an anchor tenant, or a number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan.

SEE "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS" IN THE PROSPECTUS.]

[LOSSES MAY BE CAUSED BY INADEQUATE PROPERTY MANAGEMENT.

Losses may be realized on the mortgage loans that may be allocated to your class of certificates if property management is inadequate. The property manager is responsible for the following activities:

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including establishing levels of rent payments; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained. Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.]

[CONFLICTS  OF  INTERESTS  BETWEEN  PROPERTY  MANAGERS  AND OWNERS MAY RESULT IN
LOSSES.

Managers of mortgaged properties and the borrowers may experience conflicts of interest in the management or ownership of mortgaged properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interests may exist because:

     o    the  mortgaged   properties  may  be  managed  by  property   managers
          affiliated with the borrowers;

     o the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

     o affiliates of the managers or the borrowers, or the managers or the borrowers or both, may also own other properties, including competing properties.]

[LIMITED ALTERNATIVE USES OF OTHER PROPERTY TYPES COULD ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

[ ] mortgaged properties, securing mortgage loans that represent approximately [ ]% of the initial pool balance, are "special purpose" properties that have limited alternative uses.

"Special purpose" limitations could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Mortgage loans secured by other property types, including mixed use properties, may pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.]

[LOSSES MAY RESULT IF THE SERVICER IS UNABLE TO SELL A MORTGAGED PROPERTY SECURING A DEFAULTED MORTGAGE LOAN FOR ITS APPRAISED VALUE.

An appraisal was conducted for each mortgaged property in connection with its origination, and the loan-to-value ratios as of the cut-off date referred to in this prospectus supplement are based on the appraisals. If the servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale at a subsequent date. If a borrower defaults on a mortgage loan, the servicer may be unable to sell the related mortgaged property for its appraised value.

Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated.]

[SUBORDINATE FINANCING ON THE MORTGAGED PROPERTY MAY INCREASE RISKS.

[ ] of the mortgaged properties securing [ ]% of the initial pool balance are encumbered by subordinate debt that is not part of the mortgage pool. The existence of subordinate indebtedness may adversely affect the borrower's financial viability or the enforcement of its lender's security interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. The borrower's financial viability or the enforcement of the lender's security interest could be adversely affected by subordinate financing because:

     o refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     o    reduced cash flow could result in deferred maintenance; and

     o if the borrower defaults after the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

The holder of any material subordinate debt on each of the mortgaged properties has agreed not to foreclose for so long as the mortgage loan is outstanding and the trust is not pursuing a foreclosure action. All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults. FOR A
DESCRIPTION OF SUBORDINATE DEBT RELATING TO THE MORTGAGED PROPERTIES, SEE "DESCRIPTION OF THE MORTGAGE POOL-- SECURED SUBORDINATE FINANCING" IN THIS PROSPECTUS SUPPLEMENT.]

[MEZZANINE DEBT SECURED BY EQUITY IN THE BORROWER MAY INCREASE RISK.

The direct parents of some borrowers have pledged or are permitted to pledge their equity interest in the borrower to secure mezzanine debt incurred by the parent or other obligations. The existence of this indebtedness could adversely affect the financial viability of such borrower or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations. There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan. FOR A DESCRIPTION OF MEZZANINE DEBT RELATING TO THE MORTGAGED PROPERTIES SEE "DESCRIPTION OF THE MORTGAGE POOL-- UNSECURED SUBORDINATE AND MEZZANINE FINANCING" IN THIS PROSPECTUS SUPPLEMENT.]

[RELATED BORROWERS MAY MAKE LOSSES ON THE MORTGAGE LOANS MORE SEVERE.

Some borrowers under the mortgage loans are affiliated or under common control with one another. When borrowers are related, any adverse circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at one or more other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty.
Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of one borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. SEE "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS" IN THE PROSPECTUS.]

[LARGER-THAN-AVERAGE LOANS MAY MAKE LOSSES MORE SEVERE.

Several mortgage loans, either individually or together with other mortgage loans with which they are cross-collateralized, have outstanding balances that are substantially higher than the average outstanding balance. If a mortgage pool includes mortgage loans with larger-than-average balances, any realized losses on the mortgage loans with larger-than-average balances could be more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were distributed among a larger number of mortgage loans.] [LOSSES COULD RESULT FROM LIMITATIONS ON [ ] mortgage loans, representing [ ]% of the initial pool balance, ENFORCEABILITY OF CROSS-COLLATERALIZATION.] are cross-collateralized with one or more other mortgage loans.

Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

The additional security provided by cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. SEE "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS" IN THE PROSPECTUS AND "DESCRIPTION OF THE MORTGAGE POOL--TERMS AND CONDITIONS OF THE MORTGAGE LOANS--RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND
MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES" IN THIS PROSPECTUS SUPPLEMENT.]

[TAX   CONSIDERATIONS   RELATED   TO   FORECLOSURE   MAY  REDUCE   PAYMENTS   TO
CERTIFICATEHOLDERS]

Payment of taxes on any net income from "foreclosure property" acquired by the trust will reduce the net proceeds available for distribution to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.]

[STATE LAW LIMITATIONS ON REMEDIES.

Some jurisdictions, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage, and some courts have viewed the term "judicial action" broadly. The pooling and servicing agreement will require the servicer and any replacement special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In addition, the servicer and any replacement special servicer may be required to foreclose on properties in states where the "one action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

Because of these considerations, the ability of the servicer and any replacement special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The servicer will be required to consider these factors in deciding what alternative to pursue after a default.]

[BANKRUPTCY RULES MAY LIMIT THE ABILITY OF LENDER TO ENFORCE REMEDIES.

Operation of the federal bankruptcy code and related state laws may A interfere with the ability of a lender to foreclose upon a mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. FOR A DESCRIPTION OF RISKS RELATED TO BANKRUPTCY, SEE "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS" IN THE PROSPECTUS.]

[INCREASE IN GROUND RENTS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO MAKE PAYMENTS UNDER A RELATED MORTGAGE LOAN AND CAUSE REALIZED LOSSES ON THE MORTGAGE LOANS.

[ ] mortgaged properties securing mortgage loans, which represent [ ]% of the initial pool balance, are subject solely to the lien of a mortgage on the applicable borrower's leasehold interest under a ground lease. [ ] mortgaged properties securing mortgage loans, which represent [ ]% of the initial pool balance, are subject to the lien of either a mortgage on both the borrower's leasehold interest and the ground lessor's fee simple interest in the mortgaged property or a mortgage on the borrower's leasehold interest in a portion of the mortgaged property and the borrower's fee simple interest in the remaining portion of the mortgaged property.

Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term, including renewals of the ground lease. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

Each of the ground leases related to the mortgage loans, however, generally contains the following protections to mitigate this risk:

     o It requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them.

     o It permits the leasehold estate to be assigned to and by the leasehold mortgagee at and after a foreclosure sale.

     o It contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                             SEE "DESCRIPTION OF THE MORTGAGE
                                             POOL--GROUND LEASES" IN THIS
                                             PROSPECTUS SUPPLEMENT.]

[YOUR   PAYMENTS  MAY  BE  REDUCED  OR  DELAYED  IF  ZONING  AND  BUILDING  CODE
NONCOMPLIANCE PROPERTIES ADVERSELY ON THE MORTGAGED AFFECTS THE ABILITY OF BORROWERS TO MAKE PAYMENTS ON THE MORTGAGE LOANS.

Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls. These delays or shortfalls in payments could result in realized losses in the mortgage loans that may be allocated to your class of certificates.

Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the seller does not consider those defects known to it to be material.

In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or for application to the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.]

[CHANGES  IN   CONCENTRATIONS   OF   BORROWERS,   MORTGAGE   LOANS  OR  PROPERTY
CHARACTERISTICS MAY INCREASE THE LIKELIHOOD OF LOSSES ON THE CERTIFICATES.

As the mortgage loans are repaid, liquidated or repurchased, the characteristics of the pool may vary. For example, the relative concentrations of properties, geographic location, property characteristics, and number of borrowers and affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.]

[COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS.

If the borrower were required to pay expenses and fines imposed by the Americans with Disabilities Act of 1990, the amount available to make payments on the mortgage loan would be reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance. Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.]

[LITIGATION MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS.

Legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.]

[FICO SCORES MENTIONED IN THIS PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. SEE " THE TRUST FUND--FICO SCORES" IN THE PROSPECTUS.

                                  INTRODUCTION

         The depositor will establish a trust with respect to Series - ____ on the closing date, under a pooling and servicing agreement among the depositor, the servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust a pool of mortgage loans that, in the aggregate, will constitute a mortgage pool, and that will be secured by first or junior liens on one-to four-family residential properties.

         Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates - Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on or before the cut-off date, of $_______. The mortgage loans are secured by [first] [and junior liens] on fee simple or leasehold interests in [one- to four-family residential] [commercial] [multifamily] real properties. [___% of the mortgage loans have a due date other than the first day of each month]. In each case, the property securing the mortgage loan is referred to as the mortgaged property. [The mortgage pool will consist of [fixed] [adjustable]-rate mortgage loans with terms to maturity of not more than [ ] years from the date of origination. [Approximately __% of the mortgage loans are secured by second liens on the mortgaged properties.] All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

         All of the mortgage loans were purchased by the depositor from, and will be serviced by, [ ]. See "The sponsor and Servicer" below.

         Under the terms of the pooling and servicing agreement, the sponsor will make representations and warranties with respect to the mortgage loans to the trustee for the benefit of the certificateholders.

         To the extent that the sponsor does not repurchase a mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan, neither the depositor nor any other person will be required to repurchase the mortgage loan.

 [BALLOON LOANS

         [ ] of the mortgage loans, which represent approximately [ ]% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.]

[DEFEASANCE

         [ ]% of the mortgage loans secured by commercial properties provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

(1) pays on any due date

     o all interest accrued and unpaid on the principal balance of the mortgage note to and, including that due date,

     o all other sums, excluding scheduled interest or principal payments not yet due and owing, due under the mortgage loan, and

     o any costs and expenses related to the release,

     (2) delivers or pledges to the trustee defeasance collateral

     o that consists of direct, non-callable obligations of, or non-callable obligations, fully guaranteed as to timely payment by, the United States of America; and

     o that provides payments:

     o on or before all successive scheduled payment dates from that due date to the related maturity date, and

     o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

     (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

         The mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.]

[PREPAYMENT PROVISIONS

         Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium.

         Any prepayment premiums actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates - Distributions
- Distributions of Prepayment Premiums" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium upon an involuntary prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

         Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium. Generally, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. See "Certain Legal Aspects of the Mortgage Loans and Contracts
- Default Interest and Limitations on Prepayments" in the prospectus.

         In most cases, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the servicer or any holder or holders of certificates evidencing a majority interest in the controlling class.]

[RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

         [ ] mortgage loans, which represent [ ]% of the initial pool balance, are cross-collateralized mortgage loans among groups of related borrowers. [ ] mortgage loans, other than the cross-collateralized mortgage loans, which represent [ ]% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties. Each of these mortgage loans is evidenced by a separate mortgage note, and is not treated as a set of cross-collateralized mortgage loans. Because of this, the total number of mortgage loans in the mortgage pool is [ ], while the total number of mortgaged properties in the mortgage pool is [ ]. In most cases, we treat a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when we describe the geographic concentration and property type distribution of the mortgage pool, we treat these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement.

         [insert additional disclosure regarding isolating individual properties and risks, rights and obligations of the parties in respect of the cross-collateralized groups, as appropriate]

         In addition to the cross-collateralized loans and the mortgage loans secured by multiple mortgaged properties, some sets of mortgage loans were made to borrowers who are affiliated or under common control with one another. None of these sets of mortgage loans represents more than [ ]% of the initial pool balance.]

[DUE-ON-SALE AND DUE ON ENCUMBRANCE PROVISIONS

         All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage. See " - Secured Subordinate Financing" in this prospectus supplement.

         Some of the mortgage loans permit either:

     o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     o    transfers to specified parties related to the borrower.

         The servicer will determine, in accordance with the servicing standard, whether to exercise any right the holder of any mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property.]

[SECURED SUBORDINATE FINANCING

         [ ] mortgage loans representing [ ]% of the initial pool balance are secured by mortgaged properties known to be encumbered by subordinated debt that is not part of the mortgage pool. In all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related mortgage loan is outstanding and the trust is not pursuing a foreclosure action. All of the remaining mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee before so encumbering the property. See "Risk Factors
- Subordinate financing on the mortgaged property may increase risks" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans and Contracts - Subordinate Financing" in the prospectus.

         The following table indicates those mortgaged properties that are known to the depositor to be encumbered by secured subordinate debt, the initial principal amount of the secured subordinate debt and the cut-off date principal balances of the related mortgage loans.

                            SECURED SUBORDINATE DEBT
  CONTROL       LOAN      PROPERTY      CUT-OFF     % OF INITIAL        INITIAL
SUBORDINATE    NUMBER       NAME          DATE      POOL BALANCE   PRINCIPAL AMOUNT
  NUMBER                                BALANCE                     OF SECURED DEBT


[UNSECURED SUBORDINATE AND MEZZANINE FINANCING

         Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. [ ] of the mortgage loans having a cut-off date balance of $[ ], and representing approximately [ ]% of the initial pool balance, permits the borrower to incur unsecured subordinated debt and/or mezzanine debt secured by equity interests in the borrower if the sum of all mezzanine, subordinated and other debt secured by the mortgaged property does not exceed 80% of the lesser of the (a) fair market value of the property determined by the lender and (b) the most recent purchase price of the property. Some of the mortgage loans also permit the owner of the borrower to incur "mezzanine debt" secured by the ownership interest in the borrower. This financing effectively reduces the indirect equity interest of any such owner in the related mortgaged property. No such "mezzanine debt" is included in the mortgage pool. At the time such mezzanine or subordinated debt is incurred, the DSCR for that mortgage loan may not be less than 1.20x and the total DSCR (on a pro forma basis) must not be less than 1.10x. Subject to these tests, there is no cap on the amount of unsecured subordinated debt or mezzanine debt that may be incurred.

         Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

         Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

         See "Risk Factors - Subordinate financing on the mortgaged property may increase risk" and " - Mezzanine debt secured by equity in the borrower may increase risk" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans and Contracts - Subordinate Financing" in the prospectus.]

[GROUND LEASES

         [ ] mortgaged properties securing mortgage loans, which represent [ ]% of the initial pool balance, are subject solely to the lien of a mortgage on the applicable borrower's leasehold interest in such mortgaged property.

         [ ] mortgaged properties securing mortgage loans, which represent [ ]% of the initial pool balance, are subject to the lien of either:

     o a mortgage on both the borrower's leasehold interest and the ground lessor's fee simple interest in the mortgaged property or

     o a mortgage on both the borrower's leasehold interest in a portion of the mortgaged property and the borrower's fee simple interest in the remaining portion of the mortgaged property.

         [ ] of the ground leases (including any extension options) expire less than ten years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or, typically, has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.]

[SIGNIFICANT MORTGAGE LOANS

[THE [       ] LOAN

         THE LOAN. The "[ ] loan" representing [ ]% of the initial pool balance was originated by [ ] on [ ] and has a principal balance as of the cut-off date of approximately $[ ]. The [ ] loan is a balloon loan with a maturity date of [ ] and is secured by, among other things, a fee mortgage encumbering a [[ ] unit multifamily building with retail space] located in [ ]. The [ ] loan was made to [ ].]

         Payment and prepayment terms for the [ ] loan are set forth in the following table:

                  [[  ] Loan Payment and Prepayment Table].

                  THE [   ] PROPERTY.  [  ].

                  DEFEASANCE.  [  ].

                  VALUE.   [  ].

                  UNDERWRITTEN NCF AND DSC RATIO.  [  ].

                  PROPERTY MANAGEMENT.  [  ].

                  MASTER LEASE.  [  ].

                  DEBT SERVICE RESERVE.  [  ].

                  LOCKBOX.  [  ].]

MORTGAGE POOL CHARACTERISTICS

     None of the mortgage loans will have been originated prior to _________________, - or will have a maturity date later than ______________ 1,
20___. No mortgage loan will have a remaining term to maturity as of the cut-off date of less than __ months. The weighted average remaining term to maturity of the mortgage loans as of the cut-off date will be approximately months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately __ months. __% of the mortgage loans are fully amortizing and have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of these mortgage loans of __ months. __% of the mortgage loans are fully amortizing and have original terms to maturity of approximately thirty years, with a weighted average remaining term to stated maturity of these mortgage loans of ____ months.

     [Approximately % of the mortgage loans will be Buy-Down Loans.]

     None of the mortgage loans provide for deferred interest or negative amortization.

     [Approximately ___% of the mortgage loans are Convertible Mortgage Loans, which provide that, at the option of the related mortgagor, the adjustable interest rate on a mortgage loan may be converted to a fixed interest rate. Upon conversion, the mortgage rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related mortgage note which formula is intended to result in a mortgage rate which is not less than the then current market interest rates, subject to applicable usury laws. After the conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.]

     [The servicer will be obligated to repurchase any Convertible Mortgage Loan following the conversion thereof at a price equal to the unpaid principal balance thereof plus accrued interest to the first day of the month in which the purchase price is to be distributed to the Class A Certificates. If the servicer fails to repurchase a Convertible Mortgage Loan following the conversion thereof, it will not constitute an Event of Default under the pooling and servicing agreement and the mortgage loan will remain in the trust fund as a fixed-rate loan.]

     Approximately   ___%  of  the  mortgage  loans  will  have  mortgage  rates calculated on the basis of the simple interest method. See "The Trust Fund - The Mortgage Pools - Simple Interest Loans" in the prospectus.

     As of the cut-off date, not more than [ ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. [The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.]

     If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[MORTGAGE RATE ADJUSTMENT: The mortgage rate on the mortgage loans will adjust semi-annually commencing approximately six months after origination, on the adjustment date specified in the related mortgage note, to a rate equal to the sum, rounded as specified in the related mortgage notes, of Six-Month LIBOR and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement.]

     [The amount of the monthly payment on each mortgage loan will be adjusted semi-annually on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding principal balance of each mortgage loan over its remaining term to stated maturity. As of the cut-off date, ___% of the mortgage loans will have reached their first adjustment date. The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments, as described below.]

     [The mortgage rate on each loan may not increase or decrease on any adjustment date by more than a specified percentage per annum. This periodic rate cap is not more than ___%, except that the mortgage rate on some of the mortgage loans may adjust up to ___% on the initial adjustment date.]

     [The mortgage rate on a mortgage loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for such mortgage loan in the related mortgage note. The minimum mortgage rate for each mortgage loan will be equal to the note margin, except in the case of ____% of the mortgage loans, which have a minimum mortgage rate greater than the note margin. The minimum mortgage rates on the mortgage loans will range from ____% to ____%, with a weighted average minimum mortgage rate as of the cut-off date of _____%. The maximum mortgage rates on the mortgage loans will range from ____% to ______%, with a weighted average maximum mortgage rate as of the cut-off date of
____%. No mortgage loan provides for payment caps on any adjustment date that would result in deferred interest or negative amortization.]

     [SIX-MONTH LIBOR: The reference date with respect to each mortgage loan is the date as of which Six-Month LIBOR, as published by THE WALL STREET JOURNAL, is determined. The reference date with respect to each mortgage loan is:

     o the first business day of the month immediately preceding the month in which the adjustment date occurs,

     o    the date forty-five days prior to the adjustment date,

     o    the date fifteen days prior to the adjustment date, or

     o the 20th day of the month preceding the month in which the adjustment date occurs;

except that the reference date with respect to ___ mortgage loans, representing approximately ___% of the aggregate principal balance of the mortgage loans, will adjust with respect to Six-Month LIBOR as published by Fannie Mae and as most recently available as of the date forty-five days prior to the adjustment date.]

     [Listed below are levels of Six-Month LIBOR as published by THE WALL STREET JOURNAL that are or would have been applicable to mortgage loans with a reference date of the first business day of the preceding month, and having the following adjustment dates for the indicated years. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published in THE WALL STREET JOURNAL on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR, as published by Fannie Mae or THE WALL STREET JOURNAL. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan based on Six-Month LIBOR.]

[TABLE OF SIX-MONTH LIBOR

     The initial mortgage rate in effect on a mortgage loan typically will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on Six-Month LIBOR and the related note margin. Therefore, unless Six-Month LIBOR declines after origination of a mortgage loan, the related mortgage rate will typically increase on the first adjustment date following origination of such mortgage loan, subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because such mortgage loans may have different adjustment dates (and the mortgage rates therefore may reflect different related Index values), note margins, maximum mortgage rates and minimum mortgage rates. The net mortgage rate with respect to each mortgage loan as of the cut-off date will be set forth in the mortgage loan schedule attached to the pooling and servicing agreement. The net mortgage rate on each mortgage loan will be adjusted on each adjustment date to equal the servicing fee rate, which the mortgage rate on the mortgage loan minus the sum of (i) the rate per annum at which the servicing fee accrues on the mortgage loan and (ii) the policy premium rate, which is the amount of the premium payable to the financial guaranty insurer with respect to the financial guaranty insurance policy, subject to any periodic rate cap, but may not exceed the maximum net mortgage rate, or be less than the minimum net mortgage rate for such mortgage loan. See "Description of the Mortgage Pool - Mortgage Pool Characteristics" in this prospectus supplement.]

     Set forth below is a description of some additional characteristics of the mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

                                 MORTGAGE RATES

 MORTGAGE RATES (%)      NUMBER OF             CUT-OFF DATE         PERCENT OF
                          MORTGAGE LOANS      PRINCIPAL BALANCE    MORTGAGE POOL
                                            $                                  %

Total                                       $                                  %

     As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately % per annum.

                    ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

 ORIGINAL MORTGAGE LOAN      NUMBER OF         CUT-OFF DATE          PERCENT OF
           BALANCE         MORTGAGE LOANS    PRINCIPAL BALANCE     MORTGAGE POOL
                                            $                                  %

Total                                       $                                  %

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $ .

                    NET MORTGAGE RATES OF THE MORTGAGE LOANS

  NET MORTGAGE         NUMBER OF          CUT-OFF DATE           PERCENT OF
    RATES (%)       MORTGAGE LOANS     PRINCIPAL BALANCE        MORTGAGE POOL
6.000 - 6.499                        $                                         %
6.500 - 6.999
7.000 - 7.499
7.500 - 7.999
8.000 - 8.499
8.500 - 8.999
9.000 - 9.499
9.500 - 9.999
10.000 - 10.499
11.000 - 11.499
11.500 - 11.999
12.000 - 12.499
12.500 - 12.999
13.000 - 13.499
Total $ % As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately % per annum.

                         [COMBINED LOAN-TO-VALUE RATIOS

COMBINED LOAN TO     NUMBER OF          CUT-OFF DATE               PERCENT OF
VALUE RATIO (%)      MORTGAGE LOANS    PRINCIPAL BALANCE          MORTGAGE POOL

                                      $                                        %

Total                                 $                                        %

The weighted average combined LTV ratio at origination of the mortgage loans will be approximately ___%.]

[The method for calculating the combined LTV ratio is described below under the caption "Underwriting Standards."]

                      [JUNIOR RATIOS OF THE MORTGAGE LOANS


  JUNIOR RATIO (%)       NUMBER OF           CUT-OFF DATE            PERCENT OF
                       MORTGAGE LOANS     PRINCIPAL BALANCE       MORTGAGE LOANS
                                         $                                     %

Total                                    $                                     %

Excludes mortgage loans secured by first liens on the related mortgaged property. With respect to each mortgage loan secured by a second lien on the related mortgaged property, the Junior Ratio is the ratio of the original principal balance of the mortgage loan to the sum of (i) the original principal balance of that mortgage loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of that mortgage loan.

The weighted average Junior Ratio as of the cut-off date was approximately __%.]

                GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

    STATE                NUMBER OF           CUT-OFF DATE            PERCENT OF
                       MORTGAGE LOANS      PRINCIPAL BALANCE       MORTGAGE POOL
[California                              $                                     %
Connecticut
Illinois
New Jersey
New York
Other (1)
Total                                    $                                     %

------------
(1) Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than ___% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in California and no more than ___% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside California.

                              MORTGAGE LOAN PURPOSE

   LOAN PURPOSE                NUMBER OF         CUT-OFF DATE        PERCENT OF
                            MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
Purchase                                     $                                 %
Rate/Term Refinance
Equity Refinance
Total                                        $                                 %

     The weighted average combined LTV ratio at origination of rate and term refinance mortgage loans will be ___%. The weighted average combined LTV ratio at origination of equity refinance mortgage loans will be ___%.

                        MORTGAGE LOAN DOCUMENTATION TYPES

 DOCUMENTATION TYPE        NUMBER OF             CUT-OFF DATE       PERCENT OF
                        MORTGAGE LOANS        PRINCIPAL BALANCE   MORTGAGE POOL
Full                                          $                                %
Reduced
Total                                         $                                %

     For purposes of the above table, Reduced Documentation Type includes mortgage loans which were underwritten under a no stated income program.

     [The weighted average LTV ratio at origination of the mortgage loans which were underwritten under a reduced loan documentation program will be ___%. No more than ___% of the reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.]

                                 OCCUPANCY TYPES

     OCCUPANCY              NUMBER OF           CUT-OFF DATE        PERCENT OF
                         MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL
Primary Residence                          $                                   %
Second/Vacation
Non Owner-occupied
Total                                      $                                   %

                            MORTGAGED PROPERTY TYPES

          OCCUPANCY                   NUMBER OF             CUT-OFF DATE            PERCENT OF
                                   MORTGAGE LOANS        PRINCIPAL BALANCE         MORTGAGE POOL
Single-family detached                                  $                                       %
Planned Unit Developments
(detached)
Two- to four- family units
Condo  Low-Rise  (less than 5
stories)
Condo   High-Rise   (5  to  8
stories)
Condo  High-Rise  (9  stories
or more)
Townhouse
Planned   Unit   Developments
(attached)
Cooperative Units
Multifamily
Leasehold
Total                                                   $                                       %


                      [LIEN PRIORITY OF THE MORTGAGE LOANS

  LIEN PROPERTY         NUMBER OF           CUT-OFF DATE            PERCENT OF
                     MORTGAGE LOANS      PRINCIPAL BALANCE         MORTGAGE POOL
First Lien                              $                                      %
Second Lien
Total                                   $                                      %

           REMAINING TERM OF SCHEDULED MATURITY OF THE MORTGAGE LOANS

   MONTHS REMAINING TO       NUMBER OF          CUT-OFF DATE        PERCENT OF
   SCHEDULED MATURITY     MORTGAGE LOANS     PRINCIPAL BALANCE     MORTGAGE POOL
                                           $                                   %

Total                                      $                                   %

     The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately ___ months.

     [In connection with each mortgage loan that is secured by a leasehold interest, the related seller shall have represented to the depositor that, among other things:

     o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

     o residential property in the area consisting of leasehold estates is readily marketable;

     o the lease is recorded and no party is in any way in breach of any provision of the lease;

     o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

     o the remaining term of the lease does not terminate less than ten years after the maturity date of each such mortgage loan.]


                             STATIC POOL INFORMATION

     Static  pool  information  material  to  this  offering  may  be  found  at
_______________.

     Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

                            MORTGAGE LOAN ORIGINATION

GENERAL

     Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator], a [State] corporation, referred to herein as [Name of Originator]. All of the mortgage loans originated by [Name of Originator] will be serviced by [Name of Servicer]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

[NAME OF ORIGINATOR]

     [Name of  Originator]  has  been an  originator  of  mortgage  loans  since
_______, ____ and has originated mortgage loans of the type backing the certificates offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

     [The following table describes the size, composition and growth of [Name of Originator]'s total residential mortgage loan production over the past three years and recent stub-period.]


                         DECEMBER 31, 2003    DECEMBER 31, 2004    DECEMBER 31, 2005        [    ] 2006
                         -----------------   -------------------- ------------------    -------------------
                                    TOTAL                 TOTAL              TOTAL                  TOTAL
                                  PORTFOLIO             PORTFOLIO          PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER    OF LOANS  NUMBER   OF LOANS     NUMBER    OF LOANS
--------------------     ------   --------    ------    --------- ------   ---------    ------    ---------
Residential Mortgage
Loans...............


                             UNDERWRITING STANDARDS

GENERAL

     All of the mortgage loans included in the mortgage pool will be acquired by the depositor from the sponsor. The following is a brief description of the various underwriting standards and the procedures applicable to the mortgage loans.

[Disclosure as appropriate]

[ENVIRONMENTAL ASSESSMENTS

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all but [ ] of the mortgaged properties, which constitute [ ]% of the initial pool balance. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the sponsor or the report was delivered to the sponsor as part of its acquisition or origination of the mortgage loan. For all but [ ] of the mortgaged properties which represent [ ]% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

     Material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors - Adverse environmental conditions on the mortgaged property may reduce or delay your payments."

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the sponsor, the servicer, the underwriters or any of their respective affiliates.]

[PROPERTY CONDITION ASSESSMENTS

     Inspections or updates of previously conducted inspections of all except [ ] of the mortgaged properties, which constitute [ ]% of the initial pool balance, were conducted in connection with the origination or the purchase of the related mortgage loan by independent licensed engineers or architects or both. For all but [ ] of the mortgaged properties, which secure mortgage loans representing [ ]% of the initial pool balance, the inspections were conducted within the 12-month period before the cut-off date for the related mortgage loan. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.]

[APPRAISALS

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but [ ] of the mortgaged properties, which secure mortgage loans representing [ ]% of the initial pool balance, the appraisals were performed during the 12-month period before the cut-off date. The appraised value of the mortgaged property or properties is greater than the original principal balance of the mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals were conducted by an independent appraiser that is state certified or designated as a member of the Appraisal Institute. The appraisal for all but [ ] mortgaged properties, which constitute [ ]% of the initial pool balance, or a separate letter contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, the underwriters, or the sponsor has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors - Losses may result if the servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value" in this prospectus supplement.

     For information about the values of the mortgaged properties available to the depositor as of the cut-off date.]

[HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

     o    the outstanding principal balance of the mortgage loan,

     o    the full insurable value of the mortgaged property,

     o the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

     o 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In some circumstances, the related borrower was required to obtain earthquake insurance covering the mortgaged properties. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.]

[EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. If these conditions are not met, under some mortgage loans, the related reserve or credit enhancement amount will be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance payment. Under [ ] mortgage loans, amounts will be retained as additional collateral.]

REPRESENTATIONS AND WARRANTIES

     In  the   pooling  and   servicing   agreement,   the  sponsor   will  make
representations and warranties regarding its ability to sell the mortgage loans.

     The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

     (1) The sponsor or its affiliate is the sole owner of record and holder of the mortgage loan and the indebtedness evidenced by the mortgage note. Immediately prior to the transfer and assignment to the depositor on the closing date, the mortgage loan, including the mortgage note and the mortgage, were not subject to an assignment or pledge, and the sponsor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and following the sale of the mortgage loan, the depositor will own such mortgage loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

     (2) The information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;

     (3) The mortgaged property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the mortgaged property;

     (4) All improvements subject to the mortgage which were considered in determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of the mortgaged property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the mortgaged property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

     (5) The mortgage note and the related mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles; and

     (6) The mortgage loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination of such mortgage loan.

     Under the pooling and servicing agreement, the seller will, on discovery of a breach of any representation and warranty which materially and adversely affects the interest of the certificateholders in the related mortgage loans and mortgage files, have a period of 120 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 120-day period, the sponsor will be obligated to (i) substitute for the defective mortgage loan a replacement mortgage loan if the substitution is within two years of the closing date or (ii) purchase the defective mortgage loan from the trust at a price equal to the outstanding principal balance of the defective mortgage loan as of the date of purchase, plus unpaid interest thereon from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, plus the amount of any unreimbursed servicing advances made by the servicer.

                                  THE DEPOSITOR

     Credit Suisse First Boston Mortgage Securities Corp. has been serving as a private secondary mortgage market conduit for residential mortgage loans since _______. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[_____].


                            [_______] 2006
------------------------ ---------------------
                                      Total
                                    Portfolio
       Loan Type           Number   of Loans
------------------------ --------- -----------
Alt-A ARM............
------------------------ --------- -----------
Alt-A Fixed..........
------------------------ --------- -----------
Prime ARM............
------------------------ --------- -----------
Prime Fixed..........
------------------------ --------- -----------
Reperforming.........
------------------------ --------- -----------
Scratch&Dent.........
------------------------ --------- -----------
Seconds..............
------------------------ --------- -----------
SubPrime.............
------------------------ --------- -----------
Seasoned.............
------------------------ --------- -----------


See "THE TRUST FUND - THE DEPOSITOR" in the prospectus.


                                   THE TRUSTEE

GENERAL

     _____________, a national banking association, will act as trustee for the certificates pursuant to the Agreement. The trustee's offices for notices under the Agreement are located at [address].

     The issuing entity's annual reports on Form 10-K, periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to these reports will be posted on the trustee's intenet website as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the trustee's website is: __________. See "ADDITIONAL INFORMATION" in the prospectus.

     [Description of the extent of trustee's prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

     The trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the trustee, including:

1. Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the pooling and servicing agreement, the trustee shall examine them to determine whether they are in the required form; provided, however, that the trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

2. Except for those actions that the trustee is required to take under the pooling and servicing agreement, the trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

     If an Event of Default has occurred and has not been cured or waived, the trustee shall exercise such of the rights and powers vested in it by the pooling and servicing agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1. Execute and deliver, on behalf of the servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

2. The trustee shall automatically become the successor in all respects to the servicer after the servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the servicer by the terms and provisions of the pooling and servicing agreement.

3. Upon any termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the certificate register and to the Rating Agencies.

     For further discussion of the duties of the trustee, please see "The Trust Fund-Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer" in the prospectus.

THE ISSUING ENTITY

     Home Equity Mortgage Trust ____-__ is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement among the depositor, sponsor, servicer and the trustee, dated as of [____], 2006. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 66-2/3% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Trust Fund-- Amendment" in the prospectus.

     The assets of the issuing entity will consist of the mortgage loans and certain related assets.

     The issuing entity's fiscal year end is [December 31].

                                  THE SERVICERS

GENERAL

     Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the servicing agreements. In the event of a default by a servicer under the related servicing agreement, the trustee will be required to enforce any remedies against the servicer, and shall either find a successor servicer or shall assume servicing obligations for the related mortgage loans itself.

     The servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension; provided further that the servicer may not waive any prepayment charge or portion thereof required by the terms of the related mortgage note unless (i) the mortgage loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the mortgage loans and (b) would, in the reasonable judgment of the related servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan or (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. The servicer may also waive or modify any term of a loan so long as the servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

     [[For subprime loans] In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.]

     The servicers will be responsible for the servicing of the mortgage loans covered by the related servicing agreement. All collections of principal and interest on any mortgage loans, including but not limited to principal prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the applicable servicer out of liquidation proceeds in accordance with the applicable servicing agreement), the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds (less the servicing fee) will be deposited in a Collection Account, held by a designated depository institution and segregated on the books of such institution in the name of the trustee for the benefit of certificateholders. Amounts on deposit in a Collection Account may be invested in Permitted Investments. Such Permitted Investments shall mature the second business day immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the related servicer under applicable the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the related servicer. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account. SEE "DESCRIPTION OF THE SECURITIES-THE DISTRIBUTION ACCOUNT" IN THE PROSPECTUS.

     The information set forth in the following paragraphs with respect to the servicers has been provided by the respective party.

THE SERVICERS

     [Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the related servicing agreements.

     The servicers shall not be under any liability to the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, except that the servicers shall be liable for any breach of representations or warranties made by it in the pooling and servicing agreement. In addition, the servicers shall not be liable for willful misfeasance, bad faith or negligence in the performance of duties or for reckless disregard of its obligations and duties under the transaction documents. The servicers and any director, officer, employee or agent of the related servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents. The servicers and any director, officer, employee or agent of the related servicer shall be indemnified by the trust fund out of the Collection Account and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

     The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the servicers in the aggregate.


                   NAME OF SERVICER            TOTAL
                   ----------------            -----
                  [Name of Servicer]
                     [Additional
                      Servicers]


[NAME OF SERVICER]

     The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer's form of organization].

     [Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

     [The following table describes size, composition and growth of [Name of Servicer]'s total residential mortgage loan servicing portfolio as of the dates indicated.]


                         DECEMBER 31, 2003    DECEMBER 31, 2004    DECEMBER 31, 2005        [    ] 2006
                         -----------------   -------------------- ------------------    -------------------
                                    TOTAL                 TOTAL              TOTAL                  TOTAL
                                  PORTFOLIO             PORTFOLIO          PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER    OF LOANS  NUMBER   OF LOANS     NUMBER    OF LOANS
--------------------     ------   --------    ------    --------- ------   ---------    ------    ---------
Residential Mortgage
Loans...............


     [Describe any material changes in [Name of Servicer]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[ADDITIONAL SERVICERS]

         [Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Mortgage-Backed Pass-Through Certificates, Series 200_-___ will include the following [three] classes of Class A Certificates:

     o    [Class A-1 Certificates, or the Adjustable Rate Certificates

     o    Class A-2 Certificates; and

     o Class A-3 Certificates, or the Lockout Certificates; and together with the Class A-2 Certificates, the Fixed Rate Certificates]

     In addition to the Class A Certificates, the Mortgage-Backed Pass-Through Certificates, Series 200_-___ will also include [two] classes of certificates which are designated as the Class SB Certificates and Class R Certificates. Only the Class A Certificates are offered by this prospectus supplement. See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

     The certificates will evidence the entire beneficial ownership interest in the trust fund. The trust fund will consist of:

     o    the mortgage loans

     o the assets as from time to time that are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Payment Account and belonging to the trust fund

     o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure

     o any applicable primary insurance policies and primary hazard insurance policies

     o    the financial guaranty insurance policy; and

     o    all proceeds of any of the foregoing.

     The Class A Certificates will be available only in book-entry form through facilities of The Depository Trust Company. The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The Class A Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

     The Class A Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, a definitive certificate, except as described in this prospectus supplement under "-Book-Entry Registration of Certain of the Offered Certificates - Definitive Certificates." Unless and until definitive certificates are issued for the Class A Certificates under the limited circumstances described in this prospectus supplement:

     o all references to actions by certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its participants, and

     o all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

     According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

BOOK-ENTRY REGISTRATION OF CERTAIN OF THE OFFERED CERTIFICATES

     GENERAL. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the Class A Certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the Class A Certificates, it is anticipated that the only registered certificateholder of the Class A Certificates will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the trustee or the servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Class A Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the Class A Certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the Class A Certificates.

     None of the depositor, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DEFINITIVE CERTIFICATES. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates - Form of Certificates."

     Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Certificates - Form of Certificates," the trustee is required to notify, through DTC, participants who have ownership of Class A Certificates as indicated on the records of DTC of the availability of definitive certificates for their Class A Certificates. Upon surrender by DTC of the definitive certificates representing the Class A Certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the Class A Certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

     For   additional   information   regarding  DTC  and  the  DTC   registered
certificates, see "Description of the Certificates-Form of Certificates" in the prospectus.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     ACCRUED CERTIFICATE INTEREST - For any distribution date and class of Class A Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate less interest shortfalls, if any, allocated thereto for that distribution date, to the extent not covered with respect to the Class A Certificates by the subordination provided by the Class SB Certificates including:

     (i) any Prepayment Interest Shortfall to the extent not covered by the servicer as described in this prospectus supplement under "Description of the Certificates - Interest Distributions";

     (ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, and Extraordinary Losses not allocated through subordination;

     (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

     (iv) any other interest shortfalls not covered by subordination, including interest shortfalls relating to the Servicemembers Civil Relief Act, or Relief Act, or similar legislation or regulations, all allocated as described below.

     Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the event that any shortfall described in the immediately preceding four clauses above is allocated to the offered certificates, or the Available Distribution Amount on any distribution date is less than the Interest Distribution Amount due on any distribution date, the amount of any shortfall will be drawn under the financial guaranty insurance policy and distributed to the holders of the Class A Certificates. Notwithstanding the foregoing, if payments are not made as required under the financial guaranty insurance policy, any interest shortfalls may be allocated to the Class A Certificates as described above. See "-Financial Guaranty Insurance Policy" below. Accrued Certificate Interest on each class of Class A Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on the Class A-2 and Class A-3 Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest on the Class A-1 Certificates will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year.

     AVAILABLE DISTRIBUTION AMOUNT - For any distribution date, an amount equal to:

     o the aggregate amount of scheduled payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the related servicing fees and any subservicing fees, which are collectively referred to as the servicing fees, and the premium payable on the financial guaranty insurance policy;

     o all unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

     o all Advances made for that distribution date, in each case net of amounts reimbursable therefrom to the servicer and any subservicer.

     In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "-Principal Distributions on the Class A Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the due date is the first day of the month in which that distribution date occurs and the determination date is the 20th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

     On any distribution date, the policy premium rate is equal to one-twelfth of the product of the percentage specified in the Insurance and Indemnity Agreement, dated as of ______, ____ among the financial guaranty insurer, the depositor, the trustee, the sponsor and the servicer, and the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date.

     CERTIFICATE PRINCIPAL BALANCE - For any Class A Certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate, including amounts paid pursuant to the financial guaranty insurance policy, and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, other than any amounts that have been paid pursuant to the financial guaranty insurance policy.

     CUMULATIVE INSURANCE PAYMENTS - The aggregate of any payments made with respect to the Class A Certificates by the financial guaranty insurer under the financial guaranty insurance policy.

     EXCESS BANKRUPTCY LOSSES - Bankruptcy Losses in excess of the Bankruptcy Amount.

     EXCESS CASH FLOW - On any distribution date, the excess of the Available Distribution Amount over the sum of (a) the Interest Distribution Amount and (b) the sum of the amounts described in clauses [ ] of the definition of Principal Distribution Amount.

     EXCESS FRAUD LOSSES - Fraud Losses in excess of the Fraud Loss Amount.

     EXCESS SPECIAL HAZARD LOSSES - Special Hazard Losses in excess of the Special Hazard Amount.

     EXCESS SUBORDINATED AMOUNT - On any distribution date, the excess, if any, of (a) the Subordinated Amount on such distribution date over (b) the Targeted Subordinated Amount.

     FINAL DISPOSITION - A Final Disposition is deemed to have occurred upon a determination by the servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to a defaulted mortgage loan.

     INTEREST ACCRUAL PERIOD - For the Class A-2 and Class A-3 Certificates, the calendar month preceding the month in which the distribution date occurs. For the Class A-1 Certificates, (a) for the distribution date in __________, ___, the period commencing on the closing date and ending on the day preceding the distribution date in ________ ___, and (b) with respect to any distribution date after the distribution date in _________ ___, the period commencing on the distribution date in the month immediately preceding the month in which the distribution date occurs and ending on the day preceding the distribution date.

     INTEREST DISTRIBUTION AMOUNT - The aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Class A Certificates for that distribution date.

     LOCKOUT PREPAYMENT PERCENTAGE - For any distribution date occurring prior to the distribution date in _______________, 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

     o for any distribution date during the [sixth] year after the closing date, [30]%;

     o for any distribution date during the [seventh] year after the closing date, [40]%;

     o for any distribution date during the [eighth] year after the closing date, [60]%;

     o for any distribution date during the [ninth] year after the closing date, [80]%; and

     o    for any distribution date thereafter, [100]%.

     LOCKOUT SCHEDULED PERCENTAGE - For any distribution date occurring prior to the distribution date in _________, 0% and for any distribution date thereafter, 100%.

     PRINCIPAL DISTRIBUTION AMOUNT - On any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed and (b) the sum of:

          (1) the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

          (2) the principal portion of all proceeds of the repurchase of mortgage loans or, in the case of a substitution, amounts representing a principal adjustment as required by the pooling and servicing agreement during the preceding calendar month;

          (3) the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month or deemed to be received during the preceding calendar month including, without limitation, full and partial prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

          (4) the principal portion of any Realized Losses incurred on the mortgage loans for the preceding calendar month to the extent payable from Excess Cash Flow on such distribution date; and

          (5) the Subordination Increase Amount for such distribution date.

     SUBORDINATED AMOUNT - On any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans after giving effect to distributions of principal to be made on such distribution date over
(b) the Certificate Principal Balance of the Class A Certificates as of such date, after taking into account the payment to the Class A Certificates of the amounts described in clauses [ ] of the definition of Principal Distribution Amount on such distribution date.

     SUBORDINATION INCREASE AMOUNT - On any distribution date, any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Certificates.

     SUBORDINATION  REDUCTION AMOUNT - On any  distribution  date, the lesser of
(a) the Excess Subordinated Amount and (b) the amount available for distribution specified in clauses [ ] of the definition of Principal Distribution Amount.

     TARGETED SUBORDINATED AMOUNT - On any distribution date, the required level of the Subordinated Amount, as set forth in the pooling and servicing Agreement.

DISTRIBUTIONS

     Distributions on the Class A Certificates will be made by the trustee on the [ ] day of each month or, if that day is not a business day, then the next succeeding business day, commencing in _______, [ ]. Distributions on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the day prior to each distribution date or, if the certificates are no longer DTC registered certificates, on the record date. See "Description of the Certificates - Distributions on Certificates" in the prospectus. Distributions will be made by check or money order mailed, or upon the request of a certificateholder owning Class A Certificates having denominations, aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person entitled to the distribution, which, in the case of DTC registered certificates, will be DTC or its nominee, as it appears on the trustee's register in amounts calculated as described in this prospectus supplement on the determination date. However, the final distribution relating to the certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of the final distribution. A business day is any day other than:

     o    a Saturday or Sunday or

     o a day on which banking institutions in the State of New York, [ ], [ ] or [ ] are required or authorized by law to be closed.

[DISTRIBUTIONS OF PREPAYMENT PREMIUMS

     Any prepayment premium actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the [Class A-1, Class A-2, Class A-3] Certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each class, the product of

  the prepayment   X  discount rate fraction   X  principal allocation
  premium                for that class           fraction premium of that class

     The discount rate fraction for any class of certificates is a fraction not greater than 1.0 or less than 0.0 and equal to:

                  pass-through rate for
                  THAT CLASS OF CERTIFICATES - RELEVANT DISCOUNT RATE mortgagerate of the related mortgage loan - relevant discount rate

     The principal allocation fraction for each class of certificates for any distribution date is:

                  the portion, if any, of the principal distribution amount allocated to that class of certificates
                  FOR THAT DISTRIBUTION DATE
                  entire Principal Distribution Amount
                  for that distribution date

     The portion of the prepayment premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class [ ] Certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For some of the mortgage loans, the discount rate is a semiannual rate.

     The prepayment premiums, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.]

INTEREST DISTRIBUTIONS

     Holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available
Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Class A Certificates entitled to interest distributions.

     Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

     However, on any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the servicer, but only to the extent those Prepayment Interest
Shortfalls  do  not  exceed  the  amount  of  the  servicing  fee  due  on  such distribution date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the servicer from servicing compensation or otherwise. No assurance can be given that the servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "Pooling and Servicing Agreement - Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     [If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Class A Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Class A Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in the definition of Available Distribution Amount preceding paragraph, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

     These shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments in full.

     The pass-through rates on all classes of Class A Certificates, other than the Class A-1 Certificates, are fixed and are listed on page S- of this prospectus supplement.

     The pass-through rates on the Class A-1 Certificates are calculated as follows:

     The pass-through rate on the Class A-1 Certificates with respect to the initial Interest Accrual Period is _______% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to _______% plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, determined monthly as described in this prospectus supplement, with a maximum rate of ______% per annum and a minimum rate of ______% per annum.

     The pass-through rates on the Class A-1 Certificates for the current and immediately preceding Interest Accrual Period may be obtained by telephoning the trustee at __________.]

     [The pass-through rates on all classes of the Class A Certificates will increase by __% per annum for each distribution date after the first distribution date on which the servicer and the depositor are permitted to exercise their option to purchase the mortgage loans from the trust as described under "Pooling and Servicing Agreement - Termination," in this prospectus supplement. Notwithstanding the foregoing, the pass-through rates on the Class A Certificates will not increase as described above if proceeds for optional termination are available for payment to the certificateholders on or prior to any distribution date.]

     As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Certificate Principal Balance of that class.

DETERMINATION OF LIBOR

     LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

     On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of that Interest Accrual Period - the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer, the rate will be the reference bank rate.

     The reference bank rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, ______ % with respect to the Class A-1 Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     The establishment of LIBOR by the trustee and the trustee's subsequent calculation of the pass-through rates applicable to the Class A-1 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES

     Except as provided below, holders of the Class A Certificates will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available
Distribution Amount remaining after the distribution of the Interest Distribution Amount is distributed, a distribution allocable to principal equal to the Principal Distribution Amount.

     Distributions of principal on the Class A Certificates on each distribution date will be made, after distribution of the Interest Distribution Amount, as follows:

          (i) the Principal Distribution Amount to the Class A-3 Certificates in reduction of its Certificate Principal Balance, until its Certificate Principal Balance has been reduced to zero, an amount equal to the sum of the following:

          (A) the Lockout Scheduled Percentage of the Class A-3 Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Certificates, of the aggregate of the amounts described in clauses [ ] of the definition of Principal Distribution Amount; and

          (B) the Lockout Prepayment Percentage of the Class A-3 Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Class A Certificates, of the aggregate of the amounts described in clause [ ] of the definition of Principal Distribution Amount;

     PROVIDED THAT if the aggregate of the amounts set forth in the definition of Principal Distribution Amount is more than the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed, the amount paid to the Class A-3 Certificates under this clause (i) shall be reduced by an amount equal to the Class A-3 Certificates' pro rata share, based on its aggregate Certificate Principal Balance relative to the aggregate Certificate Principal Balance of the Class A Certificates of that difference; and

          (ii) the balance of the Principal Distribution Amount remaining after the distributions, if any, described in clause (i) above shall be distributed in the following order of priority:

          (A) FIRST, concurrently, Class A-1 and Class A-2 Certificates, on a pro rata basis, until their Certificate Principal Balances have been reduced to zero; and

          (B) SECOND, to the Class A-3 Certificates until its Certificate Principal Balance has been reduced to zero.]

     On each distribution date, the financial guaranty insurer shall be entitled to receive, after payment to the Class A Certificateholders of the Interest Distribution Amount and the Principal Distribution Amount for such distribution date, but before application of any Subordination Increase Amount, from the Excess Cash Flow to the extent available therefor, the aggregate of any payments made with respect to the Class A Certificates by the financial guaranty insurer under the financial guaranty insurance policy to the extent not previously reimbursed, plus interest thereon.

OVERCOLLATERALIZATION PROVISIONS

     The pooling and servicing agreement requires that, on each distribution date, Excess Cash Flow, if any, be applied on such distribution date as an accelerated payment of principal on the Class A Certificates, but only as follows: The Excess Cash Flow for any distribution date will derive primarily from the amount of interest accrued on the mortgage loans in excess of the sum of (a) interest at the related pass-through rates on the Certificate Principal Balances of the Class A Certificates, (b) the premium payable on the financial guaranty insurance policy in respect of the mortgage loans and (c) accrued servicing fees in respect of the mortgage loans, in each case in respect of such distribution date. Excess Cash Flow will be applied on any distribution date as follows:

     o FIRST, to pay to the holders of the Class A Certificates the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

     o SECOND, to pay TO the financial guaranty insurer any Cumulative Insurance Payments;

     o    THIRD, to pay any SUBORDINATION Increase Amount;

     o FOURTH, to pay the holders of the Class A Certificates the amount of any Prepayment Interest Shortfalls allocated thereto, to the EXTENT not covered by the Servicing Fee payable on such distribution date;

     o FIFTH, to pay THE holders of the Class A Certificates any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon; and

     o SIXTH, to pay to the holders of the Class SB Certificates and Class R Certificates any balance remaining, in accordance with the TERMS of the pooling and servicing agreement.

     The application of Excess Cash Flow to the payment of principal on the Class A Certificates has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the mortgage loans.

     The pooling and servicing agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Targeted Subordinated Amount exceeds the Subordinated Amount as of such distribution date.

     SUBORDINATION REDUCTION AMOUNT. In the event that the Targeted Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, a portion of the principal that would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall not be distributed to the holders of the Class A Certificates on such distribution date. This has the effect of decelerating principal distributions to the Class A Certificates relative to the amortization of the mortgage loans, and of reducing the Subordinated Amount. If, on any distribution date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such distribution date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the Targeted Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall instead be distributed to the holders of the Class SB Certificates in an amount equal to the Subordination Reduction Amount for such distribution date.

FINANCIAL GUARANTY INSURANCE POLICY

     The following summary of the terms of the financial guaranty insurance policy does not purport to be complete and is qualified in its entirety by reference to the financial guaranty insurance policy. The following information regarding the financial guaranty insurance policy has been supplied by the financial guaranty insurer for inclusion in this prospectus supplement.

     GLOSSARY OF TERMS. As used in this section and in the financial guaranty insurance policy, the following terms shall have the following meanings:

     AGREEMENT - The pooling and servicing agreement, dated as of_________, _____, among the depositor, the sponsor, the servicer and the trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the financial guaranty insurer.

     BUSINESS DAY - Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the trustee under the Agreement or the financial guaranty insurer is located are authorized or obligated by law or executive order to close.

     DEFICIENCY AMOUNT - For the related Class A Certificates as of any distribution date, (i) any shortfall in amounts available in the Payment Account to pay interest accrued during the Interest Accrual Period on the Certificate Principal Balance of the Class A Certificates at the applicable Pass-Through Rate, net of any interest shortfalls relating to the Relief Act and any Prepayment Interest Shortfalls allocated to the Class A Certificates, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates and
(iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final distribution date or earlier termination of the trust fund pursuant to the terms of the Agreement. For purposes of determining the Deficiency Amount, the final distribution date will be the distribution date in
____________.

     HOLDER - Any person who is the registered or beneficial owner of any Class A Certificate and who, on the applicable distribution date, is entitled under the terms of the Class A Certificates to payment thereunder.

     INSURED AMOUNT - As of any distribution date, any Deficiency Amount.

     NOTICE - The telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the financial guaranty insurance policy, the original of which is subsequently delivered by registered or certified mail from the trustee specifying the Insured Amount which shall be due and owing on the applicable distribution date.

     Capitalized terms used in the financial guaranty insurance policy and not otherwise defined in the financial guaranty insurance policy shall have the meanings set forth in the Agreement as of the date of execution of the financial guaranty insurance policy, without giving effect to any subsequent amendment to or modification of the Agreement unless the amendment or modification has been approved in writing by the financial guaranty insurer.

     The financial guaranty insurer, in consideration of the payment of the premium and subject to the terms of the related financial guaranty insurance policy, thereby unconditionally and irrevocably guarantees to any Holder that an amount equal to each full and complete Insured Amount will be paid to the trustee or its successor, as trustee for the Holders. The financial guaranty insurer's obligations under each financial guaranty insurance policy for a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the trustee, whether or not such funds are properly applied by the trustee. Insured Amounts shall be paid only at the time set forth in each financial guaranty insurance policy, and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the financial guaranty insurer. The financial guaranty insurance policy does not cover any interest shortfalls relating to the Relief Act or Prepayment Interest Shortfalls.

     Notwithstanding the foregoing paragraph, the financial guaranty insurance policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC or the trustee for withholding taxes, if any, including interest and penalties in respect of any such liability.

     The financial guaranty insurer will pay any amounts payable under the financial guaranty insurance policy no later than 12:00 noon, New York City time, on the later of the distribution date on which the related Deficiency Amount, as defined below, is due or the Business Day following receipt in New York, New York on a Business Day of a Notice; provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received is not in proper form or is otherwise insufficient for the purpose of making a claim under the financial guaranty insurance policy it shall be deemed not to have been received for purposes of this paragraph, and the financial guaranty insurer shall promptly so advise the trustee and the trustee may submit an amended Notice.

     Insured Amounts due under the financial guaranty insurance policy, unless otherwise stated in the financial guaranty insurance policy, are to be disbursed by the financial guaranty insurer to the trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Amount.

     The financial guaranty insurance policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The financial guaranty insurance policy is not cancelable for any reason. The premium on the financial guaranty insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the related Class A Certificates.

ALLOCATION OF LOSSES; SUBORDINATION

     Subject to the terms thereof, the financial guaranty insurance policy will cover all Realized Losses allocated to the Class A Certificates. If payments are not made as required under the financial guaranty insurance policy, Realized Losses will be allocable to the Class A Certificates based on the following priorities.

     The subordination provided to the Class A Certificates by the Class SB Certificates will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

     o    first, to the Excess Cash Flow for the related distribution date; and

     o    second, to the Class SB Certificates

and the remainder of the Realized Losses among all the remaining classes of Class A Certificates on a pro rata basis.

     Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

     o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, and

     o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

     In addition, any allocation of a Realized Loss to a Class A Certificate may also be made by operation of the payment priority to the Class A Certificates described under " - Principal Distributions on the Class A Certificates" in this prospectus supplement.

     As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

     As described in the prospectus, in some circumstances the servicer may permit a servicing modification - the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce its outstanding principal amount. Any principal reduction of this type shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each such reduced monthly payment is due.

     Servicing modification reductions shall be allocated when incurred, as provided above, in the same manner as other Realized Losses as described in this prospectus supplement. Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Loan Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the Class A Certificates will not be affected by the servicing modification.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination will be allocated on a pro rata basis among the Class A Certificates and in an aggregate amount equal to the percentage of that loss equal to the then aggregate Certificate Principal Balance of the Class A Certificates divided by the then aggregate Stated Principal Balance of the mortgage loans, in each case subject to the limitations set forth in the pooling and servicing agreement, and the remainder of the Realized Losses will be allocated to the Class SB Certificates.

     An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

     In order to maximize the likelihood of distribution in full of the Interest Distribution Amount and Principal Distribution Amount, on each distribution date, holders of Class A Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class SB Certificates and Class R Certificates, to the extent necessary to satisfy the Interest Distribution Amount and Principal Distribution Amount.

     The Special Hazard Amount shall initially be equal to $___________. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $________ less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

     The Fraud Loss Amount shall initially be equal to $________. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal (X) prior to the third anniversary of the cut-off date an amount equal to ____% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through Subordination for Fraud Losses up to that date of determination and (Y) from the third to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the aggregate amounts allocated through subordination for Fraud Losses since the most recent anniversary of the cut-off date up to that date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through subordination.

     The Bankruptcy Amount will initially be equal to $________. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class SB Certificates through subordination since that anniversary.

     Realized Losses allocated to the Class A Certificates will be covered by the financial guaranty insurance policy. In the event payments are not made as required under such policy, these losses will be borne by the holders of the Class A Certificates.

     With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus its interest through the last day of the month in which that mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan.

     Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the servicer has notified the trustee in writing that:

     o the servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and

     o    either:

     o the related mortgage loan is not in default with regard to payments due thereunder or

     o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the servicer or a subservicer.

[ADVANCES

     Prior to each distribution date, the servicer is required to make Advances which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

     These Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances for reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

     All Advances will be reimbursable to the servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class A Certificates.]

TABLE OF FEES AND EXPENSES

     The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the certificates are outstanding.

     All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

            ITEM          FEE                     PAID FROM
         ------------    -----       ----------------------------------
         Trustee Fee     ___bp       Mortgage Loan Interest Collections
         Servicer Fee    ___bp       Mortgage Loan Interest Collections

                         THE FINANCIAL GUARANTY INSURER

         The following information has been supplied by the financial guaranty insurer for inclusion in this Prospectus Supplement. No representation is made by the depositor, the underwriters or any of their affiliates as to the accuracy or completeness of such information.

                     [FINANCIAL GUARANTY INSURER DISCLOSURE]

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yields to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the mortgage loans, the amount and timing of mortgagor defaults resulting in Realized Losses and by adjustments to the mortgage rates. The rate of default of mortgage loans secured by second liens may be greater than that of mortgage loans secured by first liens. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust fund. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to breaches of some representations and warranties.

     The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yield to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations," no assurance can be given as to the rate or the timing of principal payments on the Class A Certificates.

     The amount of Excess Cash Flow may be adversely affected by the prepayment of mortgage loans with higher mortgage rates. Any reduction of this type will reduce the amount of Excess Cash Flow that is available to cover Realized
Losses, increase overcollateralization on the related classes of Class A Certificates and cover Prepayment Interest Shortfalls, to the extent and in the manner described in this prospectus supplement. See "Description of the Mortgage Pool - General," "Description of the Certificates - Overcollateralization Provisions" and " - Allocation of Losses; Subordination" in this prospectus supplement.

     The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Certificates or any Subordination Reduction Amount is released. See "Description of the Certificates - Overcollateralization Provisions" in this prospectus supplement.

     The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool - Mortgage Pool Characteristics" in this prospectus supplement.

     Most of the mortgage loans contain due-on-sale clauses. As described under "Description of the Certificates - Principal Distributions on the Class A Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Class A Certificates, other than the Lockout Certificates, and during specified periods no principal prepayments on the mortgage loans will be distributed to the Lockout Certificates. Furthermore, if the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Certificates may, under some circumstances, receive all mortgagor prepayments made during the preceding calendar month.

     Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the mortgage loans secured by second liens may experience a higher rate of prepayment than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments in the mortgage loans.

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined LTV ratios or low junior ratios. The rate of default on mortgage loans which are refinance or reduced documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

     To the extent that any losses are incurred on any of the mortgage loans that are not covered by the Excess Cash Flow, a reduction in the Subordinated Amount or the financial guaranty insurance policy, holders of the Class A Certificates will bear the risk of losses resulting from default by mortgagors. See "Risk Factors - The return on your certificates will be reduced if losses exceed the credit enhancement available to your certificates" in this prospectus supplement. Even where the financial guaranty insurance policy covers all losses incurred on the mortgage loans, this coverage may accelerate principal payments on the Class A Certificates, thus reducing the weighted average life of the Class A Certificates.

     The periodic increase in interest paid by the mortgagor of a Buy-Down Loan may increase the risk of default with respect to the related mortgage loan. See "Yield Considerations" in the prospectus.

     The amount of interest otherwise payable to holders of the Class A Certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the servicer, including Prepayment Interest Shortfalls. These shortfalls will not be offset by a reduction in the servicing fees payable to the servicer or otherwise, except as described in this prospectus supplement with respect to some Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and "Description of the Certificates - Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the Class A Certificates and possible shortfalls in the collection of interest.

     In addition, the yield to maturity on each class of the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the related pass-through rate. The extent to which the yield to maturity of any Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Class A Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of Class A Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     Because the mortgage rates on the mortgage loans and the pass-through rates on the Class A Certificates (other than the Class A-1 Certificates) are fixed, the rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

     The yield to investors on the Class A-1 Certificates will be sensitive to fluctuations in the level of LIBOR and the pass-through rate will be capped. See "Risk Factors - The yield on your certificates will be affected by the specific characteristics that apply to that class, discussed below - Class A-1 Certificates". A number of factors affect the performance of any index, such as LIBOR, and may cause such index to move in a manner different from other indices. To the extent that any index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the Class A-1 Certificateholders due to such rising interest rates may occur later than that which would be produced by other indices. Moreover, an increase in the level of LIBOR will increase the likelihood that the pass-through rate on the Class A-1 Certificates will be limited by the weighted average Net Loan Rate on the mortgage loans in accordance with such index, than of mortgage loans which adjust in accordance with other indices.

     CLASS A CERTIFICATES: The rate and timing of principal payments on and the weighted average lives of the Class A Certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the mortgage loans.

     LOCKOUT CERTIFICATES: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any distributions of payments of principal prior to the distribution date occurring in __________, and may receive a disproportionately small percentage of principal prepayments until the distribution date occurring in ______, unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average life of the Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Class A Certificates entitled to principal distributions.

     ASSUMED FINAL DISTRIBUTION DATE: The assumed final distribution date with respect to each class of the Class A Certificates is _____________ 25, ______, which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

     The actual  final  distribution  date with respect to each class of Class A
Certificates   could  occur   significantly   earlier  than  the  assumed  final
distribution date for that class because:

     o Excess Cash Flow will be used to make accelerated payments of principal, i.e. Subordination Increase Amounts, to the holders of the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the Class A Certificates of each class,

     o prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the Class A Certificates, and

     o the servicer may cause a termination of the trust when the aggregate Stated Principal Balance of the mortgage loans in the trust is less than or equal to 10% of the aggregate cut-off date balance.

     WEIGHTED AVERAGE LIFE: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security assuming no losses. The weighted average life of the Class A Certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA - no prepayments. Correspondingly, "100% PSA" and "___% PSA" assumes prepayment rates equal to 100% of PSA and ___% of PSA, respectively, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

     The table captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the Mortgage loans that are expected to be included in the trust fund as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The table assumes, among other things, that:

     (i) as of the date of issuance of the Class A Certificates, the mortgage loans have the following characteristics:

Aggregate principal balance                 $                        $
Weighted average mortgage rate                      %                        %
Weighted average servicing fee rate                 %                        %
Weighted average original term to
maturity (months)
Weighted average remaining term to
maturity (months)

     (ii) except with respect to the Balloon Loans the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iii) none of the unaffiliated sellers, the servicer or the depositor will repurchase any mortgage loan, as described under "The Trust Fund - The Mortgage Pools" and "Description of the Certificates - Assignment of Mortgage Loans" in the prospectus, and neither the servicer nor the depositor exercises any option to purchase the mortgage loans and thereby cause a termination of the trust fund;
(iv) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in _________; (vii) payments on the mortgage loans earn no reinvestment return; (viii) there are no additional ongoing trust fund expenses payable out of the trust fund; and (ix) the certificates will be purchased on _______________, _______. Clauses (i) through
(ix) above are collectively referred to as the Structuring Assumptions.

     The actual characteristics and performance of the mortgage loans will differ from the Structuring Assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the Structuring Assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

     In accordance with the foregoing discussion and Structuring Assumptions, the following table indicates the weighted average life of each class of Class A Certificates, and sets forth the percentages of the initial Certificate
Principal Balance of each class of Class A Certificates that would be outstanding after each of the distribution dates at the various percentages of PSA shown.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PSA

                                 CLASS A-1         CLASS A-2        CLASS A-3
Distribution Date              %   %    %    %    %   %   %   %   %   %   %   %
Initial Percentage
Weighted   Average  Life
in Years (**)

------------------

     o    Indicates a number that is greater than zero but less than 0.5%.

     ** The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Certificate Principal Balance described in (i) above.

     This table has been prepared based on the Structuring Assumptions, including the assumptions relating to the characteristics and performance of the mortgage loans, which differ from their actual characteristics, and should be read in conjunction therewith.

                         POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued under a pooling and servicing agreement dated as of __________, ____, among the depositor, the sponsor, the servicer, and __________, as trustee. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the Class A Certificates. The trustee will appoint ____________________to serve as custodian in connection with the certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Credit Suisse First Boston Mortgage Securities Corp., [ ].

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least ___% per annum and not more than ___% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately ___% per annum.

     The servicer is obligated to pay some ongoing expenses associated with the trust fund and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement. See "Description of the Certificates" in the prospectus for information regarding other possible compensation to the servicer and subservicers and for information regarding expenses payable by the servicer.

VOTING RIGHTS

     There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust fund and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. ___% of all voting rights will be allocated among all holders of the Class A Certificates, ___% of all voting rights will be allocated among all holders of the Class R Certificates and ___% of all voting rights will be allocated among all holders of the Class SB Certificates, respectively, in each case in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Class R Certificates in specified circumstances.

PERMITTED INVESTMENTS

     To the extent provided in the related servicing agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments. Such Permitted Investments shall mature the second business day immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the servicer under the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the servicer. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account.

     Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a Permitted Investment:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

          (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

          (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by Moody's, "A-1" or higher by S&P and "F-1" or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the trustee in exchange for such collateral, and (C) be delivered to the trustee or, if the trustee is supplying the collateral, an agent for the trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each Rating Agency that rates such securities at the time of such investment;

          (vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (vii) which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody's and Fitch and or "AAAm" or "AAAm-G" by S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein) including money market funds of a servicer or the trustee and any such funds that are managed by a servicer or the trustee or their respective affiliates or for a servicer or the trustee or any affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

          (viii) such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the ratings of the certificates.

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.


TERMINATION

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the Class A Certificates are described in "Description of the Certificates - Termination" in the prospectus. The servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust fund, except for the policy, thereby effecting early retirement of the Class A Certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Loan Rate to, but not including, the first day of the month in which the repurchase price is distributed plus (c) any amounts due to the financial guaranty insurer under the insurance and indemnity agreement.

     Distributions on the certificates relating to any optional termination will be paid, first, to the Class A Certificates and second, to the Class SB Certificates in the order of their payment priority. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any purchase of mortgage loans and termination of the trust requires the consent of the financial guaranty insurer if it would result in a draw on the policy. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus the sum of interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of such certificates or at any time thereafter, at the option of the servicer, the mortgage loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust fund, or the certificates so purchased may be held or resold by the servicer or the depositor.

     Upon presentation and surrender of the Class A Certificates in connection with the termination of the trust fund or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the Class A Certificates will receive an amount equal to the Certificate Principal Balance of that class plus interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, plus any previously unpaid Accrued Certificate Interest. However, distributions to the holders of the most subordinate class of certificates outstanding will be reduced, as described in the preceding paragraph, in the case of the termination of the trust fund resulting from a purchase of all the assets of the trust fund.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     [Orrick, Herrington & Sutcliffe LLP] [Sidley Austin LLP][Thacher Proffitt & Wood LLP] [McKee Nelson LLP], counsel to the depositor, has filed with the depositor's registration statement an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will qualify as one or more REMICs under the Internal Revenue Code.

     For federal income tax purposes:

     o the Class R Certificates will constitute the sole class of "residual interests" in the REMIC and

     o each class of Class A Certificates and the Class SB Certificates will represent ownership of "regular interests" in the REMIC and will be treated as debt instruments of the REMIC

     See "Material Federal Income Tax Consequences - Classification of REMICs and FASITs" in the prospectus.

     For federal income tax reporting purposes, the Class ________ Certificates will, [the Class _______ Certificates may] [and all other Classes of Class A Certificates will not] be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to ___% PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences -
General" and " - Taxation of Owners of REMIC and FASIT Regular Certificates - Original Issue Discount" in the prospectus.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

     In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the certificateholders and the IRS.

     Some of the classes of Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences - Taxation of Owners of REMIC and FASIT Regular Certificates" and " - Premium" in the prospectus.

     The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the Class A Certificates can qualify as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in Class A Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the servicer to repurchase the Class A Certificates may adversely affect any REMIC that holds the Class A Certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement - Termination" in this prospectus supplement and "Material Federal Income Tax Consequences - Taxation of Owners of REMIC Residual Certificates - Prohibited Transaction and Other Taxes" in the prospectus.

     For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Material Federal Income Tax Consequences - Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.

                             METHOD OF DISTRIBUTION

     In accordance with the terms and conditions of an underwriting agreement, dated _________________ ___, _____ will serve as underwriter and has agreed to purchase and the depositor has agreed to sell the Class A Certificates. The certificates being sold to the underwriter are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, against payment therefor in immediately available funds.

     In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of its underwritten certificates are purchased thereby.

     The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

     The distribution of the underwritten certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest thereon from the cut-off date.

     The underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

     There is currently no secondary market for the Class A Certificates. The underwriter intends to make a secondary market in the underwritten certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The Class A Certificates will not be listed on any securities exchange.

     The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates - Reports to Certificateholders," which will include information as to the outstanding principal balance of the Class A Certificates. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Class A Certificates will be available on an ongoing basis. The limited nature of this information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                 LEGAL OPINIONS

     [Certain legal matters relating to the certificates will be passed upon for the depositor by ______________, ____________ and for the underwriter by _________________, ______________.]

                                    [EXPERTS]

     The consolidated financial statements of [financial guaranty insurer] ____________ [and subsidiaries], as of December 31, ____ and ____ and for each of the years in the three-year period ended December 31, ____ are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of _________, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of __________ as experts in accounting and auditing.]

                                LEGAL PROCEEDINGS

     [There are no material legal proceedings pending against the sponsor, the depositor, the trustee, The issuing entity, [any affiliated servicer, any 20% concentration unaffiliated servicer, any 20% concentration originator] or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

     [There are no affiliations between the sponsor, the depositor or the issuing entity and [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are no affiliations among [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

                                     RATINGS

     It is a condition of the issuance of the Class A Certificates that they be rated "AAA" by ___________________ and ------------------.

     [_________________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. [__________________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. [_________________'s rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

     The  ratings  assigned  by  __________________________________  to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. ________________________________'s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. ________________'s ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

     The depositor has not requested a rating on the Class A Certificates by any rating agency other than _______________ and ________________. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by __________________ and ------------------------.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.

     The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

     The Class A Certificates will not constitute "mortgage related securities" for purposes of SMMEA because the mortgage pool includes mortgage loans that are secured by subordinate liens on the related mortgage properties.

     One or more classes of the Class A Certificates may be viewed as "complex securities" under TB13a, which applies to thrift institutions regulated by the OTS.

     The depositor makes no representations as to the proper characterization of any class of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Class A Certificates.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of the Class A Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to cause an employee benefit plan or other retirement arrangements ("Plans") subject to Title I of ERISA and/or to
Section 4975 of the Internal Revenue Code (or any entities in which such Plans or arrangements invest including insurance company general or separate accounts) to acquire any of the offered certificates are encouraged to consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the Plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest relating to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving Plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those Plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these Plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment in certain classes to the rate of principal payments, including prepayments, on the mortgage loans.

     The U.S. Department of Labor has granted to a predecessor of Credit Suisse First Boston LLC an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of particular secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. It is expected that the Exemption may apply to the acquisition and holding of the offered certificates (other than the Class R Certificates) and that all of the conditions of the Exemption will be met other than those within the control of the investors, although a fiduciary of a Plan should make its own determination as to whether such conditions are satisfied. For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

     The rating of a class of certificates may change. If the rating of a class of certificates declines below BBB-, if such class of certificates is rated by S&P or Fitch, or Baa3, if such class of certificates is rated by Moody's Investors Service, Inc., that class of certificates will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it). Such a certificate could, however, satisfy the requirements for relief under PTCE 95-60, relating to sales to insurance company general accounts.
Section 401(c) of ERISA provides guidance with respect to the application of the Plan asset rules to insurance company general accounts. The U.S. Department of Labor has issued final regulations under Section 401(c) of ERISA (the "Section 401(c) Regulations"), which generally became effective July 5, 2001. Insurance companies contemplating the investment of general account assets in the offered certificates are encouraged to consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to hold the offered certificates.

     Because the characteristics of the Class R Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of these certificates by a Plan or by individual retirement accounts or other Plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class R Certificates will not be registered by the trustee unless the trustee receives the following:

     o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a Plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of such a Plan arrangement or using the assets of such a Plan or arrangement to effect that transfer; or

     o an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a Plan, or by any person acting on behalf of a Plan or using a Plan's assets, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the trustee or the servicers to any obligation in addition to those undertaken in the pooling and servicing agreement.

     In the event that a representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

     The initial owner of the Class R Certificates is _______________.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                               $------------------


                   MORTGAGE-BACKED PASS-THROUGH CERTIFICATES,
                                 SERIES 200_-___


                              PROSPECTUS SUPPLEMENT


                              [NAME OF UNDERWRITER]
                                   UNDERWRITER


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______,
-------.

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                                                     [VERSION 3]

                              SUBJECT TO COMPLETION

             PRELIMINARY PROSPECTUS SUPPLEMENT DATED JANUARY 6, 2006

        PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED _____________ __ ____)

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                             [---------------------]
                                     SPONSOR

                         CSFB ABS TRUST SERIES 200_-____
                                     ISSUER

              CSFB MANUFACTURED HOUSING PASS-THROUGH CERTIFICATES,
                                SERIES 200_-____

                                  $-----------

                                  (APPROXIMATE)

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT.

The certificates offered hereby represent an interest in and obligation of the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

------------------------- --------------------- --------------------- --------------------
                                                INITIAL CERTIFICATE     SCHEDULED FINAL
         CLASS             PASS-THROUGH RATE     PRINCIPAL BALANCE       MATURITY DATE
Senior Certificates:
                                 ____%              $__________         [____ __, 20__]
                                 ____%              $[_________]        [____ __, 20__]
Class M Certificates:
                                 ____%              $__________         [____ __, 20__]
                                 ____%              $[_________]        [____ __, 20__]
Class B Certificates:
                                 ____%              $[_________]        [____ __, 20__]
                                 ____%              $[_________]        [____ __, 20__]

------------------------- --------------------- --------------------- --------------------


THE TRUST WILL ISSUE:

     o _____ classes of senior certificates, including ___ classes of residual certificates.

     o _____ classes of subordinate certificates, which provide credit enhancement for the senior certificates and each class of subordinate certificates, if any, with a higher payment priority.

THE CERTIFICATES:

     o Represent ownership interests in a trust, whose assets are primarily a pool of fixed-rate, first lien manufactured housing contracts.

     o Represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the servicer, the originators, the seller, the special servicer, the trustee or any of their affiliates or any other entity.

     o    Offered  to  the  public  are  listed   under  the  heading   "Offered
          Certificates" in the table on page S-__

     Credit enhancement for all of the classes of offered certificates will be provided by the use of excess interest to create overcollateralization and subordination.

     _________________________ as underwriters, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor, at a price equal to approximately _____% of the initial aggregate certificate balances of the offered certificates, plus accrued interest, before deducting expenses payable by the depositor. The depositor will pay the expenses related to the issuance of the certificates from these proceeds. The underwriters will sell the offered certificates they purchase from time to time in negotiated transactions at varying prices determined at the time of sale.

     The trust will make multiple REMIC elections for federal income tax purposes.

     Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     Delivery of the offered certificates, other than the Class R Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or after
-----------------.

     Annex I is incorporated into and a part of this prospectus supplement as if fully set forth herein.

                                 [UNDERWRITERS]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE  DESCRIPTION  OF YOUR  CERTIFICATES  IN THIS  PROSPECTUS  SUPPLEMENT
DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," "assumed characteristics," "structuring assumptions," "prepayment assumption," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                TABLE OF CONTENTS


SUMMARY INFORMATION.................................
     CSFB MANUFACTURED HOUSING
     PASS-THROUGH CERTIFICATES, SERIES 200_-____
     DEPOSITOR......................................
     SPONSOR........................................
     ORIGINATORS....................................
     SERVICER.......................................
     SPECIAL SERVICER...............................
     ISSUING ENTITY.................................
     TRUSTEE........................................
     CUSTODIAN......................................
     CUT-OFF DATE...................................
     CLOSING DATE...................................
     DETERMINATION DATE.............................
     DISTRIBUTION DATE..............................
     RECORD DATE....................................
     CONTRACT POOL..................................
     REMOVAL, SUBSTITUTION AND REPURCHASE
         OF A CONTRACT..............................
     INTEREST DISTRIBUTIONS.........................
     PRINCIPAL DISTRIBUTIONS........................
     CREDIT ENHANCEMENT.............................
     [OPTIONAL TERMINATION OF THE TRUST.............
     [ADVANCES......................................
     SERVICING FEE..................................
     FEDERAL INCOME TAX CONSEQUENCES................
     ERISA CONSIDERATIONS...........................
     LEGAL INVESTMENT...............................
     RATINGS........................................
TRANSACTION STRUCTURE...............................
RISK FACTORS........................................
THE CONTRACT POOL...................................
     THE CONTRACTS..................................
     CONTRACT CHARACTERISTICS.......................
     ASSIGNMENT OF THE CONTRACTS....................
     REPRESENTATIONS AND WARRANTIES.................
STATIC POOL INFORMATION.............................
THE ORIGINATORS AND THE SERVICER....................
     GENERAL........................................
     [NAME OF ORIGINATOR]...........................
     UNDERWRITING GUIDELINES........................
     THE SERVICER...................................
     NAME OF SERVICER...............................
     TRANSFERS OF MANUFACTURED HOMES................
THE SPONSOR.........................................
THE DEPOSITOR.......................................
SERVICING OF THE CONTRACTS..........................
     GENERAL........................................
     SERVICING COMPENSATION AND PAYMENT OF
         EXPENSES...................................
     ADJUSTMENT TO SERVICING FEE IN CONNECTION
         WITH PREPAID CONTRACTS.....................
     [ADVANCES FROM THE SERVICER....................
     THE LOSS MITIGATION ADVISOR....................
     PERMITTED INVESTMENTS..........................
THE SPECIAL SERVICER................................
DESCRIPTION OF THE CERTIFICATES.....................
     GENERAL........................................
     BOOK-ENTRY CERTIFICATES........................
     GLOSSARY OF TERMS..............................
     DISTRIBUTIONS OF INTEREST......................
     DISTRIBUTIONS OF PRINCIPAL.....................
     DISTRIBUTIONS OF MONTHLY EXCESS CASHFLOW.......
     CREDIT ENHANCEMENT.............................
     FINAL SCHEDULED DISTRIBUTION DATE..............
     [OPTIONAL TERMINATION..........................
     RESTRICTIONS ON TRANSFER OF THE CLASS R
         CERTIFICATES...............................
THE TRUSTEE.........................................
     GENERAL........................................
     THE ISSUING ENTITY.............................
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.......
     GENERAL........................................
     [PRINCIPAL PREPAYMENTS AND COMPENSATING
         INTEREST...................................
     OVERCOLLATERALIZATION..........................
     SUBORDINATION..................................
     THE PASS-THROUGH RATES.........................
     WEIGHTED AVERAGE LIFE..........................
     ADDITIONAL YIELD CONSIDERATIONS APPLICABLE
         SOLELY TO THE RESIDUAL CERTIFICATES........
     ADDITIONAL INFORMATION.........................
USE OF PROCEEDS.....................................
MATERIAL FEDERAL INCOME TAX CONSEQUENCES............
     TAXATION OF REGULAR INTERESTS..................
     SPECIAL TAX CONSIDERATIONS APPLICABLE
         TO THE CLASS R CERTIFICATES................
ERISA CONSIDERATIONS................................
LEGAL INVESTMENT CONSIDERATIONS.....................
METHOD OF DISTRIBUTION..............................
LEGAL MATTERS.......................................
LEGAL PROCEEDINGS...................................
AFFILIATIONS, RELATIONSHIPS AND
         RELATED TRANSACTIONS.......................
RATINGS.............................................
ANNEX I.............................................
     INITIAL SETTLEMENT.............................
     SECONDARY MARKET TRADING.......................
     CERTAIN U.S. FEDERAL INCOME TAX
         DOCUMENTATION REQUIREMENTS.................

                               SUMMARY INFORMATION

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION NECESSARY TO MAKE YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL INFORMATION ABOUT THE OFFERED CERTIFICATES.


CSFB MANUFACTURED HOUSING PASS-THROUGH CERTIFICATES, SERIES 200_-____


                         PER         INITIAL RATING OF
         INITIAL        ANNUM          CERTIFICATES
         PRINCIPAL   PASS-THROUGH    -----------------
 CLASS    BALANCE       RATE*      FITCH MOODY'S S&P DESIGNATIONS
-----------------------------------------------------------------
                    OFFERED CERTIFICATES
SENIOR
CERTIFICATES
                                                           Senior
                                                           Senior
                                                           Senior
CLASS M
CERTIFICATES
                                                      Subordinate
                                                      Subordinate
CLASS B
CERTIFICATES
                                                      Subordinate
TOTAL
OFFERED
CERTIFICATES

                    NON-OFFERED CERTIFICATES
                                       **    **    ** Subordinate
                               N/A     N/A   N/A  N/A Subordinate


* Interest on all certificates will be subject to a rate cap. [ If the Class A Certificates are not purchased pursuant to an optional termination, the pass-through rate on the Class A Certificates will be increased by ____% per annum, subject to the rate cap.]

** The Class B-2 Certificates, including the ratings thereof, will be described in the offering memorandum relating thereto.

The certificates offered hereby represent interests solely in the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered certificates, other than the Class R-I Certificates and Class R-II Certificates, will be book-entry certificates. The Class R-I Certificates and Class R-II Certificates will be physical certificates. The initial class principal balances of the certificates are subject to a variance of no more than 5% prior to their issuance.

DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp. The depositor maintains its principal office at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

SPONSOR

_____________ (referred to in this prospectus supplement as _____) is the seller of all of the contracts.

ORIGINATORS

Approximately [__]% of the contracts were originated by [Name of Originator]. The remainder were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the contracts in the aggregate.

SERVICER

-----------------.

SPECIAL SERVICER

------------------.

ISSUING ENTITY

CSFB ABS Trust Series 200_-____.

TRUSTEE

-------------------.

CUSTODIAN

-------------------.

CUT-OFF DATE

--------------.

CLOSING DATE

--------------.

DETERMINATION DATE

The business day immediately preceding the __th day of each month if the __th day is a business day or the second preceding business day if the __th day is not a business day.

DISTRIBUTION DATE

Distributions on the certificates will be made on the __th day of each month or, if the __th day is not a business day, the next business day, commencing in
____________.

RECORD DATE

For every class of offered certificates, the last business day of the month immediately preceding each distribution date.

CONTRACT POOL

On _____________, the trust will acquire a pool of contracts which will be secured by manufactured homes and in some cases, mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

As of the cut-off date, the contract pool consists of approximately _____ contracts with an aggregate principal balance of approximately $___________.

SEE "THE CONTRACT POOL" IN THIS PROSPECTUS SUPPLEMENT.

REMOVAL, SUBSTITUTION AND REPURCHASE OF A CONTRACT

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the contracts. If the trustee finds that any contract is defective on its face due to a breach of the representations and warranties with respect to that contract made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 120 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related contract, the sponsor will, in accordance with the terms of the pooling and servicing agreement, either (a) provide the trustee with a substitute contract, or (b) purchase such contract from the trustee within 120 days from the date the sponsor was notified of such defect in writing.

INTEREST DISTRIBUTIONS

The amount of interest distributable to each class of certificates entitled to interest on each distribution date will generally equal:

     o the per annum pass-through rate for that class of certificates, multiplied by

     o    the applicable principal balance of that class of certificates, MINUS

     o the share of some types of interest shortfalls allocated to that class.

Interest distributions received on any distribution date for any class of certificates represent interest accrued during the calendar month preceding the month in which that distribution date occurs. Interest will accrue on each class of offered certificates on the basis of a 360-day year consisting of twelve 30-day months.

SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST" IN THIS PROSPECTUS SUPPLEMENT.

On each distribution date, interest will be distributed to certificateholders in the order described in "Description of the Certificates" in this prospectus supplement. It is possible that, on any given distribution date, payments from the contracts will be insufficient to cover interest distributable on all of the certificates that are entitled to receive interest from those contracts. As a result, some classes of certificates (most likely the subordinate certificates) may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions on future distribution dates, to the extent available.

PRINCIPAL DISTRIBUTIONS

The amount of principal distributable on any class of certificates on any distribution date will be determined by:

     o funds actually received on the related contracts that are available to make principal distributions on the certificates; and

     o the amount of excess interest from the contracts available to be paid as principal on the certificates as described below.

Funds actually received [or advanced] on the contracts will consist of expected monthly scheduled payments, unexpected payments resulting from, among other things, prepayments by obligors on the contracts or liquidations of defaulted contracts (including any insurance proceeds, if any, on that contract).

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the distribution date in _____________, or on or after that date, and depending upon the delinquency performance of the contracts.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF PRINCIPAL" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

CREDIT ENHANCEMENT

Credit enhancement for the offered certificates includes overcollateralization and subordination features to reduce delays in distributions and losses on some classes of certificates, in varying degrees.

OVERCOLLATERALIZATION. The contracts bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the offered certificates and certain trust expenses. This excess interest will be applied to pay principal, as necessary, on the offered certificates in the manner described in this prospectus supplement in order to create and maintain the required level of overcollateralization. The overcollateralization will be available to absorb losses on the contracts. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the contracts to create and maintain the required level of overcollateralization.

WE REFER YOU TO "RISK FACTORS" AND "DESCRIPTION OF THE CERTIFICATES--CREDIT ENHANCEMENT--OVERCOLLATERALIZATION" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

SUBORDINATION. There are two types of subordination available to the offered certificates.

The senior certificates will have a payment priority over the subordinate certificates. Each class of subordinate certificates will be subordinate to each other class of subordinate certificates with a higher payment priority.

Losses that are realized when the unpaid principal balance on a contract and accrued but unpaid interest on such contract exceeds the proceeds recovered upon liquidation (including any insurance proceeds on that contract) will first reduce the available excess interest and then reduce the overcollateralization amount. If excess interest and overcollateralization at that time are insufficient to cover these amounts, such losses on the contracts will be allocated to the subordinate certificates, in the reverse order of their priority of payment, until the principal amount of the subordinate certificates is reduced to zero. If the applicable subordination is insufficient to absorb losses, then holders of the senior certificates may incur losses and may not receive all of their principal distributions.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--CREDIT ENHANCEMENT" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

[OPTIONAL TERMINATION OF THE TRUST

On any payment date on or after which the aggregate principal balance of the contracts is equal to or less than __% of the aggregate principal balance of the contracts as of the cut-off date, the special servicer may purchase all of the contracts and the related properties in the trust. If the special servicer purchases all of the contracts, you will receive a final distribution and then the trust will be terminated.

If the special servicer does not exercise its option to purchase the contracts as described above when it is first entitled to do so, the pass-through rate of the Class A Certificates will be increased as described in this prospectus supplement.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--OPTIONAL TERMINATION" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.]

[ADVANCES

If the servicer of a contract reasonably believes that cash advances can be recovered from a delinquent obligor or other collections on that contract, then the servicer will make cash advances to the trust to cover delinquent contract payments of interest with respect to the contracts. Advances are intended to maintain a regular flow of scheduled interest payments on the certificates, and not to guarantee or insure against losses.

WE REFER YOU TO "SERVICING OF THE CONTRACTS--ADVANCES FROM THE SERVICER" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.]

SERVICING FEE

With respect to each contract, the amount of the servicing fee that shall be paid to the servicer is the product of (a) one month's interest on the stated principal balance on such contract in the month of such distribution date and
(b) [__]%, less compensating interest payments. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the interest portion of such scheduled monthly payments collected by the servicer.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust (exclusive of the right to receive prepayment penalties) will be treated as multiple REMICs. All classes of offered certificates, other than the Class R-I Certificates and Class R-II Certificates, will represent regular interests in a REMIC. The Class R-I Certificates and Class R-II Certificates will represent ownership of the residual interests in the REMICs.

ERISA CONSIDERATIONS

It is expected that the offered certificates, other than the Class R-I and Class R-II Certificates, may be purchased by a pension or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. Sales of the Class R Certificates to these plans or retirement accounts are prohibited.

WE REFER YOU TO "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS FOR MORE DETAILS.

LEGAL INVESTMENT

The _________ Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as such classes are rated in one of the two highest rating categories. All other classes of certificates offered by this prospectus supplement will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

RATINGS

The trust will not issue the offered certificates unless they have been assigned the ratings at least as high as those designated on page S-__.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

                              TRANSACTION STRUCTURE

                                  RISK FACTORS

     THIS PROSPECTUS SUPPLEMENT TOGETHER WITH THE PROSPECTUS DESCRIBES THE MATERIAL RISK FACTORS RELATED TO YOUR SECURITIES. THE SECURITIES OFFERED UNDER THIS PROSPECTUS SUPPLEMENT ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

THE OFFERED CERTIFICATES BEAR THE RISK OF DEFAULTS ON THE CONTRACTS

DEPRECIATION IN VALUE OF MANUFACTURED HOMES

Manufactured housing generally depreciates in value, regardless of its location. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the contract related to that manufactured home. Therefore, amounts received upon the sale of any manufactured home repossessed by the servicer may be less than the outstanding amount of the related contract.

Investors in the offered certificates may be protected from losses resulting from economic conditions or from the depreciation in the value of a manufactured home by any of the following:

     o the amount, if any, by which the interest collected on nondefaulted contracts during a collection period exceeds interest distributions due to the holders of the offered certificates and the monthly servicing fee and other expenses of the trust;

     o    overcollateralization; and

     o    the   subordination   in  interest  of  any  subordinate   classes  of
          certificates.

If losses on the contracts are not covered by the excess interest on the contracts, overcollateralization or by a subordinate class of certificates, the payments on certificates will be delayed and losses will be borne by the holders of the offered certificates. The most subordinate classes of certificates would be the first to bear these delays or losses.

DEFECTS IN SECURITY INTERESTS COULD RESULT IN LOSSES

Each originator will represent and warrant to the seller that its transfer of the contracts sold by it to the seller, the seller will represent and warrant that its transfer of the contracts to the depositor and the depositor will represent and warrant that its transfer of the contracts to the trustee, is a sale of all of its right, title, and interest in and to those contracts. FOR A DESCRIPTION OF THE TRUSTEE'S RIGHTS IF THESE REPRESENTATIONS AND WARRANTIES ARE NOT TRUE, SEE "DESCRIPTION OF THE CERTIFICATES--ASSIGNMENT OF CONTRACTS" AND "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--THE MANUFACTURED HOUSING CONTRACTS" IN THE PROSPECTUS.

The depositor will take steps under the UCC to perfect the trustee's interest in the contracts. The UCC, however, may not govern these transfers, and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

Each originator will represent and warrant to the seller that its transfer of the contracts sold by it to the seller, the seller will represent and warrant that its transfer of the contracts to the depositor and the depositor will represent, warrant, and covenant that its transfer of the contracts to the trustee, is perfected and free and clear of the lien or interest of any other entity. If this is not true, the trustee's interest in the contracts could be impaired, and payments to you could be delayed or reduced. For instance,

     o a prioror subsequent transferee of the contracts could have an interest in the contracts superior to the interest of the trustee;

     o a tax,governmental, or other nonconsensual lien that attaches to the property of an originator, the seller or the depositor could have priority over the interest of the trustee in the contracts;

     o the administrative expenses of a bankruptcy trustee for an originator, the seller or the depositor could be paid from collections on the contracts before holders of the certificates receive any payments; and

     o if bankruptcy proceedings were commenced by or against an originator, the seller or the depositor, or if certain time periods were to pass, the trustee may lose its perfected interest in collections on the contracts.

     Each contract is secured by a security interest in a manufactured home and, in some cases only, the real estate on which the related manufactured home is located. Perfection of security interests in the manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including:

     o    The UCC as adopted in the relevant states;

     o    certificate of title statutes as adopted in the relevant states; and

     o if applicable, the real estate laws as adopted in the states in which the manufactured homes are located.

Under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract. SEE "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--THE MANUFACTURED HOUSING CONTRACTS--SECURITY INTERESTS IN MANUFACTURED HOMES" AND "--LAND HOME AND LAND-IN-LIEU CONTRACTS" IN THE PROSPECTUS.

The certificates of title for the manufactured homes will show the related originator as the lienholder and the UCC financing statements will show the related originator as secured party. Because it is not economically feasible to amend the certificates of title, the depositor will not:

     o amend the certificates of title to change the lienholder specified therein to the trustee at the time contracts are conveyed to the trust;

     o execute any transfer instrument, including, among other instruments, UCC assignments, relating to any manufactured home in favor of the trustee;

     o deliver any certificate of title to the trustee or make a notation on the certificate of title of the trustee's interest therein; or

     o record an assignment, except as required under the pooling and servicing agreement upon the occurrence of certain events, to the trustee of the mortgage, deed of trust or other instrument securing any real estate.

In some states, without complying with the foregoing, the assignment to the trustee of the security interest in the manufactured homes, or the mortgage, deed of trust or other instrument securing real estate, may not be effective. In addition, even if the assignment is effective, it could be defeated through fraud or negligence of the related originator.

BANKRUPTCY OF AN ORIGINATOR MAY AFFECT PAYMENTS ON THE CERTIFICATES

If one or both of the originators or any of their affiliates were to become the subject of a bankruptcy or insolvency proceeding, the court or a receiver or conservator could exercise control over the contracts on an interim or a permanent basis. Although steps have been taken to minimize this risk, the originators or any of their affiliates or another interested party could argue in the bankruptcy or insolvency proceeding that:

     o the originators did not sell the contracts to the seller but instead borrowed money from the seller and granted a security interest in the contracts to the seller and the trustee; or

     o the contracts are necessary for the originators or any of their affiliates to reorganize.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

If the originators or any of their affiliates were to enter a bankruptcy or insolvency proceeding, moreover, the trustee and the holders of certificates could be prohibited from taking any action to enforce the pooling and servicing agreement or any other related document against the originators or any of their affiliates without the permission of the bankruptcy court or the receiver or conservator. Holders of certificates also may be required to return payments already received if one or both of the originators were to become a debtor in a bankruptcy case. If any of these events were to occur, payments to you could be delayed or reduced. Regardless of any ruling made by a court in a bankruptcy or insolvency proceeding involving the originators or any of their affiliates, the fact that a bankruptcy or insolvency proceeding has been commenced could have an adverse effect on the liquidity and value of the certificates. The most subordinate certificates outstanding would be the first to bear any delays or losses.

BANKRUPTCY OF THE SERVICER COULD PREVENT THE TERMINATION OF THE SERVICER AND COULD RESULT IN POSSIBLE DELAYS OR REDUCTIONS IN PAYMENTS ON THE OFFERED CERTIFICATES

In the event of a bankruptcy of the servicer, the trustee in bankruptcy for the servicer could prevent the termination of the servicer, as servicer of the contracts, if no event of default under the pooling and servicing agreement exists other than the bankruptcy or financial condition of the servicer. This prevention could result in a delay or possibly a reduction in payments on the offered certificates to the extent the servicer received, but did not deposit with the trustee, contract collections before the date of bankruptcy. The most subordinate certificates would be the first to bear these delays or losses.

[FICO SCORES MENTIONED IN THIS PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. SEE " THE TRUST FUND--FICO SCORES" IN THE PROSPECTUS.

                                THE CONTRACT POOL

     The depositor will establish the CSFB ABS Trust Series 200_-____ on the closing date pursuant to a pooling and servicing agreement among the depositor, the seller, the servicer, the special servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust a pool of contracts that, in the aggregate, will constitute a contract pool, secured by first liens on manufactured homes and in the case of a land home contract or land-in-lieu contract, the related real property, with terms to maturity of not more than thirty years. All of the contracts are [fixed-rate] contracts.

     Information relating to the contracts to be included in the contract pool is presented in this section. Prior to the closing date, some of the contracts may be removed from the contract pool and other contracts may be substituted for those contracts. The depositor believes that the information in this prospectus supplement relating to the contracts to be included in the contract pool as presently constituted is representative of the characteristics of the contracts to be included in the contract pool as it will be constituted at the closing date, although some characteristics of the contracts in the contract pool may vary. Information presented below expressed as a percentage, other than rates of interest, are approximate percentages based on the Stated Principal Balances of the contracts as of the cut-off date, unless otherwise indicated.

     Some capitalized terms used in this prospectus supplement will have the meanings given below under "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS" or in the prospectus under "GLOSSARY."

THE CONTRACTS

     The depositor will acquire approximately _____ contracts with an aggregate Stated Principal Balance as of the cut-off date of approximately $___________ from ____________________ ("_____") pursuant to a contract purchase agreement. These contracts were previously purchased by _____ from the originators in one or more secondary market transactions. SEE "THE ORIGINATORS AND THE SERVICER" IN THIS PROSPECTUS SUPPLEMENT.

     Under the pooling and servicing agreement, the depositor will assign the contracts to the trustee for the benefit of the holders of the certificates. With respect to any contract transferred to the trust, the trust is entitled to all payments due on that contract after the cut-off date. The cut-off date is
_____________.

     Manufactured homes, unlike site-built homes, generally depreciate in value, and the depositor believes that, upon repossession, the market value of a manufactured home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The percentage recovery of principal on liquidation of manufactured housing contracts historically has been adversely affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile and no predictions can be made regarding future economic loss upon liquidation.

CONTRACT CHARACTERISTICS

     All of the contracts will have been originated through manufactured housing dealers, brokers or correspondents and purchased by the seller from either originator.

     The contract rate of a contract is the rate at which interest accrues on that contract at a fixed rate in accordance with the terms of the related contract. Each has a contract rate of not less than _____% per annum and not more than _____% per annum as of the cut-off date. As of the cut-off date, the weighted average contract rate of the contracts was approximately _____% per annum and the weighted average net contract rate was approximately _____% per annum.

     Approximately ____% of the contracts by principal balance as of the cut-off date are land home contracts and approximately ____% of the contracts by principal balance as of the cut-off date are land-in-lieu contracts. The contracts were originated between ___________ and ___________. Approximately _____% of the contracts by principal balance as of the cut-off date are secured by manufactured homes which were new at the time the related contract was originated and approximately _____% of the contracts by principal balance as of the cut-off date are secured by manufactured homes which were used at the time the related contract was originated. Approximately ____% of the contracts by principal balance as of the cut-off date are 30-59 days delinquent and approximately ____% of the contracts by principal balance as of the cut-off date are 60-89 days delinquent. All of the contracts are conventional contracts and none are FHA-insured or VA-guaranteed. The contracts have remaining maturities, as of the cut-off date, of at least __ months but not more than ____ months and original maturities of at least __ months but not more than ___ months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of ___ months. The average outstanding principal balance of the contracts as of the cut-off date was approximately $_____ and the highest outstanding principal balance of a contract as of the cut-off date was approximately $_______. The obligors on the contracts are located in __ states. The obligors on approximately _____% and _____% of the contracts, by principal balance as of the cut-off date, are located in [California and Texas], respectively. No other state represented more than approximately ____% of the contracts by principal balance as of the cut-off date. All of the manufactured homes securing the contracts are used as primary residences by the obligors under the contracts. All of the contracts are simple interest contracts.

     As of the cut-off date, not more than [ ]% of the contracts were more than 30 days delinquent in payments of principal and interest. A contract is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. [The determination as to whether a contract falls into this category is made as of the close of business on the last business day of each month.]

     If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

     The tables below describe additional characteristics of the contracts as of the cut-off date. The geographical distribution of the contract obligors is based upon the obligor's billing address. Due to rounding, the percentages in the following tables may not add to 100%.

                        MODEL YEAR OF MANUFACTURED HOMES
                        --------------------------------

                               NUMBER OF    AGGREGATE PRINCIPAL     PERCENT OF
MODEL YEAR                     CONTRACTS    BALANCE OUTSTANDING      CONTRACTS
----------                     ---------    -------------------      ---------
1977........................
1978........................
1979........................
1980........................
1981........................
1982........................
1983........................
1984........................
1985........................
1986........................
1987........................
1988........................
1989........................
1990........................
1991........................
1992........................
1993........................
1994........................
1995........................
1996........................
1997........................
1998........................
1999........................
2000........................
2001........................
2002........................
2003........................
2004........................   ---------    -------------------      ---------
     Total..................   =========    ===================      =========


                                 PROPERTY TYPES
                                 --------------

                                  NUMBER OF    AGGREGATE PRINCIPAL   PERCENT OF
PROPERTY TYPES                    CONTRACTS    BALANCE OUTSTANDING    CONTRACTS
--------------                    ---------    -------------------    ---------

Single Wide..................
Double Wide..................
Triple Wide..................
Park Model...................     ---------    -------------------    ---------
     Total...................     =========    ===================    =========



                                  LOAN PURPOSE
                                  ------------

                                  NUMBER OF    AGGREGATE PRINCIPAL   PERCENT OF
LOAN PURPOSE                      CONTRACTS    BALANCE OUTSTANDING    CONTRACTS
                                  ---------    -------------------    ---------
Purchase.....................
Refinance - Cashout..........     ---------    -------------------    ---------
     Total...................     =========    ===================    =========


                                  CREDIT SCORES
                                  -------------

                                  NUMBER OF    AGGREGATE PRINCIPAL   PERCENT OF
CREDIT SCORE                      CONTRACTS    BALANCE OUTSTANDING    CONTRACTS
--------------------------------  ---------    -------------------    ---------
Not Available....................
561 - 580........................
581 - 600........................
601 - 620........................
621 - 640........................
641 - 660........................
661 - 680........................
681 - 700........................
701 - 720........................
721 - 740........................
741 - 760........................
761 - 780........................
781 - 800........................
801 - 820........................
821 - 840........................
841 - 860........................ ---------    -------------------    ---------
     Total....................... =========    ===================    =========

     o As of the cut-off date, the weighted average FICO credit score of the contracts for which credit scores are available is expected to be approximately ___.

                            GEOGRAPHICAL DISTRIBUTION

                                   NUMBER OF    AGGREGATE PRINCIPAL   PERCENT OF
STATE                             CONTRACTS     BALANCE OUTSTANDING    CONTRACTS
-----------------------------     ---------     -------------------   ----------
California...................
Texas........................
Arizona......................
Oklahoma.....................
Georgia......................
Louisiana....................
Florida......................
Mississippi..................
Kansas.......................
Colorado.....................
South Carolina...............
Missouri.....................
Arkansas.....................
Michigan.....................
Alabama......................
Washington...................
North Carolina...............
Oregon.......................
Nevada.......................
Tennessee....................
Kentucky.....................
New Mexico...................
Pennsylvania.................
Minnesota....................
Illinois.....................
New York.....................
Utah.........................
Montana......................
Ohio.........................
Nebraska.....................
Virginia.....................
South Dakota.................
Wyoming......................
West Virginia................
Indiana......................
Wisconsin....................
Iowa.........................
Idaho........................
New Jersey...................
Delaware.....................
Vermont......................     ---------     -------------------   ----------
     Total...................     =========     ===================   ==========

     o As of the cut-off date, no more than approximately ____% of the contracts will be secured by manufactured homes located in any one postal zip code area.

                      ORIGINAL CONTRACT PRINCIPAL BALANCES
                      ------------------------------------

ORIGINAL CONTRACT PRINCIPAL      NUMBER OF    AGGREGATE PRINCIPAL    PERCENT OF
BALANCES ($)                     CONTRACTS    BALANCE OUTSTANDING     CONTRACTS
-------------------------------  ---------    -------------------    ----------
0.01 - 10,000.00...............
10,000.01 - 20,000.00..........
20,000.01 - 30,000.00..........
30,000.01 - 40,000.00..........
40,000.01 - 50,000.00..........
50,000.01 - 60,000.00..........
60,000.01 - 70,000.00..........
70,000.01 - 80,000.00..........
80,000.01 - 90,000.00..........
90,000.01 - 100,000.00.........
100,000.01 - 110,000.00........
110,000.01 - 120,000.00........
120,000.01 - 130,000.00........
130,000.01 - 140,000.00........
140,000.01 - 150,000.00........
150,000.01 - 160,000.00........
160,000.01 - 170,000.00........
170,000.01 - 180,000.00........
180,000.01 - 190,000.00........
190,000.01 - 200,000.00........
200,000.01 - 210,000.00........
210,000.01 - 220,000.00........
220,000.01 - 230,000.00........
230,000.01 - 240,000.00........  ---------    -------------------    ----------
     Total.....................  =========    ===================    ==========

     o The average original principal balance of the contracts is expected to be approximately $________.

                                 CONTRACT RATES
                                 --------------

                                NUMBER OF     GGREGATE PRINCIPAL     PERCENT OF
CONTRACT RATES (%)              CONTRACTS     ALANCE OUTSTANDING      CONTRACTS
------------------------------  ---------     ------------------     ----------
6.751 - 7.000.................
7.001 - 7.250.................
7.251 - 7.500.................
7.501 - 7.750.................
7.751 - 8.000.................
8.001 - 8.250.................
8.251 - 8.500.................
8.501 - 8.750.................
8.751 - 9.000.................
9.001 - 9.250.................
9.251 - 9.500.................
9.501 - 9.750.................
9.751 - 10.000................
10.001 - 10.250...............
10.251 - 10.500...............
10.501 - 10.750...............
10.751 - 11.000...............
11.001 - 11.250...............
11.251 - 11.500...............
11.501 - 11.750...............
11.751 - 12.000...............
12.001 - 12.250...............
12.251 - 12.500...............
12.501 - 12.750...............
12.751 - 13.000...............
13.001 - 13.250...............
13.251 - 13.500...............
13.501 - 13.750...............
13.751 - 14.000...............
14.001 - 14.250...............
14.251 - 14.500...............
14.501 - 14.750...............
14.751 - 15.000...............
15.251 - 15.500...............
15.501 - 15.750...............
16.001 - 16.250...............  ---------     ------------------     ----------
     Total....................  =========     ==================     ==========

     o As of the cut-off date, the weighted average contract rate of the contracts is expected to be approximately ______% per annum.

                          ORIGINAL LOAN-TO-VALUE RATIOS

ORIGINAL CONTRACT PRINCIPAL      NUMBER OF    AGGREGATE PRINCIPAL    PERCENT OF
BALANCES ($)                     CONTRACTS    BALANCE OUTSTANDING     CONTRACTS
-------------------------------  ---------    -------------------    ----------
Less than 50.000...............
50.001 - 55.000................
55.001 - 60.000................
60.001 - 65.000................
65.001 - 70.000................
70.001 - 75.000................
75.001 - 80.000................
80.001 - 85.000................
85.001 - 90.000................
90.001 - 95.000................
95.001 - 100.000...............  ---------    -------------------    ----------
     Total.....................  =========    ===================    ==========

     o As of the cut-off date, the weighted average original loan-to-value ratio of the contracts is expected to be approximately _____%.


                         REMAINING TERM TO MATURITY

REMAINING TERM TO MATURITY       NUMBER OF    AGGREGATE PRINCIPAL    PERCENT OF
(MONTHS)                         CONTRACTS    BALANCE OUTSTANDING     CONTRACTS
-------------------------------  ---------    -------------------    ----------
0 - 60.........................
61 - 120.......................
121 - 180......................
181 - 240......................
241 - 300......................
301 - 360......................  ---------    -------------------    ----------
     Total.....................  =========    ===================    ==========

     o As of the cut-off date, the weighted average remaining term to maturity of the contracts is expected to be approximately ___ months.

ASSIGNMENT OF THE CONTRACTS

     Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each contract including all principal and interest received on or with respect to such contracts, exclusive of principal and interest due on or prior to the cut-off date.

     In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a contract file for each contract which will consist of, among other things, the chattel paper evidencing the contract, original promissory note, or note, and any modification or amendment thereto endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original note that has been lost, and, with respect to each land home or land-in-lieu contract, the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy, if applicable, with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor.

     The trustee or its custodian will review each contract file within 90 days of the closing date or promptly after the trustee's or its custodian's receipt of any document permitted to be delivered after such date and if any document in a contract file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related contract from the trust. Rather than repurchase the contract as provided above, the seller may remove such contract, a deleted contract, from the trust and substitute in its place another contract, a replacement contract; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement contract generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

     o have a principal balance, after deduction of all principal payments received in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted contract (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);

     o have a contract rate not lower than, and not more than 1% per annum higher than, that of the deleted contract;

     o have a loan-to-value ratio not higher than that of the deleted contract;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted contract; and

     o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a contract document.

REPRESENTATIONS AND WARRANTIES

     Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the contracts made by the seller. These contract representations and warranties will be made by the seller as of the closing date.

     The representations and warranties of the sponsor with respect to the contracts s include the following, among others:

     (1) The sponsor or its affiliate is the sole owner of record and holder of the contract and the indebtedness evidenced by the contract. Immediately prior to the transfer and assignment to the depositor on the closing date, the contract was not subject to an assignment or pledge, and the sponsor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the contract to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the contract and following the sale of the contract, the depositor will own such contract free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

     (2) The contract complies with all the terms, conditions and requirements of the related originator's underwriting standards in effect at the time of origination of such contract;

     (3) The information set forth in the contract schedule is complete, true and correct in all material respects as of the cut-off date;

     (4) Each contract, other than any land home contract, creates a valid, subsisting and enforceable (except as may be limited by laws affecting creditors' rights generally) first-priority security interest in favor of the sponsor as secured lender, or agent thereof, in the manufactured home covered thereby; such security interest has been assigned by the sponsor to the depositor in accordance with the terms of the purchase and sale agreement. Each mortgage is a valid first lien in favor of the originator on the real property securing the amount owed by the obligor under the related land home contract subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related land home contract and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage. The sponsor has assigned all of its right, title and interest in such land home contract and related mortgage, including the security interest in the manufactured home covered thereby, to the depositor. The depositor has a valid and perfected and enforceable (except as may be limited by laws affecting creditors' rights generally and by general principles of equity) first priority security interest in such land home contract;

     (5) The mortgaged property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the mortgaged property;

     (6) All improvements subject to any mortgage which were considered in determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of the mortgaged property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the related mortgaged property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances; and

     (7) The contract is original and genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles.

     In the event of a breach of any representation or warranty relating to a contract that materially and adversely affects the interests of the certificateholders in that contract, the seller will be obligated to do one of the following:

     o    cure that breach,

     o repurchase that contract at an amount equal to the sum of the unpaid principal balance of the contract on the date of repurchase, and accrued interest on that contract at the applicable contract rate from the date through which interest was last paid by the obligor to the date of repurchase, or

     o    substitute a replacement contract for that contract.

     However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Code. The depositor will not make any representations or warranties for the contracts and will have no obligation to repurchase or substitute contracts with deficient documentation or that are otherwise defective. The obligations of the servicer are limited to its contractual servicing obligations under the pooling and servicing agreement.


                             STATIC POOL INFORMATION

     Static  pool  information  material  to  this  offering  may  be  found  at
_______________.

     Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the contract pool (if applicable) any period before January 1, 2006.


                        THE ORIGINATORS AND THE SERVICER

GENERAL

     Approximately [__]% of the contracts in the aggregate were originated by [Name of Originator], a [State] corporation, referred to herein as [Name of Originator]. All of the contracts originated by [Name of Originator] will be serviced by [Name of Servicer]. The remainder of the contracts were originated by various originators, none of which have originated more than 10% of the contracts in the aggregate.

[NAME OF ORIGINATOR]

     [Name of Originator] has been an originator of contracts since _______, ____ and has originated contracts of the type backing the certificates offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

     [The following table describes the size, composition and growth of [Name of Originator]'s total residential contract production over the past three years and recent stub-period.]


                DECEMBER 31, 2003        DECEMBER 31, 2004       DECEMBER 31, 2005            [ ] 2006
                -------------------     -------------------     -------------------     --------------------
                            TOTAL                   TOTAL                    TOTAL                   TOTAL
                          PORTFOLIO               PORTFOLIO                PORTFOLIO               PORTFOLIO
LOAN TYPE       NUMBER     OF LOANS     NUMBER     OF LOANS     NUMBER     OF LOANS     NUMBER      OF LOANS
---------       ------    ---------     ------    ---------     ------     ---------    ------     ---------


UNDERWRITING GUIDELINES

         [Insert Underwriting Standards of the Originators]

THE SERVICER

     _________ services manufactured housing, recreational vehicle, marine and other consumer loans. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums, where applicable, and other payments from obligors and, where such contracts have been sold, remitting principal and interest payments to the holders thereof, to the extent such holders are entitled thereto. Collection procedures include repossession and resale of manufactured homes securing defaulted contracts and, if deemed advisable by ________, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any manufactured homes are made on an individual basis, _______'s general policy is to institute repossession procedures promptly after Asset Service Center personnel determine that all collection efforts and loss mitigation strategies have been exhausted, and thereafter to diligently pursue the resale of such manufactured homes. See "--Delinquency, Loan Loss and Repossession Experience" in this prospectus supplement for certain historical statistical data relating to the delinquency and repossession experience of the contracts serviced through ______'s Asset Service Center.

     The information set forth in the following paragraphs with respect to the servicer has been provided by the servicer.

NAME OF SERVICER

     The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer's form of organization].

     [Name of Servicer] is an approved contract servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service contracts in each state where a license is required. Its contract servicing activities are guaranteed by ___________ when required by the owner of the contracts. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

     The following Delinquency Experience and Loan Loss/Repossession Experience tables set forth data for ______'s nonrecourse conventional manufactured housing portfolio (i) originated by ______ through brokers, dealers and correspondents pursuant to _____'s underwriting criteria or acquired by _____ through portfolio purchases and (ii) serviced by _____. The following table sets forth the delinquency experience for the five years ended December 31, ____ and the _____ month period ended ____________of such portfolio, excluding contracts which are already in repossession and contracts which are serviced for others. These statistics are not necessarily indicative of the future performance of the contracts in the contract pool.

                             DELINQUENCY EXPERIENCE
                             (Dollars in thousands)


                                    YEAR ENDED DECEMBER 31,    ___ MONTHS
                                 ----------------------------    ENDED
                                                                  ---
                                 1999  2000  2001  2002  2003    2004
                                 ----  ----  ----  ----  ----  ----------
Number of Contracts
     Serviced....................
Principal Balance of
Contracts
     Serviced....................
Principal Balance of
     Delinquent
     Contracts(1):
     30-59 Days..................
     60-89 Days..................
     90 Days or More.............
Principal Balance of
     Delinquent
     Contracts...................
Delinquencies as a Percent of
     Principal Balances
     Serviced(2).................

-----------
(1) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. In addition, a contract is deemed delinquent only if payments exceeding $65 are contractually past due 30 days or more.
(2)  Based on dollar percent delinquent.

     The following table sets forth the loan loss and repossession experience for the five years ended December 31, ____ and the ____ months ended on __________, of the portfolio of conventional manufactured housing contracts serviced by _____ (including contracts acquired from dealers which originated the contracts pursuant to _____'s underwriting criteria and contracts acquired by _____ through portfolio purchases) and excluding contracts which are serviced for others.


                        LOAN LOSS/REPOSSESSION EXPERIENCE
                             (Dollars in thousands)

                                    YEAR ENDED DECEMBER 31,    ___ MONTHS
                                 ----------------------------    ENDED
                                                                  ---
                                 1999  2000  2001  2002  2003    2004
Number of Contracts              ----  ----  ----  ----  ----  ----------
     Serviced(1).................
Principal Balance of Contracts
     Serviced(1).................
Principal Balance of Delinquent
     Contracts(1)................
Net Losses:
Dollars(2).......................
Percentage(3)....................

-----------
(1)  As of period end.
(2) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation. The ________, 2004 net losses number represents a year-to-date actual dollar amount.
(3) As a percentage of the principal balance of contracts as of period end. The _______, 2004 percentage is annualized.

     The data presented in the preceding tables are for illustrative purposes only. Such data relate to the performance of the portfolio of receivables similar to the contracts serviced by _____, and are not historical data regarding the contracts in the contract pool alone since the contracts in the contract pool constituted only a portion of the portfolio serviced by _____ before they were sold to _____. In addition, the percentages in the tables above have not been adjusted to eliminate the effect of the growth of the portfolio. Accordingly, the delinquency and loss percentages would be expected to be higher than those shown if a group of contracts were isolated at a period in time and the delinquency and loss data showed activity only for that isolated group over the period indicated.

     The delinquency and loan loss experience of manufactured housing contracts historically has been affected by a downturn in regional or local economic conditions. In recent months, such a downturn has been experienced in several areas of the country in which the manufactured homes are located. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any of the regions in which the manufactured homes are located. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used units, which in turn may affect the supply in other regions.

     Management of the servicer has not yet observed any material economic development in the general business environment of the country or in local areas where the originators source their manufactured housing contracts which has unfavorably affected portfolio performance in relation to delinquencies. [However, recovery rates have declined in the period from 1999 through year end of 2000 due to an increased supply of repossessions and new manufactured homes in the marketplace. Management anticipates that recovery rates will remain below historical averages through the remainder of 2001]. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been adversely affected by a downturn in regional or local economic conditions.

     [Describe any material changes in [Name of Servicer]'s servicing policies and procedures for contracts, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

TRANSFERS OF MANUFACTURED HOMES

     The servicer will be required under the pooling and servicing agreement to consent to the transfer of a manufactured home that secures any contract and to permit the assumption of the related contract if:

     o the proposed buyer meets the servicer's underwriting standards and enters into an assumption agreement;

     o the servicer determines that permitting such assumption will not materially increase the risk of nonpayment of the contract; and

     o such action will not adversely affect or jeopardize any coverage under any insurance policy required by the pooling and servicing agreement.

     If the servicer determines that these conditions have not been fulfilled, then it will be required to withhold its consent to the transfer, but only to the extent permitted under the contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by the pooling and servicing agreement. In certain cases, a delinquent obligor may attempt to transfer a manufactured home in order to avoid a repossession proceeding with respect to such manufactured home.

     In the case of a transfer of a manufactured home after which the obligee desires to accelerate the maturity of the related contract, the obligee's ability to do so will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of such clauses applicable to manufactured homes. To the extent such exceptions and conditions apply in some states, the servicer may be prohibited from enforcing such a clause in respect of certain manufactured homes.

                                   THE SPONSOR

     _______________ ("_____"), a ________ corporation.  The principal executive offices of _____ are located at _________________________. The sponsor will sell the contracts to the depositor pursuant to the terms of the contract purchase agreement.

                                  THE DEPOSITOR

     Credit Suisse First Boston Mortgage Securities Corp. has been serving as a private secondary mortgage market conduit for residential mortgage loans since _______. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[_____].


          ------------------------ ---------------------
                                      [_______] 2006
          ------------------------ ---------------------
                                                Total
                                              Portfolio
               Loan Type            Number     of Loans
          ------------------------ --------- -----------
          Alt-A ARM............
          ------------------------ --------- -----------
          Alt-A Fixed..........
          ------------------------ --------- -----------
          Prime ARM............
          ------------------------ --------- -----------
          Prime Fixed..........
          ------------------------ --------- -----------
          Reperforming.........
          ------------------------ --------- -----------
          Scratch&Dent.........
          ------------------------ --------- -----------
          Seconds..............
          ------------------------ --------- -----------
          SubPrime.............
          ------------------------ --------- -----------
          Seasoned.............
          ------------------------ --------- -----------


See "The Trust Fund - The Depositor" in the prospectus.


                           SERVICING OF THE CONTRACTS

GENERAL

     Under the pooling and servicing agreement, ______________ will act as servicer of the contracts. The servicer will be responsible for servicing the contracts under the terms of the pooling and servicing agreement, employing that degree of skill and care which it employs in servicing contracts comparable to those contracts it services for itself or others. In the event of default by the servicer under the pooling and servicing agreement, the trustee will be required to enforce any remedies against the servicer, and shall either find a successor servicer or shall assume servicing obligations for the related contract itself. The special servicer may act, at its discretion, as special servicer of any contract which becomes 90 days or more delinquent which is serviced by the servicer. Upon the transfer of the servicing of any such delinquent contract to the special servicer, the servicer will have no servicing obligations with respect to that delinquent contract. The special servicer may be replaced as special servicer by holders of the Class SB Certificates representing a majority of the percentage interests of such class.

     The  servicer  will  make  reasonable  efforts  to  collect  or cause to be collected all payments called for under the terms and provisions of the contracts and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for contracts comparable to the contracts in the trust in the local areas where each manufactured home is located. Under the pooling and servicing agreement, the servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which deposits will be made on a daily basis of payments and collections on the contracts serviced by it. Funds credited to a collection account may be invested for the benefit and at the risk of the servicer in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the determination date. All income and gain net of any losses realized from any such balances or investment of funds on deposit in the collection account shall be for the benefit of the servicer as servicing compensation and shall be remitted to it monthly. The amount of any net investment losses in the collection account shall promptly be deposited by the servicer in such collection account. The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the collection account. No collection account may be commingled with other similar accounts the servicer maintains. Amounts on deposit in any collection account will be remitted to the trustee in accordance with the pooling and servicing agreement. SEE "DESCRIPTION OF THE SECURITIES - THE DISTRIBUTION ACCOUNT" IN THE PROSPECTUS.

     The servicer shall not be under any liability to the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, except that the servicer shall be liable for any breach of representations or warranties made by it in the pooling and servicing agreeemnt. In addition, the servicer shall not be liable for willful misfeasance, bad faith or negligence in the performance of duties or for reckless disregard of its obligations and duties under the transaction documents. The servicer and any director, officer, employee or agent of the servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents. The servicer and any director, officer, employee or agent of the servicer shall be indemnified by the trust fund out of the Collection Account and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

     The pooling and servicing agreement prohibits the resignation of the servicer, except upon (a) appointment of a successor servicer and receipt by the trustee of a letter from each rating agency that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates, or (b) a determination that its duties thereunder are no longer permitted under applicable law as evidenced by an opinion of counsel. No such resignation will be effective until a successor servicer or special servicer, as applicable, has assumed such servicing obligations in the manner provided in the pooling and servicing agreement. In connection with the appointment of a successor servicer or special servicer, the servicing provisions of the pooling and servicing agreement may be amended without the consent of the certificateholders, provided the rating agencies confirm the rating of the certificates giving effect to the amendment.

     Under the pooling and servicing agreement, the servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, the servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the servicer alone were servicing the contracts.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The expense fees, including the servicing fee, the trustee fee and the Loss Mitigation Advisor fee, (the "Expense Fees") are payable out of the interest payments on each contract. The rate at which the Expense Fees accrue is expected to be ______% per annum of the outstanding principal balance of each contract. The servicer is obligated to pay some ongoing expenses associated with the trust that it incurs in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the servicer out of its servicing fee. The amount of the servicing fee is subject to adjustment for prepaid contracts, as described in this prospectus supplement under "--ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID CONTRACTS." The servicer will also be entitled to receive late payment fees, assumption fees and other similar charges.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID CONTRACTS

     When a principal prepayment in full is made on a contract, the obligor is charged interest only for the period from the date on which the most recent payment on such contract was applied through the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

     [The servicer is obligated to remit to the trust Compensating Interest with
respect  to  each  contract  in  accordance   with  the  pooling  and  servicing
agreement.]

     Any remaining shortfall in interest collections resulting from principal prepayments, to the extent not covered by excess interest collections, may result in a shortfall in interest distributions on the certificates.

[ADVANCES FROM THE SERVICER

     For each distribution date, with respect to any Scheduled Payment due during the related Due Period and not received by the related determination date, the servicer will be obligated to advance an amount equal to 30 days' interest on the Stated Principal Balance of the related contract on the related due date, exclusive of any portion thereof that the servicer has determined would be a nonrecoverable advance if an advance in respect to such amount were made.

     Instead of using its own funds, the servicer may apply any amounts held in the collection account for future distributions to make all or a portion of an advance, but must replace such amounts to the extent required to make scheduled payments on the related contracts. In addition, upon the determination that an advance has become a nonrecoverable advance, the servicer will reimburse itself out of funds in the collection account for the amount of that nonrecoverable advance.

     The servicer will also be obligated to make advances, to the extent recoverable out of liquidation proceeds, pursuant to the pooling and servicing agreement, in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis.]

THE LOSS MITIGATION ADVISOR

     ______________, a __________ corporation (the "Loss Mitigation Advisor"), will act as the trust's representative in advising the servicer regarding certain delinquent and defaulted contracts and in monitoring and reporting to the depositor on the performance of such contracts. The Loss Mitigation Advisor will rely upon contract data that is provided to it by the servicer in performing its advisory and monitoring functions.

     The Loss Mitigation Advisor will be entitled to receive a Loss Mitigation Advisor's fee until the termination of the trust or until its removal by a vote of the holders of certificates representing at least 66 2/3% of the aggregate outstanding Certificate Balance of the certificates. Such fee will be paid from the trust in accordance with the pooling and servicing agreement.

PERMITTED INVESTMENTS

     To the extent provided in the related servicing agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments. Such Permitted Investments shall mature the second business day immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the servicer under the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the servicer. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related aervicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account.

     Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a Permitted Investment:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

          (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

          (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by Moody's, "A-1" or higher by S&P and "F-1" or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the trustee in exchange for such collateral, and (C) be delivered to the trustee or, if the trustee is supplying the collateral, an agent for the trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each Rating Agency that rates such securities at the time of such investment;

          (vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (vii) which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody's and Fitch and or "AAAm" or "AAAm-G" by S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein) including money market funds of a servicer or the trustee and any such funds that are managed by a servicer or the trustee or their respective affiliates or for a servicer or the trustee or any affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

          (viii) such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the ratings of the certificates.

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.


                              THE SPECIAL SERVICER

          ________________, a ___________ limited partnership, formerly known as
     ________________, will act as special servicer. [The special servicer is an affiliate of the depositor, the seller and Credit Suisse First Boston LLC]. The principal executive offices of the special servicer are located at
     _______________________.


         [General Description of the Special Servicer]

                                SPECIAL SERVICER
                LOAN DELINQUENCY AND LOAN FORECLOSURE EXPERIENCE
           (EXPRESSED AS PERCENTAGES OF THE TOTAL LOAN PORTFOLIO AS OF
                              THE FOLLOWING DATES)


                                         AS OF DECEMBER 31, 2003(3)            AS OF _______________, 2004(3)
                                         --------------------------            ------------------------------
                                                                 BY                                      BY
                                      BY NO. OF LOANS    PRINCIPAL BALANCE    BY NO. OF LOANS    PRINCIPAL BALANCE
                                      ---------------    -----------------    ---------------    -----------------
Period of Delinquency(1)(2)
         30-59 days................
         60-89 days................
         90 days or more...........
Total Delinquent Loans.............
Loans in Foreclosure...............

--------------------
(1) Foreclosure and REO loans are grouped together, and are not included in Delinquency Status categories (30-59, 60-89, 90+).
(2) Loans in bankruptcy status are included in Delinquency Status categories (30-59, 60-89, 90+). (3) Excludes loans with a zero principal balance.


                                            AS OF DECEMBER 31, 2003               AS OF _______________, 2004
                                            -----------------------               ---------------------------
                                      NUMBER OF LOANS      DOLLAR AMOUNT      NUMBER OF LOANS      DOLLAR AMOUNT
                                      ---------------      -------------      ---------------      -------------
Period of Delinquency(1)(2)
         30-59 days................
         60-89 days................
         90 days or more...........
Current............................
Loans in Foreclosure...............
Total .............................


          It is unlikely that the loss, delinquency and foreclosure experience of the contracts will correspond to the loss, delinquency and foreclosure experience of _____'s mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the loss, delinquency and foreclosure experience for _____'s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the contracts will depend on the results obtained over the life of the contract pool. In particular, investors should note that newly originated or acquired contracts will not be added to the contract pool and the contract pool will therefore consist of a static pool of contracts, whereas newly originated or acquired mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the contract pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market (including manufactured housing) should experience an overall decline in property values, rates of delinquencies, losses and foreclosure should be higher than those previously experienced by _____. Furthermore, adverse economic conditions may affect the timely payment by obligors of scheduled payments of principal and interest on the contracts and accordingly, the actual rates of delinquencies, losses and foreclosures with respect to the contract pool. Finally, since the contract pool consists of manufactured housing contracts and manufactured housing installment sale agreements instead of mortgage loans, they may not be representative of the mortgage loans in _____'s overall portfolio.

                 DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

     The CSFB Manufactured Housing Contract Pass-Through Certificates, Series 200_-____ will consist of the [Class A, Class R-I and Class R-II Certificates], which are collectively referred to as the senior certificates, and the [Class M-1, Class M-2, Class B-1, Class B-2 and Class SB Certificates], which are collectively referred to as the subordinate certificates. Only the senior certificates and the Class M-1, Class M-2 and Class B-1 Certificates, which are collectively referred to as the offered certificates, are offered by this prospectus supplement. The classes of offered certificates will have the respective initial Certificate Balances, subject to the permitted variance, and pass-through rates set forth or described on page 58__ of this prospectus supplement.

     The [Class SB Certificates] will be entitled only to such amounts as are described in this prospectus supplement and in the pooling and servicing agreement.

     Distributions on the certificates will be made on the __th day of each month or, if such __th day is not a business day, on the next succeeding business day, commencing in _____________, to the persons in whose names those certificates are registered as of the related record date. With respect to any distribution date and each class of offered certificates, the record date is the last business day of the calendar month immediately preceding the applicable distribution date.

     Distributions on each distribution date will be made by wire transfer to the account of the person entitled to those distributions as it appears on the applicable certificate register. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

BOOK-ENTRY CERTIFICATES

     The offered certificates, other than the Class R Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial Certificate Balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank, referred to as Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

     Investors in the DTC registered certificates may hold those beneficial interests in these certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess of that amount. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the third paragraph below.

     Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

     For a description of the procedures applicable to the DTC registered certificates, see "DESCRIPTION OF THE CERTIFICATES--FORM OF CERTIFICATES" IN THE PROSPECTUS.

     Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

     o DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

     o the depositor, with the consent of the participants, in writing, elects to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Certificate Balances advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

     In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue the definitive certificates. After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

     According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

GLOSSARY OF TERMS

     ACCRUAL PERIOD - With respect to any class of offered certificates and any distribution date, the calendar month preceding the month in which such distribution date occurs.

     ADJUSTED CERTIFICATE BALANCE - With respect to each class of Class M and Class B Certificates and a distribution date, its Certificate Balance less the aggregate Liquidation Loss Amounts allocated to that class of certificates and remaining unpaid.

     AGGREGATE CONTRACT BALANCE - As of any date of determination, an amount equal to the aggregate of the Stated Principal Balances.

     AVERAGE SIXTY-DAY DELINQUENCY RATIO - With respect to any distribution date, the arithmetic average of the Sixty-Day Delinquency Ratios for that distribution date and the two preceding distribution dates. The "Sixty-Day Delinquency Ratio" and a distribution date is the percentage derived from the fraction, the numerator of which is the Aggregate Contract Balance (as of the end of the preceding Due Period) as to which a Scheduled Payment thereon is delinquent 60 days or more as of the end of the related Due Period, and the denominator of which is the Aggregate Contract Balance (as of the end of the preceding Due Period).

     CERTIFICATE BALANCE - With respect to any class of certificates as of any date of determination, an amount equal to the initial principal balance of that class, reduced by all amounts previously distributed to holders of certificates of that class as payments of principal.

     CERTIFICATE SHORTFALL - With respect to any class of certificates and a distribution date, an amount equal to the excess of the portion of the Formula Principal Distribution Amount due to that class of certificates on that distribution date, over the actual amount of principal distributed to that class of certificates on that distribution date.

     CLASS A FORMULA PRINCIPAL DISTRIBUTION AMOUNT - With respect to any distribution date, the Class A Percentage multiplied by the Formula Principal Distribution Amount. For any distribution date, if the Class A Formula Principal Distribution Amount exceeds the Class A Certificate Balance less the Unpaid Certificate Shortfall Amount with respect to such Class and distribution date, then such amounts shall be allocated to the Class M-1 Formula Principal Distribution Amount.

     CLASS A PERCENTAGE - With respect to any distribution date on which the Principal Distribution Tests have not been met, 100%. With respect to any distribution date on which the Principal Distribution Tests have been met, the percentage equivalent of a fraction (not to exceed one), the numerator of which is the Class A Certificate Balance and the denominator of which is the sum of
(i) the Class A Certificate Balance, (ii) if the Class M-1 Principal Distribution Test is satisfied on such distribution date, the Class M-1 Adjusted Certificate Balance, otherwise, zero, (iii) if the Class M-2 Principal Distribution Test is satisfied on such distribution date, the Class M-2 Adjusted Certificate Balance, otherwise, zero, (iv) if the Class B-1 Principal Distribution Test is satisfied on such distribution date, the Class B-1 Adjusted Certificate Balance, otherwise, zero and (v) if the Class B-2 Principal Distribution Test is satisfied on such distribution date, the sum of the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount, otherwise, zero, in each case determined as of the immediately preceding distribution date (or as of the Closing Date in the case of the first distribution date).

     CLASS B CERTIFICATES - Collectively, the Class B-1 Certificates and Class B-2 Certificates.

     CLASS B-1 FORMULA PRINCIPAL DISTRIBUTION AMOUNT - With respect to any distribution date, the Class B-1 Percentage multiplied by the Formula Principal Distribution Amount. For any distribution date, if the Class B-1 Formula Principal Distribution Amount exceeds the Class B-1 Certificate Balance less the Unpaid Certificate Shortfall Amount with respect to such Class and distribution date, then such amounts shall be allocated to the Class B-2 Formula Principal Distribution Amount.

     CLASS B-1 PERCENTAGE - With respect to any distribution date, (i) if the Class A Certificate Balance and the Class M Certificate Balance have not been reduced to zero and each of the Principal Distribution Tests and the Class B-1 Principal Distribution Test have not been satisfied, zero and (ii) (a) if the Class A Certificate Balance and the Class M Certificate Balance have been reduced to zero or (b) if the Principal Distribution Tests and the Class B-1 Principal Distribution Test have been satisfied, the percentage equivalent of a fraction (not to exceed one), the numerator of which is the Class B-1 Adjusted Certificate Balance and the denominator of which is the sum of (i) the Class A Certificate Balance, (ii) if the Class M-1 Principal Distribution Test is satisfied on such distribution date, the Class M-1 Adjusted Certificate Balance, otherwise zero, (iii) if the Class M-2 Principal Distribution Test is satisfied on such distribution date, the Class M-2 Adjusted Certificate Balance, otherwise zero, (iv) the Class B-1 Adjusted Certificate Balance and (v) if the Class B-2 Principal Distribution Test is satisfied on such distribution date, the sum of the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount, otherwise, zero, in each case determined as of the immediately preceding distribution date (or as of the Closing Date in the case of the first distribution date).

     CLASS B-1 PRINCIPAL DISTRIBUTION TEST - A test that will be satisfied on any distribution date if the sum of the Class B-1 Adjusted Certificate Balance, the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount divided by the Aggregate Contract Balance, in each case as of the immediately preceding distribution date, equals or exceeds ___%.

     CLASS B-2 FORMULA PRINCIPAL DISTRIBUTION AMOUNT - With respect to any distribution date, the Class B-2 Percentage multiplied by the Formula Principal Distribution Amount. For any distribution date, if the Class B-2 Formula Principal Distribution Amount exceeds the Class B-2 Certificate Balance less the Unpaid Certificate Shortfall Amount with respect to such Class and distribution date, then such amounts shall be allocated to pursuant to the pooling and servicing agreement.

     CLASS B-2 PERCENTAGE - With respect to any distribution date, (i) if the Class A Certificate Balance, the Class M Certificate Balance and the Class B-1 Certificate Balance have not been reduced to zero and each of the Principal Distribution Tests and the Class B-2 Principal Distribution Test have not been satisfied, zero and (ii) (a) if the Class A Certificate Balance, the Class M Certificate Balance and the Class B-1 Certificate Balance have been reduced to zero or (b) if the Principal Distribution Tests and the Class B-2 Principal Distribution Test have been satisfied, the percentage equivalent of a fraction (not to exceed one), the numerator of which is the Class B-2 Adjusted Certificate Balance plus the Overcollateralization Amount and the denominator of which is the sum of (i) the Class A Certificate Balance, (ii) if the Class M-1 Principal Distribution Test is satisfied on such distribution date, the Class M-1 Adjusted Certificate Balance, otherwise zero, (iii) if the Class M-2 Principal Distribution Test is satisfied on such distribution date, the Class M-2 Adjusted Certificate Balance, otherwise zero, (iv) if the Class B-1 Principal Distribution Test is satisfied on such distribution date, the Class B-1 Adjusted Certificate Balance, otherwise zero, and (v) the sum of the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount, in each case determined as of the immediately preceding distribution date (or as of the Closing Date in the case of the first distribution date).

     CLASS B-2 PRINCIPAL DISTRIBUTION TEST - A test that will be satisfied on any distribution date if the sum of the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount divided by the Aggregate Contract Balance, in each case as of the immediately preceding distribution date, equals or exceeds ___%.

     CLASS M CERTIFICATES - Collectively, the Class M-1 Certificates and Class M-2 Certificates.

     CLASS M-1 FORMULA PRINCIPAL DISTRIBUTION AMOUNT - With respect to any distribution date, the Class M-1 Percentage multiplied by the Formula Principal Distribution Amount. For any distribution date, if the Class M-1 Formula Principal Distribution Amount exceeds the Class M-1 Certificate Balance less the Unpaid Certificate Shortfall Amount with respect to such Class and distribution date, then such amounts shall be allocated to the Class M-2 Certificates.

     CLASS M-1 PERCENTAGE - With respect to any distribution date, (i) if the Class A Certificate Balance has not been reduced to zero and each of the Principal Distribution Tests and the Class M-1 Principal Distribution Test have not been satisfied, zero, and (ii) (a) if the Class A Certificate Balance has been reduced to zero or (b) if the Principal Distribution Tests and the Class M-1 Principal Distribution Test have been satisfied, the percentage equivalent of a fraction (not to exceed one), the numerator of which is the Class M-1 Adjusted Certificate Balance and the denominator of which is the sum of (i) the Class A Certificate Balance, (ii) the Class M-1 Adjusted Certificate Balance,
(iii) if the Class M-2 Principal Distribution Test is satisfied on such distribution date, the Class M-2 Adjusted Certificate Balance, otherwise zero,
(iv) if the Class B-1 Principal Distribution test is satisfied on such distribution date, the Class B-1 Adjusted Certificate Balance, otherwise zero, and (v) if the Class B-2 Principal Distribution Test is satisfied on such distribution date, the sum of the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount, otherwise, zero, in each case determined as of the immediately preceding distribution date (or as of the Closing Date in the case of the first distribution date).

     CLASS M-1 PRINCIPAL DISTRIBUTION TEST - A test that will be satisfied on any distribution date if the sum of the Class M-1 Adjusted Certificate Balance, the Class M-2 Adjusted Certificate Balance, the Class B-1 Adjusted Certificate Balance, the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount divided by the Aggregate Contract Balance, in each case as of the immediately preceding distribution date, equals or exceeds ___%.

     CLASS M-2 FORMULA PRINCIPAL DISTRIBUTION AMOUNT - With respect to any distribution date, the Class M-2 Percentage multiplied by the Formula Principal Distribution Amount. For any distribution date, if the Class M-2 Formula Principal Distribution Amount exceeds the Class M-2 Certificate Balance less the Unpaid Certificate Principal Shortfall with respect to such Class and distribution date, then such amounts shall be distributed to the Class B-1 Certificates.

     CLASS M-2 PERCENTAGE - With respect to any distribution date, (i) if the Class A Certificate Balance and the Class M-1 Certificate Balance have not been reduced to zero and each of the Principal Distribution Tests and the Class M-2 Principal Distribution Test have not been satisfied, zero, and (ii) (a) if the Class A Certificate Balance and the Class M-1 Certificate Balance have been reduced to zero or (b) if the Principal Distribution Tests and the Class M-2 Principal Distribution Test have been satisfied, the percentage equivalent of a fraction (not to exceed one), the numerator of which is the Class M-2 Adjusted Certificate Balance and the denominator of which is the sum of (i) the Class A Certificate Balance, (ii) if the Class M-1 Principal Distribution Test is satisfied on such distribution date, the Class M-1 Adjusted Certificate Balance, otherwise zero, (iii) the Class M-2 Adjusted Certificate Balance, (iv) if the Class B-1 Principal Distribution Test is satisfied on such distribution date, the Class B-1 Adjusted Certificate Balance, otherwise zero, and (v) if the Class B-2 Principal Distribution Test is satisfied on such distribution date, the sum of the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount, otherwise, zero, in each case determined as of the immediately preceding distribution date (or as of the Closing Date in the case of the first distribution date).

     CLASS M-2 PRINCIPAL DISTRIBUTION TEST - A test that will be satisfied on any distribution date if the sum of the Class M-2 Adjusted Certificate Balance, the Class B-1 Adjusted Certificate Balance, the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount divided by the Aggregate Contract Balance, in each case as of the immediately preceding distribution date, equals or exceeds ___%.

     CLASS R CERTIFICATES - Collectively, the Class R-I Certificates and Class R-II Certificates.

     CLOSING DATE - On or about ____________.

     [COMPENSATING INTEREST - With respect to each contract and any distribution date, an amount equal to the lesser of (i) any shortfall for the related Due Period in interest collections resulting from the timing of principal prepayments in full on the contracts that are made during such Due Period, and
(ii) the monthly servicing fee payable to it in respect of such Due Period equal to ____% per annum of the aggregate Stated Principal Balance of the contracts. ]

     CUMULATIVE REALIZED LOSSES - With respect to any date of determination, the cumulative amount of Realized Losses since the Cut-off Date.

     CUMULATIVE REALIZED LOSS TEST - With respect to any distribution date, the following:

     (i) if such distribution date occurs from _____________ through ____________, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses as of such distribution date are less than or equal to ____% of Aggregate Contract Balance as of the Cut-off Date;

     (ii)if such distribution date occurs from ___________ through ____________, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses as of such distribution date are less than or equal to ___% of the Aggregate Contract Balance as of the Cut-off Date;

     (iii) if such distribution date occurs from ____________ through ____________, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses as of such distribution date are less than or equal to ___% of the Aggregate Contract Balance as of the Cut-off Date; and

     (iv)if such distribution date occurs on or after ___________, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses as of such distribution date are less than or equal to _____% of the Aggregate Contract Balance as of the Cut-off Date.

     CURRENT REALIZED LOSSES - With respect to any distribution date, the aggregate of the Realized Losses incurred with respect to contracts during the Due Period immediately preceding such distribution date.

     CURRENT REALIZED LOSS RATIO - With respect to the first distribution date, the annualized percentage equivalent of the fraction, the numerator of which is the Current Realized Losses for the preceding Due Period and the denominator of which is the Aggregate Contract Balance for such distribution date. With respect to the second distribution date, the annualized percentage equivalent of the fraction, the numerator of which is sum of the Current Realized Losses for the two preceding Due Periods and the denominator of which is the arithmetic average of the Aggregate Contract Balances for such distribution date and the preceding distribution date. With respect to any distribution date thereafter, the annualized percentage equivalent of the fraction, the numerator of which is the sum of the Current Realized Losses for the three preceding Due Periods and the denominator of which is the arithmetic average of the Aggregate Contract Balances for such distribution date and the preceding two distribution dates.

     DUE PERIOD - With respect to any distribution date, the calendar month immediately preceding that distribution date.

     EXPENSE FEE RATE - As to each contract, ______%.

     FORMULA PRINCIPAL DISTRIBUTION AMOUNT - As to any distribution date, an amount equal to the difference between (a) to the sum of (i) the amounts set forth under clauses (1), (2), (3) and (4) of Principal Remittance Amount for such distribution date and (ii) the Stated Principal Balance of each contract that became a Liquidated Contract during the related Due Period, plus the amount of any reduction in the Stated Principal Balance of a Contract during the related Due Period ordered as the result of a bankruptcy or similar proceeding involving the related obligor and (b) the Overcollateralization Release Amount for such distribution date.

     INTEREST DISTRIBUTION AMOUNT - The amount of interest distributable to each class of offered certificates as described under "--Distributions of Interest" in this prospectus supplement.

     INTEREST REMITTANCE AMOUNT - With respect to any distribution date, an amount equal to the sum of (1) all interest collected (other than Payaheads and Simple Interest Excess) [or advanced] in respect of Scheduled Payments on the contracts during the related Due Period, the interest portion of related Payaheads previously received and intended for application in the related Due Period and the interest portion of all prepayments received on the contracts during the related Due Period, less (a) the servicing fee and any insurance premiums not paid by the related obligor with respect to such contracts and (b) [unreimbursed advances and other] amounts due to the servicer or the trustee with respect to such contracts, to the extent allocable to interest, (2) [all Compensating Interest paid by the servicer with respect to the related contracts and distribution date, (3)] the portion of any Substitution Amount or purchase price paid with respect to such contracts during the calendar month immediately preceding that distribution date allocable to interest, and (4) all Net Liquidation Proceeds and any other recoveries (net of [unreimbursed advances and] expenses of the servicer, to the extent allocable to interest, and unpaid servicing fees) collected with respect to the contracts during the related Due Period, to the extent allocable to interest.

     INTEREST SHORTFALL - With respect to any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related net contract rate) on contracts resulting from
(1) principal prepayments in full and in part received during the related Due Period [to the extent not covered by Compensating Interest] and (2) interest payments on certain of the contracts being limited pursuant to the provisions of the Servicemembers Civil Relief Act.

     LIQUIDATION  LOSS AMOUNT - The amount of loss  associated  with  liquidated
contracts  as  described   under   "Description   of  the   Certificates--Credit
Enhancement" in this prospectus supplement.

     LIQUIDATION LOSS INTEREST AMOUNT - The portion of any Liquidation Loss Amount in respect of lost interest on the related Liquidated Contract.

     LIQUIDATED CONTRACT - A defaulted contract as to which the servicer has determined that all amounts that it expects to recover in respect of such contract have been recovered (exclusive of any possibility of a deficiency judgment).

     MONTHLY EXCESS CASHFLOW - With respect to any distribution date, an amount equal to the sum (i) of the amounts remaining after distribution of amounts pursuant to clauses (1) through (8) under "--Distributions of Interest" and clauses (1) through (5) under "--Distributions of Principal" and (ii) the Overcollateralization Release Amount, if any, for such date.

     NET CONTRACT RATE - With respect to each contract, and at any time, the per annum rate equal to the contract rate of such contract less the related Expense Fee Rate.

     NET FUNDS CAP - With respect to any distribution date, a per annum rate equal to the weighted average of the Net Contract Rates of the contracts as of the first day of the related Due Period.

     NET LIQUIDATION PROCEEDS - With respect to any contract, all amounts, net of [(1)] unreimbursed, reasonable out-of-pocket expenses [and (2) unreimbursed advances], received and retained in connection with the liquidation of defaulted contracts, through insurance or condemnation proceeds, by repossession, foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to the related manufactured home and any real property securing such contract acquired on behalf of the certificateholders by repossession, foreclosure or deed in lieu of foreclosure.

     OVERCOLLATERALIZATION AMOUNT - For any distribution date, an amount equal to the amount, if any, by which (x) the applicable Aggregate Contract Balance for such distribution date exceeds (y) the aggregate Certificate Balance of the certificates after giving effect to payments on such distribution date. On the Closing Date, the Overcollateralization Amount will equal approximately ____% of the Aggregate Contract Balance as of the Cut-off Date.

     OVERCOLLATERALIZATION RELEASE AMOUNT - For any distribution date, an amount equal to the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the related Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Certificate Balances of the certificates, exceeds (2) the related Targeted Overcollateralization Amount for such date.

     PAYAHEAD - Any portion of a payment of principal and interest on a contract intended by the related obligor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

     PRINCIPAL DISTRIBUTION TESTS - A test that will be satisfied with respect to any distribution date, if (i) the distribution date occurs in or after ___________, (ii) the Average Sixty-Day Delinquency Ratio is less than or equal to ___%, (iii) the Current Realized Loss Ratio is less than or equal to ____%, and (iv) the Cumulative Realized Loss Test is satisfied.

     PRINCIPAL REMITTANCE AMOUNT - With respect to any distribution date, an amount equal to the sum of (1) all principal collected (other than Payaheads) [or advanced] in respect of Scheduled Payments on the contracts during the related Due Period (less [unreimbursed advances and other] amounts due to the servicer and the trustee with respect to the contracts, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Due Period, (2) all principal prepayments received during the related Due Period, (3) the outstanding principal balance of each contract that was repurchased by the seller during the calendar month immediately preceding that distribution date, (4) the portion of any Substitution Amount paid with respect to any replaced contracts during the calendar month immediately preceding that distribution date allocable to principal and (5) all Net Liquidation Proceeds and any other recoveries collected with respect to the contracts during the related Due Period, to the extent allocable to principal.

     REPOSSESSED COLLATERAL - Manufactured homes acquired by the trust through repossession or foreclosure in connection with a defaulted contract.

     SCHEDULED PAYMENT - With respect to any contract, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related note.

     SIMPLE INTEREST EXCESS - With respect to each simple interest contract and any distribution date, the excess, if any, of (i) the portion of the monthly payment received from the obligor for such contract allocable to interest with respect to the related Due Period, over (ii) 30 days' interest on the Stated Principal Balance of such contract at the related contract rate.

     STATED PRINCIPAL BALANCE - With respect to any contract as of any date of determination, its outstanding principal balance as of the cut-off date, reduced by all amounts allocable to principal that are received on such contract on or before the date of determination, and as further reduced to the extent that any Realized Loss has been allocated to such contract on or before that date of determination.

     SUBSTITUTION AMOUNT - The amount, if any, by which the Stated Principal Balance of a contract required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related substitute contract, plus unpaid interest accrued thereon.

     TARGETED OVERCOLLATERALIZATION AMOUNT - For any distribution date, the lesser of (i) ____% of the Aggregate Contract Balance as of the Cut-off Date and
(ii) the aggregate of the Certificate Balances as of such distribution date.

     UNPAID CERTIFICATE SHORTFALL AMOUNT - With respect to any class of certificates and a distribution date will equal the amount, if any, by which the aggregate unreimbursed Certificate Shortfalls on that class of certificates for prior distribution dates exceeds the amount previously distributed on that class of certificates in respect of Certificate Shortfalls on prior distribution dates.

     UNPAID LIQUIDATION LOSS INTEREST SHORTFALL - With respect to any class of certificates and a distribution date will equal the amount, if any, by which the aggregate unreimbursed Liquidation Loss Interest Amounts on that class of certificates for prior distribution dates exceeds the amount previously distributed on that class of certificates in respect of Liquidation Loss Interest Amounts on prior distribution dates.

DISTRIBUTIONS OF INTEREST

     The pass-through rate for the Class A Certificates for each distribution is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap[; provided, that if the Class A Certificates are not purchased pursuant to an optional termination as described in "--Optional Termination" below, the pass-through rate on the Class A Certificates will be a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap]. The pass-through rate for the Class R-I Certificates for each distribution date is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap. The pass-through rate for the Class R-II Certificates for each distribution date is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap. The pass-through rate for the Class M-1 Certificates for each distribution date is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap. The pass-through rate for the Class M-2 Certificates for each distribution date is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap. The pass-through rate for the Class B-1 Certificates for each distribution date is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap. The pass-through rate for the Class B-2 Certificates for each distribution date is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap.

     With respect to each distribution date, the "Interest Distribution Amount" means with respect to the [Class A Certificates]:

     (i) interest accrued on that class of certificates during the related Accrual Period at the then applicable pass-through rate on the Certificate Balance of that class of certificates on the last day of the related Accrual Period; plus

     (ii) any previously undistributed shortfalls in interest due to the holders of that class of certificates in respect of prior distribution dates; plus

     (iii) to the extent legally permissible, interest accrued on any shortfalls during the related Accrual Period at the then applicable pass-through rate; minus

     (iv) the Class A Certificates' pro rata share of any Interest Shortfall Amounts for such distribution date.

     With respect to each distribution date, the "Interest Distribution Amount" means with respect to the [Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates]:

     (i) interest accrued on the related class of certificates during the related Accrual Period at the then applicable pass-through rate on the Adjusted Certificate Balance of that class of certificates on the last day of the related Accrual Period; plus

     (ii) any previously undistributed shortfalls in interest due to the holders of that class of certificates in respect of prior distribution dates; plus

     (iii) to the extent legally permissible, interest accrued on any shortfalls during the related Accrual Period at the then applicable pass-through rate; minus

     (iv) such class' pro rata share of any Interest Shortfall Amount for such distribution date.

     On each distribution date, the Interest Remittance Amount for such distribution date will be paid in the following order of priority:

     (1) to the trustee, the trustee fee for such distribution date and other expenses of the trustee to the extent payable pursuant to the pooling and servicing agreement;

     (2) to the Loss Mitigation Advisor, the Loss Mitigation Advisor fee for such distribution date;

     (3) to the senior certificates, the Class A Interest Distribution Amount for such distribution date for each such class and such distribution date; provided, that if the Interest Remittance Amount, is insufficient to make the full distributions of interest referred to in this clause (2), the Interest Remittance Amount shall be distributed to the senior certificates pro rata based on such full amounts allocable to such certificates;

     (4) to the Class M-1 Certificates, the Class M-1 Interest Distribution Amount and accrued and unpaid interest on any related Liquidation Loss Amount not previously paid as of such distribution date;

     (5) to the Class M-2 Certificates, the Class M-2 Interest Distribution Amount for such distribution date and accrued and unpaid interest on any related Liquidation Loss Amount not previously paid as of such distribution date;

     (6) to the Class B-1 Certificates, the Class B-1 Interest Distribution Amount for such distribution date and accrued and unpaid interest on any related Liquidation Loss Amount not previously paid as of such distribution date;

     (7) to the Class B-2 Certificates, the Class B-2 Interest Distribution Amount for such distribution date and accrued and unpaid interest on any related Liquidation Loss Amount not previously paid as of such distribution date;

     (8) sequentially, to the Class A, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, in that order, any related Interest Shortfall Amount for such distribution date; and

     (9)  for   application  as  part  of  Monthly  Excess   Cashflow  for  such
          distribution date, as described under "--Distributions of Monthly Excess Cashflow" below.

DISTRIBUTIONS OF PRINCIPAL

     Distributions of principal on the Class A and Class R Certificates will be made primarily from the Formula Principal Distribution Amount, to the extent of available funds, as described below. Distributions of principal on the Class M-1, Class M-2 and Class B Certificates will be made primarily from the Formula Principal Distribution Amount after distributions of principal have been made on the senior certificates.

     (1) The sum of the Class A Formula Principal Distribution Amount plus any related Unpaid Certificate Shortfall Amount sequentially to (i) the Class R Certificates until the Certificate Balance thereof has been reduced to zero and (ii) the Class A Certificates until the Certificate Balance thereof has been reduced to zero;

     (2) The sum of the Class M-1 Formula Principal Distribution Amount plus any related Unpaid Certificate Shortfall Amount to the Class M-1 Certificates until the Certificate Balance thereof has been reduced to zero;

     (3) The sum of the Class M-2 Formula Principal Distribution Amount plus any related Unpaid Certificate Shortfall Amount to the Class M-2 Certificates until the Certificate Balance thereof has been reduced to zero;

     (4) The sum of the Class B-1 Formula Principal Distribution Amount plus any related Unpaid Certificate Shortfall Amount to the Class B-1 Certificates until the Certificate Balance thereof has been reduced to zero;

     (5) The sum of the Class B-2 Formula Principal Distribution Amount plus any related Unpaid Certificate Shortfall Amount to the Class B-2 Certificates until the Certificate Balance thereof has been reduced to zero; and

     (6)  For   application  as  part  of  Monthly  Excess   Cashflow  for  such
          distribution date, as described under "--Distributions of Monthly Excess Cashflow" below.

DISTRIBUTIONS OF MONTHLY EXCESS CASHFLOW

     On each distribution date, the trustee shall distribute the Monthly Excess Cash Flow for such date in the following order of priority:

     (1) to the Class A Certificates as a payment of principal, any related Unpaid Certificate Shortfall, until the Class A Certificate Principal has been reduced to zero;

     (2) to the Class A Certificates as a payment of principal, until the earlier of the time when the Target Overcollateralization Amount equals the Overcollateralization Amount or the Certificate Balance thereof has been reduced to zero;

     (3) as a payment of principal, any related Unpaid Certificate Shortfall Amount to the Class M-1 Certificates, until the Certificate Balance thereof has been reduced to zero;

     (4) to the Class M-1 Certificates, any related Liquidation Loss Amount remaining unpaid;

     (5) to the Class M-1 Certificates as a payment of principal, until the earlier of the time when the Target Overcollateralization Amount equals the Overcollateralization Amount or the Certificate Balance thereof has been reduced to zero;

     (6) as a payment of principal, any related Unpaid Certificate Shortfall Amount to the Class M-2 Certificates, until the Certificate Balance thereof has been reduced to zero;

     (7) to the Class M-2 Certificates, any related Liquidation Loss Amount remaining unpaid;

     (8) to the Class M-2 Certificates as a payment of principal, until the earlier of the time when the Target Overcollateralization Amount equals the Overcollateralization Amount or the Certificate Balance thereof has been reduced to zero;

     (9) as a payment of principal, any related Unpaid Certificate Shortfall Amount to the Class B-1 Certificates, until the Certificate Balance thereof has been reduced to zero;

     (10) to the Class B-1 Certificates, any related Liquidation Loss Amount remaining unpaid;

     (11) to the Class B-1 Certificates as a payment of principal, until the earlier of the time when the Target Overcollateralization Amount equals the Overcollateralization Amount or the Certificate Balance thereof has been reduced to zero;

     (12) as a payment of principal, any related Unpaid Certificate Shortfall Amount to the Class B-2 Certificates, until the Certificate Balance thereof has been reduced to zero;

     (13) to the Class B-2 Certificates, any related Liquidation Loss Amount remaining unpaid;

     (14) to the Class B-2 Certificates as a payment of principal, until the earlier of the time when the Target Overcollateralization Amount equals the Overcollateralization Amount or the Certificate Balance thereof has been reduced to zero;

     (15) to the Class SB Certificates the amount set forth in the pooling and servicing agreement; and

     (16) to the Class R-I Certificates, any remaining amount.

CREDIT ENHANCEMENT

     Credit   enhancement   for  the  offered   certificates   consists  of  the
subordination of the subordinate certificates, the priority of application of Realized Losses and overcollateralization.

         SUBORDINATION. The rights of holders of the subordinate certificates to receive payments with respect to the contracts will be subordinated to such rights of holders of each class of offered certificates having a higher priority of payment, as described under "--DISTRIBUTIONS OF INTEREST" and "--DISTRIBUTIONS OF PRINCIPAL." This subordination is intended to enhance the likelihood of regular receipt by holders of offered certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the contracts.

         The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest and principal on any distribution date prior to classes with a lower priority of payment.

         APPLICATION OF REALIZED LOSSES. If a contract becomes a Liquidated Contract, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such contract. The amount of such insufficiency is a "Realized Loss." Realized Losses on contracts will have the effect of reducing amounts payable in respect of the Class SB Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

         [On any distribution date on which the aggregate Certificate Balances of the Class A, Class R, Class M and Class B Certificates as of that distribution date is greater than the aggregate Stated Principal Balances of the contracts on that distribution date, the amount of the deficiency, referred to in this prospectus supplement as the Liquidation Loss Amount, will be allocated first to reduce the Class B-2 Adjusted Certificate Balance. After the Class B-2 Adjusted Certificate Balance has been reduced to zero, any outstanding Liquidation Loss Amounts will be allocated to reduce the Class B-1 Adjusted Certificate Balance. After the Class B-1 Adjusted Certificate Balance has been reduced to zero, any outstanding Liquidation Loss Amounts will be allocated to reduce the Class M-2 Adjusted Certificate Balance. After the Class M-2 Adjusted Certificate Balance has been reduced to zero, any outstanding Liquidation Loss Amounts will be allocated to reduce the Class M-1 Adjusted Certificate Balance.

         The Class M-1, Class M-2, Class B-1 and Class B-2 Liquidation Loss Amounts will be reduced on subsequent distribution dates to the extent that the related Monthly Excess Cashflow is sufficient therefor as described in this prospectus. If the Adjusted Certificate Balance of a class of Class M or Class B Certificates is reduced by a Liquidation Loss Amount, interest accruing on that class will be calculated on the Adjusted Certificate Balance as reduced. On each distribution date, holders of the Class M Certificates and Class B Certificates will be entitled to receive from the related Interest Remittance Amount for that distribution date, one month's interest at the related pass-through rate on the Adjusted Certificate Balance of that class. Additionally, those holders will be entitled to receive from the Interest Remittance Amount or the Monthly Excess Cashflow, in each case to the extent available, one month's interest at the related pass-through rate on the Liquidation Loss Amount for that class as of the immediately preceding distribution date, each referred to in this prospectus supplement as a Liquidation Loss Interest Amount, and one month's interest at the related pass-through rate on any Liquidation Loss Interest Amount due on one or more prior distribution dates but not paid].

         Holders of subordinate certificates will not receive any payments in respect of Liquidation Loss Amounts, except to the extent of available Monthly Excess Cashflow as described in this Prospectus Supplement.

         OVERCOLLATERALIZATION. The weighted average Net Contract Rates of the contracts is generally expected to be higher than the weighted average of the pass-through rates of the certificates plus certain expenses of the trust, thus generating excess interest collections. Monthly Excess Cashflow will be available on each distribution date to accelerate the reduction of the aggregate Certificate Balances of the certificates. Such application of interest collections as payments of principal will cause the aggregate Certificate Balances of the certificates to amortize more rapidly than the Aggregate Contract Balance, thus creating and maintaining overcollateralization. However, Realized Losses will reduce overcollateralization, and could result in an overcollateralization deficiency.

         There may be additional credit support provided to the Class B-2 Certificates in the form of accelerated payments of principal provided by sources other than the contracts. Any reduction in the Certificate Balance of the Class B-2 Certificates due to a payment of principal from such additional credit support will result in an increase in the Targeted Overcollateralization Amount equal to such reductions.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date for the offered certificates is the distribution date in _____________ which is the distribution date three months after the latest maturing contract in the contract pool. With respect to each class, the actual final distribution date may be earlier or later, and could be substantially earlier, than such class's final scheduled distribution date.

[OPTIONAL TERMINATION

         On any distribution date on or after which the Aggregate Contract Balance is less than or equal to __% of the Aggregate Contract Balance as of the cut-off date, the special servicer will (subject to the terms of the pooling and servicing agreement) have the option to purchase the contracts, any Repossessed Collateral and any other related property remaining in the trust for a price equal to the sum of (i) 100% of the aggregate outstanding principal balance of the contracts plus accrued interest thereon at the applicable contract rate to the date of purchase, (ii) the fair market value of all other property of the trust, and (iii) any [unreimbursed advances and] servicing fee and other amounts payable to the servicer and the trustee. If such option is exercised, the trust will be terminated effecting an early retirement of the certificates. Distributions on the certificates relating to any optional termination will first be paid to the senior certificates and then to the various classes of subordinate certificates sequentially, with each class receiving its Certificate Balance plus the related Interest Distribution Amount before any payments are made to the next class. The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.]

RESTRICTIONS ON TRANSFER OF THE CLASS R CERTIFICATES

         The Class R Certificates will be subject to the restrictions on transfer described in the prospectus under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES--TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS." The pooling and servicing agreement provides that the Class R Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. Each Class R Certificate will contain a legend describing the foregoing restrictions.

         The initial owner of the Class R Certificates is ________________.


                                   THE TRUSTEE

GENERAL

         _______________ will be the trustee under the pooling and servicing agreement. The depositor, the special servicer and the servicer may maintain other banking relationships in the ordinary course of business with the trustee and its affiliates. Offered certificates may be surrendered at the corporate trust office of the trustee located at ___________________________, Attention:
_________________ or at other addresses as the trustee may designate from time to time.

         The issuing entity's annual reports on Form 10-K, periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to these reports will be posted on the trustee's intenet website as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the trustee's website is: __________. See "ADDITIONAL INFORMATION" in the prospectus.

         [Description of the extent of trustee's prior experience serving as a trustee for asset-backed securities transactions involving fixed rate contracts secured by first liens on manufactured homes and in the case of a land home contract or land-in-lieu contract, the related real property]

         The trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the trustee, including:

1. Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the pooling and servicing agreement, the trustee shall examine them to determine whether they are in the required form; provided, however, that the trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

2. Except for those actions that the trustee is required to take under the pooling and servicing agreement, the trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

         If an Event of Default has occurred and has not been cured or waived, the trustee shall exercise such of the rights and powers vested in it by the pooling and servicing agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1. Execute and deliver, on behalf of the servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, whether to complete the transfer and endorsement or assignment of the contracts and related documents, or otherwise.

2. The trustee shall automatically become the successor in all respects to the servicer after the servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the servicer by the terms and provisions of the pooling and servicing agreement.

3. Upon any termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the certificate register and to the Rating Agencies.

         For further discussion of the duties of the trustee, please SEE "THE TRUST FUND-CERTAIN MATTERS REGARDING THE SERVICER, THE DEPOSITOR, THE TRUSTEE AND THE SPECIAL SERVICER" IN THE PROSPECTUS.

THE ISSUING ENTITY

         CSFB ABS Trust Series ____-__ is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement among the depositor, sponsor, servicer and the trustee, dated as of [____], 2006 (the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the contracts and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 66-2/3% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "THE TRUST FUND-- AMENDMENT" in the prospectus.

         The assets of the issuing entity will consist of the contracts and certain related assets.

         The issuing entity's fiscal year end is [December 31].


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yields to maturity (or to early termination) on the offered certificates will be affected in varying degrees by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the contracts. Such yields will also be affected by the extent to which contracts bearing higher contract rates prepay at a more rapid rate than contracts with lower contract rates, the amount and timing of obligor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price for the offered certificates and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. Other factors affecting prepayment of the contracts include such factors as changes in obligors' housing needs, job transfers, unemployment, obligors' equity in the related manufactured home and any real property securing such manufactured home, changes in the value of the related manufactured home and any real property securing such manufactured home, market interest rates and servicing decisions.

         The rate of principal payments on the contracts will also be affected by the amortization schedules of the contracts, the rate and timing of prepayments thereon by the obligors, liquidations of defaulted contracts and repurchases of contracts due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related contracts may, and the timing of Realized Losses, will significantly affect the yield on the certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the contracts will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates. In general, the earlier a prepayment of principal of the related contracts, the greater the effect on the yield on the certificates. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the contracts made by the seller. The seller will represent and warrant that as of the closing date, each manufactured home was free of material damage. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of the certificateholders, the seller will be required to repurchase the affected contract or substitute another contract therefor. If any damage caused by flooding, storms, wildfires, or landslides (or other cause) occurs after the closing date, the seller will not have any such obligation. In addition, the standard hazard policies covering the contracts generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such contracts. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged manufactured homes are not applied to the restoration thereof, such proceeds will be used to prepay the related contracts in whole or in part. Any repurchases or repayments of the contracts may reduce the weighted average lives of the offered certificates and will reduce the yields on such certificates to the extent they are purchased at a premium.

         Prepayments, liquidations and purchases of the contracts will result in payments to holders of the certificates of principal amounts that would otherwise be paid over the remaining terms of such contracts. The rate of defaults on the contracts will also affect the rate and timing of principal payments on the contracts. In general, defaults on the contracts are expected to occur with greater frequency in their early years.

         [The yields to investors in the offered certificates will be affected by the exercise by the special servicer of its right to purchase the contracts, as described under "DESCRIPTION OF THE CERTIFICATES--OPTIONAL TERMINATION" in this prospectus supplement, or its failure to exercise such right.]

         If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the contracts, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related contracts, the actual yield may be lower than that so calculated.

[PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

         When an obligor prepays a contract in full between its due dates, the obligor pays interest on the amount prepaid only to the date of prepayment. Also, when a prepayment in part is made on a contract together with the Scheduled Payment for a month on or after the related due date, the principal balance of the contract is reduced by the amount of the prepayment in part as of the date of receipt, but the principal from that contract is not paid to the holders of certificates until the distribution date in the next month. As a result, one month of interest shortfall accrues on the amount of such principal prepayment in part.

         To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a prepayment in full on a contract between its due dates, the servicer will pay Compensating Interest to the limited extent and in the manner described under "SERVICING OF THE CONTRACTS--ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID CONTRACTS."

         To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a principal prepayment in full, or to the extent that there is an interest deficiency from a prepayment in part on a contract, such remaining deficiency will be covered by excess interest collections on the contracts to the extent available. If excess interest collections are insufficient, each class of certificates will be allocated such shortfall, to the extent of interest due, on a pro rata basis. ]

OVERCOLLATERALIZATION

         The yields of the offered certificates will be affected by the application of the Monthly Excess Cashflow as described in this prospectus supplement and by the amount of overcollateralization. The amount of such Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the contracts. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described in this prospectus supplement.

SUBORDINATION

         The senior certificates are senior to the subordinate certificates. [The Class M-1 Certificates are senior to the Class M-2, Class B and Class SB Certificates, the Class M-2 Certificates are senior to the Class B and Class SB Certificates and the Class B-1 Certificates are senior to the Class B-2 Certificates and the Class SB Certificates]. As a result, a class of certificates with a higher payment priority will have a preferential right to receive amounts in respect of interest and principal on any distribution date prior to any class with a lower payment priority. In addition, Realized Losses will be allocated among the subordinate certificates, other than the Class SB Certificates, in reverse order of priority of payment. As a result, the yields of the subordinate certificates will be more sensitive, in varying degrees, to delinquencies and losses on the contracts than the yields of the senior certificates and classes of subordinate certificates which have a relatively higher priority of payment.

THE PASS-THROUGH RATES

         The pass-through rate for each class of offered certificates is subject to a rate cap based on the Net Funds Cap. If contracts bearing higher contract rates were to prepay at rates faster than contracts with lower contract rates, the Net Funds Cap would be lower than otherwise would be the case. Thus, the effective pass-through rates on the offered certificates will be dependent on the prepayment experience on the contracts.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the contracts is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on contracts may be measured by a prepayment standard or model. The model we use in this prospectus supplement, the manufactured housing prepayment model ("MHP"), is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. [A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per year of the then unpaid principal balance of the contracts in the first month of the life of the contracts and an additional 0.1% per year in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts, 100% MHP assumes a constant prepayment rate of 6.0% per year. As used in the following tables, 100% MHP assumes the contracts will prepay at rates of 100% of the MHP assumed prepayment rates; [___]% MHP assumes the contracts will prepay at rates of [___]% of the MHP assumed prepayment rates; [___]% assumes the contracts will prepay at rates of [___]% of the MHP assumed prepayment rates, and so forth].

         The tables below were prepared based on the following additional assumptions among other things (collectively, the "Structuring Assumptions"):

     o with respect to each contract, each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in ______________;

     o principal prepayments are received in full on the last day of each month commencing in ___________ and there are no Interest Shortfalls;

     o    there are no defaults or delinquencies on the contracts;

     o distribution dates occur on the __th day of each month, commencing in ______________;

     o    there are no purchases or substitutions of the contracts;

     o    the certificates are issued on _____________; and

     o the contracts were aggregated into [eleven] pools of assumed contracts having the following characteristics:

                        ASSUMED CONTRACT CHARACTERISTICS

               Principal        Contract     Net Contract                      Remaining Term
                Balance           Rate           Rate      Original Term to      to Maturity        Age
   Pool           ($)             (%)            (%)*      Maturity (Months)      (Months)        (Months)
-----------    ---------        --------     ------------  -----------------   --------------     --------
1..........
2..........
3..........
4..........
5..........
6..........
7..........
8..........
9..........
10.........
11.........


--------------------
* Net Contract Rate is equal to the Contract Rate less the rate at which the servicing, trustee and Loss Mitigation Advisor fees accrue, which is assumed to be ______% in the table above.

     The actual characteristics and the performance of the contracts will differ from the Structuring Assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the contracts will prepay at a constant rate until maturity, that all of the contracts will prepay at the same rate or that there will be no defaults or delinquencies on the contracts. Moreover, the diverse remaining terms to maturity and contract rates of the contracts could produce slower or faster principal payments than indicated in the tables at the various percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity and the weighted average contract rate of the contracts are as assumed. Any difference between such assumptions and the actual characteristics and performance of the contracts, or actual prepayment or loss experience, will cause the percentages of initial Certificate Balances outstanding over time and the weighted average lives of the offered certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the prepayment assumption.

     Subject to the foregoing discussion and Structuring Assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Certificate Balances of the offered certificates that would be outstanding after each of the distribution dates shown at various percentages of the prepayment assumption.

     The weighted average life of any class of certificates is determined by:

     o multiplying the amount of the reduction, if any, of the Certificate Balance of that class on each distribution date by the number of years from the date of issuance to that distribution date,

     o    summing the results, and

     o dividing the sum by the aggregate amount of the reductions in Certificate Balance of that class referred to in the first clause.

                     PERCENT OF INITIAL CERTIFICATE BALANCE

                                                                                    CLASS A
                                                                        PREPAYMENT ASSUMPTION -- % OF MHP
                                                      ----------- ----------- ----------- ----------- -----------
                    DISTRIBUTION DATE                   [___]%      [___]%      [___]%      [___]%      [___]%
                  ---------------------               ----------- ----------- ----------- ----------- -----------
      Initial.....................................        100         100         100         100         100
      ________ 2005...............................
      ________ 2006...............................
      ________ 2007...............................
      ________ 2008...............................
      ________ 2009...............................
      ________ 2010...............................
      ________ 2011...............................
      ________ 2012...............................
      ________ 2013...............................
      ________ 2014...............................
      ________ 2015...............................
      ________ 2016...............................
      ________ 2017...............................
      ________ 2018...............................
      ________ 2019...............................
      ________ 2020...............................
      ________ 2021...............................
      ________ 2022...............................
      ________ 2023...............................
      ________ 2024...............................
      ________ 2025...............................
      ________ 2026...............................
      ________ 2027...............................
      ________ 2028...............................
      ________ 2029...............................
      ________ 2030...............................
      ________ 2031...............................
      ________ 2032............................
      ________ 2033............................
      ________ 2034............................

      Weighted Average Life
         to Maturity (in years)**
      Weighted Average Life
         to Call (in years)**

       * Indicates a number that would be equal to zero assuming the optional purchase of the contracts (described in this prospectus supplement) is exercised on the first possible termination date by the special servicer.

       ** Determined as specified under "--WEIGHTED AVERAGE LIFE" in this prospectus supplement.

                     PERCENT OF INITIAL CERTIFICATE BALANCE

                                                                               CLASS M-1
                                                                    PREPAYMENT ASSUMPTION -- % OF MHP
                                                      ----------- ------------ ----------- ----------- ------------
                    DISTRIBUTION DATE                   [___]%      [___]%       [___]%      [___]%      [___]%
                                                      ----------- ------------ ----------- ----------- ------------
      Initial.....................................        100         100         100         100          100
      ________ 2005...............................
      ________ 2006...............................
      ________ 2007...............................
      ________ 2008...............................
      ________ 2009...............................
      ________ 2010...............................
      ________ 2011...............................
      ________ 2012...............................
      ________ 2013...............................
      ________ 2014...............................
      ________ 2015...............................
      ________ 2016...............................
      ________ 2017...............................
      ________ 2018...............................
      ________ 2019...............................
      ________ 2020...............................
      ________ 2021...............................
      ________ 2022...............................
      ________ 2023...............................
      ________ 2024...............................
      ________ 2025...............................
      ________ 2026...............................
      ________ 2027...............................
      ________ 2028...............................
      ________ 2029...............................
      ________ 2030...............................
      ________ 2031...............................
      ________ 2032............................
      ________ 2033............................
      ________ 2034............................

      Weighted Average Life
         to Maturity (in years)**
      Weighted Average Life
         to Call (in years)**

       * Indicates a number that would be equal to zero assuming the optional purchase of the contracts (described in this prospectus supplement) is exercised on the first possible termination date by the special servicer.

       ** Determined as specified under "--WEIGHTED AVERAGE LIFE" in this prospectus supplement.

                     PERCENT OF INITIAL CERTIFICATE BALANCE

                                                                               CLASS M-2
                                                                    PREPAYMENT ASSUMPTION -- % OF MHP
                                                      ----------- ------------ ----------- ----------- ------------
                    DISTRIBUTION DATE                   [___]%      [___]%       [___]%      [___]%      [___]%
                                                      ----------- ------------ ----------- ----------- ------------
      Initial.....................................        100         100         100         100          100
      ________ 2005...............................
      ________ 2006...............................
      ________ 2007...............................
      ________ 2008...............................
      ________ 2009...............................
      ________ 2010...............................
      ________ 2011...............................
      ________ 2012...............................
      ________ 2013...............................
      ________ 2014...............................
      ________ 2015...............................
      ________ 2016...............................
      ________ 2017...............................
      ________ 2018...............................
      ________ 2019...............................
      ________ 2020...............................
      ________ 2021...............................
      ________ 2022...............................
      ________ 2023...............................
      ________ 2024...............................
      ________ 2025...............................
      ________ 2026...............................
      ________ 2027...............................
      ________ 2028...............................
      ________ 2029...............................
      ________ 2030...............................
      ________ 2031...............................
      ________ 2032............................
      ________ 2033............................
      ________ 2034............................

      Weighted Average Life
         to Maturity (in years)**
      Weighted Average Life
         to Call (in years)**

       * Indicates a number that would be equal to zero assuming the optional purchase of the contracts (described in this prospectus supplement) is exercised on the first possible termination date by the special servicer.

       ** Determined as specified under "--WEIGHTED AVERAGE LIFE" in this prospectus supplement.

                     PERCENT OF INITIAL CERTIFICATE BALANCE

                                                                               CLASS B-1
                                                                    PREPAYMENT ASSUMPTION -- % OF MHP
                                                      ----------- ------------ ----------- ----------- ------------
                    DISTRIBUTION DATE                   [___]%      [___]%       [___]%      [___]%      [___]%
                                                      ----------- ------------ ----------- ----------- ------------
      Initial.....................................        100         100         100         100         100
      ________ 2005...............................
      ________ 2006...............................
      ________ 2007...............................
      ________ 2008...............................
      ________ 2009...............................
      ________ 2010...............................
      ________ 2011...............................
      ________ 2012...............................
      ________ 2013...............................
      ________ 2014...............................
      ________ 2015...............................
      ________ 2016...............................
      ________ 2017...............................
      ________ 2018...............................
      ________ 2019...............................
      ________ 2020...............................
      ________ 2021...............................
      ________ 2022...............................
      ________ 2023...............................
      ________ 2024...............................
      ________ 2025...............................
      ________ 2026...............................
      ________ 2027...............................
      ________ 2028...............................
      ________ 2029...............................
      ________ 2030...............................
      ________ 2031...............................
      ________ 2032............................
      ________ 2033............................
      ________ 2034............................

      Weighted Average Life
         to Maturity (in years)**
      Weighted Average Life
         to Call (in years)**

       * Indicates a number that would be equal to zero assuming the optional purchase of the contracts (described in this prospectus supplement) is exercised on the first possible termination date by the special servicer.

       ** Determined as specified under "--WEIGHTED AVERAGE LIFE" in this prospectus supplement.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the contract pool.

         The Residual Certificateholders are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the prospectus.

ADDITIONAL INFORMATION

         The depositor intends to file additional yield tables and other computational materials for one or more classes of offered certificates with the SEC, in a report on Form 8-K. Those tables and materials were prepared by the Underwriters at the request of particular prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.


                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the contracts. See "Method of Distribution" in this prospectus supplement.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the offered certificates, [Orrick, Herrington & Sutcliffe LLP][Sidley Austin LLP][Thacher Proffitt & Wood LLP][McKee Nelson LLP], counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will be treated as several REMICs. The assets of the lower tier REMIC will consist of the contracts and all other property in the trust (other than the right to receive prepayment penalties). The upper tier REMIC will issue the regular certificates, which will be designated as the regular interests in the upper tier REMIC. Each class of Class R Certificates will represent the beneficial ownership of the residual interest in the related REMIC.

         Each class of offered certificates, (other than the Class R Certificates and the right to receive prepayment penalties) (the "Regular Offered Certificates") and the Class SB Certificates, will represent beneficial ownership of regular interests issued by the upper tier REMIC.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate (other than a Class R Certificate and the right to receive prepayment penalties) and the Class SB Certificates will be treated for federal income tax purposes as owning a regular interest in the upper tier REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the prospectus.

         Interest on a regular interest must be included in income by a certificateholder under the accrual method of accounting, regardless of the certificateholder's regular method of accounting. In addition, a regular interest could be considered to have been issued with OID. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to ___% of the prepayment assumption. No representation is made that the contracts will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield.

         The offered certificates will generally be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations, and "real estate assets" for real estate investment trusts, or REITs, in the same proportion that the REMIC assets would be so treated. In addition, interest on the offered certificates will generally be treated as "interest on obligations secured by mortgages on real property" for REITs in the same proportion that the REMIC income would be so treated. See "Material Federal Income Tax Consequences" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS R CERTIFICATES

         The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Class R Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class R Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Class R Certificates, including:

     o the requirement that any transferee of a Class R Certificate provide an affidavit representing that the transferee:

          o    is not a disqualified organization;

          o is not acquiring the Class R Certificate on behalf of a disqualified organization; and

          o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class R Certificate;

     o a provision that any transfer of a Class R Certificate to a disqualified organization shall be null and void; and

     o a grant to a servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class R Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Class R Certificates may not be transferred to non-United States persons.

         The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interest will continue to remain liable for any taxes due with respect to the income on the residual interest, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class R Certificates. All transfers of the Class R Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Class R Certificate being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

         The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier interest accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Class R Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier interest accrual periods and the deferral of corresponding tax losses or deductions until later interest accrual periods or until the ultimate sale or disposition of a Class R Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Class R Certificateholders' after-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of cash distributions on the Class R Certificates over their life.

         An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class R Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

         Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Class R Certificates.

         For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.


                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to cause an employee benefit plan or other retirement arrangements ("Plans") subject to Title I of ERISA and/or to
Section 4975 of the Internal Revenue Code (or any entities in which such Plans or arrangements invest including insurance company general or separate accounts) to acquire any of the offered certificates are encouraged to consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the Plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest relating to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving Plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

         Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those Plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these Plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment in certain classes to the rate of principal payments, including prepayments, on the mortgage loans.

         The U.S. Department of Labor has granted to a predecessor of Credit Suisse First Boston LLC an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of particular secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. It is expected that the Exemption may apply to the acquisition and holding of the offered certificates (other than the Class R Certificates) and that all of the conditions of the Exemption will be met other than those within the control of the investors, although a fiduciary of a Plan should make its own determination as to whether such conditions are satisfied. For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

         The rating of a class of certificates may change. If the rating of a class of certificates declines below BBB-, if such class of certificates is rated by S&P or Fitch, or Baa3, if such class of certificates is rated by Moody's Investors Service, Inc., that class of certificates will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). Such a certificate could, however, satisfy the requirements for relief under PTCE 95-60, relating to sales to insurance company general accounts.

         Section 401(c) of ERISA provides guidance with respect to the application of the Plan asset rules to insurance company general accounts. The U.S. Department of Labor has issued final regulations under Section 401(c) of ERISA (the "Section 401(c) Regulations"), which generally became effective July 5, 2001. Insurance companies contemplating the investment of general account assets in the offered certificates are encouraged to consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to hold the offered certificates.

         Because the characteristics of the Class R Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of these certificates by a Plan or by individual retirement accounts or other Plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class R Certificates will not be registered by the trustee unless the trustee receives the following:

         o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a Plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of such a Plan arrangement or using the assets of such a Plan or arrangement to effect that transfer; or

         o an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a Plan, or by any person acting on behalf of a Plan or using a Plan's assets, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the trustee or the servicers to any obligation in addition to those undertaken in the pooling and servicing agreement.

         In the event that a representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

         Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                         LEGAL INVESTMENT CONSIDERATIONS

         The [Class A, Class M-1 and Class R Certificates] will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as such classes are rated in one of the two highest rating categories. All other classes of certificates offered by this prospectus supplement will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors. See "Legal Investment" in the prospectus.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions described in the underwriting agreement among the depositor, _______________________ [(an affiliate of the depositor and the seller)], _______________________ (together, the "Underwriters"), the depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the depositor, the offered certificates in the principal amounts set forth below under their respective names, as follows:

CLASS OF CERTIFICATES                                     TOTAL
---------------------   ---------  ---------  ---------  ---------
Class A..............
Class R-I............
Class R-II...........
Class M-1............
Class M-2............
Class B-1............

         The underwriting agreement provides that the obligation of the Underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The distribution of the offered certificates by the Underwriters will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately _____% of the initial aggregate Certificate Balances of the offered certificates, plus accrued interest, before deducting expenses payable by the depositor. The Underwriters may effect those transactions by selling its certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters for whom they act as agent. In connection with the sale of the offered certificates, the Underwriters may be deemed to have received compensation from the depositor in the form of an underwriting discount. The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be Underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that the depositor will indemnify the Underwriters, and under limited circumstances, the Underwriters will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

         There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity.


                                  LEGAL MATTERS

         The validity of the certificates, including material federal income tax consequences relating to the certificates, will be passed on for the depositor by [Orrick, Herrington & Sutcliffe LLP][Sidley Austin LLP][Thacher Proffitt & Wood LLP][McKee Nelson LLP]. [Orrick, Herrington & Sutcliffe LLP][Sidley Austin LLP][Thacher Proffitt & Wood LLP][McKee Nelson LLP] will also pass on specific legal matters on behalf of the Underwriters.


                                LEGAL PROCEEDINGS

         [There are no material legal proceedings pending against the sponsor, the depositor, the trustee, The issuing entity, [any affiliated servicer, any 20% concentration unaffiliated servicer, any 20% concentration originator] or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         [There are no affiliations between the sponsor, the depositor or the issuing entity and [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are no affiliations among [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive ratings from ___________________________ (the "Rating Agencies") as indicated:

                                                             RATING AGENCY
                                                       -------------------------
                          CLASS                        -----      -----    -----

                          A.........................
                          R-I.......................
                          R-II......................
                          M-1.......................
                          M-2.......................
                          B-1.......................

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the contracts. The rating takes into consideration the characteristics of the contracts and the structural, legal and tax aspects associated with the certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the contracts or the possibility that a holder of an offered certificate might realize a lower than anticipated yield. [The ratings assigned by _____ to the Class R Certificates address only the return of the Certificate Balances and interest on these balances at the pass-through rate].

         The depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by the Rating Agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the offered certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                     ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

         Except in certain limited circumstances, the offered certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior contract asset backed certificates issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such Accrual Period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such Accrual Period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participants or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing systems customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such CHANGE. Form W-8BEN may be filed by Certificateholders or their agent.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of such change. Form W-8ECI may be filed by Noteholders or their agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                               $-----------------
                                  (APPROXIMATE)


                         CSFB ABS TRUST SERIES 200_-____
              CSFB MANUFACTURED HOUSING PASS-THROUGH CERTIFICATES,
                                SERIES 200_-____


                           CREDIT SUISSE FIRST BOSTON
                            MORTGAGE SECURITIES CORP.
                                    Depositor

                         -------------------------------
                              PROSPECTUS SUPPLEMENT
                         -------------------------------

                                  Underwriters


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as Underwriter of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.


                             ----------------------

--------------------------------------------------------------------------------
The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------


SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED JANUARY 6, 2006

                                   PROSPECTUS

PROSPECTUS

CONDUIT MORTGAGE AND MANUFACTURED HOUSING CONTRACT
PASS-THROUGH CERTIFICATES

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Depositor

The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

OFFERED SECURITIES. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

TRUST ASSETS. Each trust fund will consist primarily of:

o   mortgage loans secured by one- to four-family residential properties;

o mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;

o   mortgage loans secured by commercial real estate properties;

o mortgage loans secured by mixed residential and commercial real estate properties;

o   loans secured by unimproved land;

o loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation and the assignment of the proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit;

o   manufactured   housing  installment  sales  contracts  and  installment
loan agreements; or

o mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 January 6, 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the certificates in two separate documents that provide progressively more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

IF THE DESCRIPTION OF YOUR SECURITIES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

Some capitalized terms used in this prospectus are defined in the section titled "Glossary" beginning on page 110 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                                TABLE OF CONTENTS


RISK FACTORS.......................................
------------
THE TRUST FUND.....................................
--------------
   THE MORTGAGE POOLS..............................
   ------------------
   STATIC POOL INFORMATION.........................
   -----------------------
   UNDERWRITING STANDARDS FOR MORTGAGE LOANS.......
   -----------------------------------------
   FICO SCORES.....................................
   -----------
   QUALIFICATIONS OF UNAFFILIATED SELLERS..........
   --------------------------------------
   REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES
   ----------------------------------------------------
   MORTGAGE CERTIFICATES...........................
   ---------------------
   THE CONTRACT POOLS..............................
   ------------------
   UNDERWRITING STANDARDS FOR CONTRACTS............
   ------------------------------------
   PRE-FUNDING.....................................
   -----------
   THE DEPOSITOR...................................
   -------------
   USE OF PROCEEDS.................................
   ---------------
   YIELD CONSIDERATIONS............................
   --------------------
   MATURITY AND PREPAYMENT CONSIDERATIONS..........
   --------------------------------------
   DESCRIPTION OF THE CERTIFICATES.................
   -------------------------------
   GENERAL.........................................
   -------
   FORM OF CERTIFICATES............................
   --------------------
   DISTRIBUTIONS OF PRINCIPAL AND INTEREST.........
   ---------------------------------------
   DETERMINATION OF LIBOR..........................
   ----------------------
   ASSIGNMENT OF MORTGAGE LOANS....................
   ----------------------------
   ASSIGNMENT OF CONTRACTS.........................
   -----------------------
   ASSIGNMENT OF MORTGAGE CERTIFICATES.............
   -----------------------------------
   SERVICING OF MORTGAGE LOANS AND CONTRACTS.......
   -----------------------------------------
   PAYMENTS ON MORTGAGE LOANS......................
   --------------------------
   PAYMENTS ON CONTRACTS...........................
   ---------------------
   COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES.
   -----------------------------------------------
   DISTRIBUTIONS ON CERTIFICATES...................
   -----------------------------
   SPECIAL DISTRIBUTIONS...........................
   ---------------------
   REPORTS TO CERTIFICATEHOLDERS...................
   -----------------------------
   MODIFICATIONS...................................
   -------------
   ADVANCES........................................
   --------
   COLLECTION AND OTHER SERVICING PROCEDURES.......
   -----------------------------------------
   STANDARD HAZARD INSURANCE.......................
   -------------------------
   SPECIAL HAZARD INSURANCE........................
   ------------------------
   POOL INSURANCE..................................
   --------------
   PRIMARY MORTGAGE INSURANCE......................
   --------------------------
   MORTGAGOR BANKRUPTCY BOND.......................
   -------------------------
   PRESENTATION OF CLAIMS..........................
   ----------------------
   ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS
   -----------------------------------------------------------------------------
   ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS
   --------------------------------------------------------------------------
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES..
   ----------------------------------------------
   EVIDENCE AS TO COMPLIANCE.......................
   -------------------------
   CERTAIN MATTERS REGARDING THE SERVICER, THE DEPOSITOR, THE TRUSTEE AND THE SPECIAL SERVICER
   -----------------------------------------------------------------------------
   EVENTS OF DEFAULT...............................
   -----------------
   RIGHTS UPON EVENT OF DEFAULT....................
   ----------------------------
   AMENDMENT.......................................
   ---------
   TERMINATION.....................................
   -----------
EXCHANGEABLE SECURITIES............................
-----------------------
   GENERAL.........................................
   -------
   EXCHANGES.......................................
   ---------
   PROCEDURES......................................
   ----------
CREDIT SUPPORT.....................................
--------------
   FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS
   ---------------------------------------------------
   LETTERS OF CREDIT...............................
   -----------------
   SUBORDINATED CERTIFICATES.......................
   -------------------------
   SHIFTING INTEREST...............................
   -----------------
   OVERCOLLATERALIZATION...........................
   ---------------------
   DERIVATIVES.....................................
   -----------
   PURCHASE OBLIGATIONS............................
   --------------------
   RESERVE FUND....................................
   ------------
   PERFORMANCE BOND................................
   ----------------
   DESCRIPTION OF INSURANCE........................
   ------------------------
   PRIMARY MORTGAGE INSURANCE POLICIES.............
   -----------------------------------
   FHA INSURANCE AND VA GUARANTEES.................
   -------------------------------
   STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS
   ----------------------------------------------------
   STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES
   ------------------------------------------------------------
   POOL INSURANCE POLICIES.........................
   -----------------------
   SPECIAL HAZARD INSURANCE POLICIES...............
   ---------------------------------
   MORTGAGOR BANKRUPTCY BOND.......................
   -------------------------
   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS
   ---------------------------------------------------------
   THE MORTGAGE LOANS.............................
   ------------------
   THE MANUFACTURED HOUSING CONTRACTS.............
   ----------------------------------
   ENFORCEABILITY OF CERTAIN PROVISIONS...........
   ------------------------------------
   CONSUMER PROTECTION LAWS.......................
   ------------------------
   APPLICABILITY OF USURY LAWS....................
   ---------------------------
   ENVIRONMENTAL LEGISLATION......................
   -------------------------
   SERVICEMEMBERS CIVIL RELIEF ACT................
   -------------------------------
   DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS
   -----------------------------------------------
   FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS
   ---------------------------------------------------------
   NEGATIVE AMORTIZATION LOANS....................
   ---------------------------
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..........
----------------------------------------
   GENERAL........................................
   -------
   CLASSIFICATION OF REMICS.......................
   ------------------------
   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES
   ------------------------------------------------
   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES
   -------------------------------------------------
   BACKUP WITHHOLDING WITH RESPECT TO SECURITIES..
   ---------------------------------------------
   FOREIGN INVESTORS IN REGULAR CERTIFICATES......
   -----------------------------------------
   NON-REMIC TRUST FUNDS..........................
   ---------------------
   REPORTABLE TRANSACTIONS........................
   -----------------------
PENALTY AVOIDANCE.................................
-----------------
STATE AND OTHER TAX CONSEQUENCES..................
--------------------------------
ERISA CONSIDERATIONS..............................
--------------------
   PLAN ASSETS REGULATION.........................
   ----------------------
   UNDERWRITER'S PTE..............................
   -----------------
   GENERAL CONSIDERATIONS.........................
   ----------------------
   INSURANCE COMPANY GENERAL ACCOUNTS.............
   ----------------------------------
LEGAL INVESTMENT..................................
----------------
PLAN OF DISTRIBUTION..............................
--------------------
LEGAL MATTERS.....................................
-------------
FINANCIAL INFORMATION.............................
---------------------
ADDITIONAL INFORMATION............................
----------------------
REPORTS TO CERTIFICATEHOLDERS.....................
-----------------------------
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.
-------------------------------------------------
RATINGS...........................................
-------
GLOSSARY..........................................
--------

                                  RISK FACTORS

       THE PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENT WILL DESCRIBE THE MATERIAL RISK FACTORS RELATED TO YOUR SECURITIES. THE SECURITIES OFFERED UNDER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.


THERE IS NO SOURCE OF PAYMENTS FOR YOUR SECURITIES OTHER THAN PAYMENTS ON THE MORTGAGE LOANS IN THE TRUST AND ANY CREDIT ENHANCEMENT.

When you buy a security, you will not own an interest in or a debt obligation of Credit Suisse First Boston Mortgage Securities Corp., the master servicer or any of their affiliates. You will own an interest in the trust. Your payments come only from assets in the trust. Therefore, the mortgagors' payments on the mortgage loans included in the trust (and any credit enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of payments. Moreover, no governmental agency either guarantees or insures payments on the securities or any of the mortgage loans, except as otherwise described in the related prospectus supplement.


IN SOME INSTANCES, THE RETURN ON YOUR SECURITIES MAY BE REDUCED BY LOSSES ON THE MORTGAGE LOANS, WHICH ARE MORE LIKELY IF SUBSTANTIALLY ALL ARE SECURED ONLY BY SECOND LIENS.

In certain instances, a large percentage of the mortgage loans are secured by second liens. In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the related servicer may write off the entire outstanding balance of the mortgage loan as a bad debt. These are risks particularly applicable to mortgage loans secured by second liens that have high combined loan to value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the related servicer would determine foreclosure to be uneconomical for those types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios.


DEBT INCURRED BY THE BORROWERS IN ADDITION TO THAT RELATED TO THE MORTGAGE LOANS COULD INCREASE YOUR RISK.

With respect to mortgage loans that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt in addition to the mortgage loan. This additional debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.


LOSS MITIGATION MAY INCREASE YOUR RISK.

In some instances, the related servicer may use a wide variety of practices to limit losses on defaulted mortgage loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments. The use of these practices may result in recognition of losses.


YOU BEAR THE RISK OF MORTGAGOR DEFAULTS; SOME KINDS OF MORTGAGE LOANS MAY BE ESPECIALLY PRONE TO DEFAULTS.

Because your securities are backed by the mortgage loans, your investment may be affected by a decline in real estate values and changes in each individual mortgagor's financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors. In addition, several types of mortgage loans which have higher than average rates of default or loss may be included in the trust that issues your security. The following types of loans may be included:


   o mortgage loans that are subject to "negative amortization". The principal balances of these loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;


   o mortgage loans that do not fully amortize over their terms to maturity which are sometimes referred to as "balloon loans" and some revolving credit loans that do not significantly amortize prior to maturity. Balloon loans, if applicable, involve a greater degree of risk because the ability of a mortgagor to make the final payment on these types of mortgage loans typically depends on the ability to refinance the loan or sell the related mortgaged property;


   o adjustable rate mortgage loans and other mortgage loans that provide for escalating or variable payments by the mortgagor. The mortgagor may have qualified for those loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase;

   o loans secured by second or more junior liens. The cost of foreclosure on these loans compared to the potential foreclosure proceeds, after repaying all senior liens, may cause these loans to be effectively unsecured; and

   o mortgage loans that are concentrated in one or more regions, states (including, but not limited to, California) or zip code areas of the United States. If the regional economy or housing market in that area weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to securityholders. The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. The depositor cannot predict whether, or to what extent or for how long, such events may occur. See "The Mortgage Pool" in the prospectus supplement to see if any of these or other types of special risk loans are included in the mortgage pool applicable to your securities.


THE UNDERWRITING GUIDELINES USED TO ORIGINATE THE MORTGAGE LOANS MAY IMPACT LOSSES.

The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus. The underwriting standards typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.


THERE IS A RISK THAT THERE MAY BE A DELAY IN RECEIPT OF LIQUIDATION PROCEEDS AND LIQUIDATION PROCEEDS MAY BE LESS THAN THE MORTGAGE LOAN BALANCE.

Substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. In addition, in some instances a large portion of the mortgage loans are secured by second liens on the related mortgaged property. If a mortgagor on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property. There may not be enough proceeds to pay both the first lien and the second lien. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.


THERE ARE RISKS RELATING TO ALTERNATIVES TO FORECLOSURE.

Certain mortgage loans are or may become delinquent after the closing date. A servicer may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charge off the mortgage loan. If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off the mortgage loan, your yield may be reduced.


TO THE EXTENT APPLICABLE, LOSSES ON THE MORTGAGE LOANS IN ONE ASSET GROUP RELATED TO A GROUP OF SUBORDINATE SECURITIES MAY REDUCE THE YIELD ON CERTAIN SENIOR SECURITIES RELATED TO ONE OR MORE OTHER ASSET GROUPS RELATED TO THAT GROUP OF SUBORDINATE SECURITIES.

To the extent applicable, with respect to some series and any group of subordinate securities, the applicable coverage for special hazard losses, fraud losses and bankruptcy losses covers all of the mortgage loans in each asset group related to that group of subordinate securities. Therefore, if mortgage loans in any of such asset groups suffer a high level of these types of losses, it will reduce the available coverage for all of the senior securities related to each of such asset groups and certain classes of such group of subordinate securities. Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in any of such asset groups suffers these types of losses, all of the senior securities related to such asset groups will, and certain principal only securities related to such asset groups may be allocated a portion of that loss. Because each group of subordinate securities represents interests in the mortgage loans in each asset group related to such group of subordinate securities, the class principal balances of these classes of securities could be reduced to zero as a result of realized losses on the mortgage loans in any of such asset groups. Therefore, the allocation of realized losses on the mortgage loans in each asset group related to such group of subordinate securities will reduce the subordination provided by those classes of securities to all of the senior securities related to such asset groups and certain classes of such group of subordinate securities, including the senior securities related to the asset group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior securities related to the asset group that did not suffer those previous losses.


CREDIT ENHANCEMENTS MAY BE LIMITED OR REDUCED AND THIS MAY CAUSE YOUR SECURITIES TO BEAR MORE RISK OF MORTGAGOR DEFAULTS.

The prospectus supplement related to your securities may specify that credit enhancements will provide some protection to cover various losses on the underlying mortgage loans. The forms of credit enhancement include (but are not limited to) the following: subordination of one or more classes of securities to other classes of securities in the same series evidencing beneficial ownership in the same pool of collateral or different pools; having assets in the trust with a greater amount of aggregate principal balance than the aggregate principal balance of the securities in a series; an insurance policy on a particular class of securities; a letter of credit; a mortgage pool insurance policy; a reserve fund; or any combination of the above. See "Credit Support" in this prospectus. See also "Credit Enhancement" in the prospectus supplement in order to see what forms of credit enhancements apply to your securities.

Regardless of the form of credit enhancement, an investor should be aware that:


   o  The amount of coverage is usually limited;

   o The amount of coverage will usually be reduced over time according to a schedule or formula;

   o The particular forms of credit enhancement may provide coverage only to some types of losses on the mortgage loans, and not to other types of losses;

   o The particular forms of credit enhancement may provide coverage only to some securities and not other securities of the same series; and

   o If the applicable rating agencies believe that the rating on the securities will not be adversely affected, some types of credit enhancement may be reduced or terminated.


IF YOU HOLD AUCTION SECURITIES, WHEN THOSE SECURITIES ARE TRANSFERRED ON THE AUCTION DISTRIBUTION DATE, YOU MAY NOT RECEIVE PAR FOR THOSE SECURITIES IF THE MONEY AVAILABLE UNDER THE AUCTION AND THE SWAP AGREEMENT IS INSUFFICIENT

For certain series, certain securities may be offered, referred to in this prospectus as auction securities, which will be transferred to third-party investors on a certain distribution date, referred to in this prospectus as the auction distribution date. If you purchase an auction security, your investment in that security will end on the related auction distribution date.
If the outstanding principal balance of any class of auction securities, after application of principal distributions and realized losses on the related auction distribution date, is greater than the amount received in the auction, a swap counterparty, pursuant to a swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the auction securities. If all or a portion of a class of auction securities is not sold in the auction, the auction price for such unsold securities will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal balance of the unsold securities, after application of principal distributions and realized losses on the related auction distribution date. If the swap counterparty defaults on its obligations under the swap agreement, you may receive an amount less than the outstanding principal balance of your auction security, after application of principal distributions and realized losses on the auction distribution date. In addition, if the swap counterparty defaults and if not all of a class of securities is purchased by third-party investors in the auction, then your auction security (or part of your auction security) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your auction security (or part of your auction security).


THE RATINGS OF YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN, AND DO NOT TAKE INTO ACCOUNT RISKS OTHER THAN CREDIT RISKS WHICH YOU WILL BEAR.

Any class of securities offered under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor. If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating, entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

   o a decrease in the adequacy of the value of the trust assets or any related credit enhancement, an adverse change in the financial or other condition of a credit enhancement provider, or

   o a change in the rating of the credit enhancement provider's long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based on an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any a particular pool of mortgage loans.


YOUR YIELD MAY BE REDUCED DUE TO THE OPTIONAL REDEMPTION OF THE SECURITIES OR THE OPTIONS REPURCHASE OF UNDERLYING MORTGAGE LOANS.

The master servicer or another entity specified in the related prospectus supplement may elect to repurchase all of the assets of the trust if the aggregate outstanding principal balance of those assets is less than a percentage of their initial outstanding principal amount specified in the prospectus supplement. This kind of event will subject the trust related to your securities to early retirement and would affect the average life and yield of each class of securities in those series. See "Yield, Prepayment and Maturity Considerations" in this prospectus and in the accompanying prospectus supplement.


VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT
IN LOSSES ON THE MORTGAGE LOANS

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.
The mortgage loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these state and federal laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages, including monetary penalties, and administrative enforcement. In particular, an originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the related trust to monetary penalties, and result in the related obligors' rescinding the mortgage loans against that trust.

The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus.

Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators and the servicers of the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition or results of an originator or on the validity of the mortgage loans, losses on the securities could result.


YOU MAY HAVE TO HOLD YOUR OFFERED SECURITIES TO THEIR MATURITY BECAUSE OF DIFFICULTY IN RESELLING THE OFFERED SECURITIES.

A secondary market for the offered securities may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriter nor any other person will have any obligation to make a secondary market in your securities. Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered securities. Any class of offered securities may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.


THE ABSENCE OF PHYSICAL SECURITIES MAY CAUSE DELAYS IN PAYMENTS AND CAUSE DIFFICULTY IN PLEDGING OR SELLING THE OFFERED SECURITIES.

The offered securities, other than certain classes of residual securities, will not be issued in physical form. Securityholders will be able to transfer securities, other than such residual securities, only through The Depository Trust Company (referred to in this prospectus as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a security to a person that does not participate in DTC may be limited because of the absence of a physical security. In addition, securityholders may experience some delay in receiving distributions on these securities because the trustee or trust administrator, as applicable, will not send distributions directly to them. Instead, the trustee or trust administrator, as applicable, will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts securityholders have either directly or indirectly through indirect participants.


THE YIELD TO MATURITY ON YOUR SECURITIES WILL DEPEND ON VARIOUS FACTORS, INCLUDING THE RATE OF PREPAYMENTS.

The yield to maturity on each class of offered securities will depend on a variety of factors, including:

 o the rate and timing of principal payments on the related mortgage loans (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

 o   the pass-through rate for that class;

 o with respect to any class of securities that receives payments under a yield maintenance agreement, whether the required payments are made under the yield maintenance agreement and are sufficient;

 o   interest    shortfalls   due   to   mortgagor prepayments on the related
     mortgage loans;

 o whether losses on the mortgage loans are covered by credit enhancements;

 o rapid prepayment of the mortgage loans may result in a reduction of excess spread which will make it difficult to create or maintain overcollateralization, if applicable;

 o repurchases of mortgage loans as a result of defective documentation and breaches of representations and warranties

 o   whether  an   optional   termination   or  an auction  sale of the  related
     loan  group or loan groups occurs; and

 o   the purchase price of that class.

 The rate of prepayments is one of the most important and least predictable of these factors. In general, if a class of securities is purchased at a price higher than its outstanding principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of securities is purchased at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.


THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL BE AFFECTED BY VARIOUS
FACTORS.

Since mortgagors can generally prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered securities are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. Such reduced prepayments could result in a slower return of principal to holders of the offered securities at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of securities. Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. Such increased prepayments could result in a faster return of principal to holders of the offered securities at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of securities.

Some of the mortgage loan in a trust may be adjustable rate mortgage loans, in which case, the mortgage loans generally adjust after a one year, two year, three year, five year or seven year initial fixed rate period. We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the trust over an extended period of time, and the experience with respect to the mortgage loans included in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage interest rates fall significantly, adjustable rate mortgage loans with an initial fixed rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to "lock in" lower fixed interest rates. The features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the master servicer, any sub-servicer or their affiliates and may include streamlined documentation programs.

Certain mortgage loans in each asset group may provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. All prepayment premiums will either be retained by the related servicer, or in some instances, be paid to the holder of a class of non-offered securities, if applicable, and in either case, will not be available for distribution to the offered securities.

The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. In addition, a special servicer may have the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent. These purchases will have the same effect on the holders of the offered securities as a prepayment of the mortgage loans.


THE YIELD ON YOUR SECURITIES MAY ALSO BE AFFECTED BY CHANGES IN THE MORTGAGE INTEREST RATE, IF APPLICABLE.

With respect to certain adjustable-rate mortgage loans, after an initial fixed-rate period, each mortgage loan provides for adjustments to the interest rate generally every six months or twelve months. The interest rate on each mortgage loan will adjust to equal the sum of an index and a margin. Interest rate adjustments may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the interest rate may be subject to an overall maximum and minimum interest rate.

With respect to certain of the variable rate offered securities, if applicable, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations. Each adjustable-rate mortgage loan has a maximum mortgage interest rate and substantially all of the adjustable-rate mortgage loans have a minimum mortgage interest rate. Generally, the minimum mortgage interest rate is the applicable margin. In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the securities could be adversely affected.

Further, investment in the variable rate offered securities, if applicable, involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans. In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the applicable rate cap. This will have the effect of reducing the pass-through rates on the related securities, at least temporarily. This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow as described in the prospectus supplement. No assurances can be given that such additional funds will be available.


INTEREST ONLY MORTGAGE LOANS HAVE A GREATER DEGREE OF RISK OF DEFAULT.

Certain of the mortgage loans may not provide for any payments of principal (i) for a period generally ranging from five to fifteen years following the date of origination or (ii) prior to their first adjustment date. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.


ADDITIONAL RISK IS ASSOCIATED WITH MEZZANINE SECURITIES.

Investors in certain classes of securities, referred to in this prospectus as mezzanine securities, should be aware that, on any distribution date, certain losses which would otherwise be allocated to one ore more other classes of securities, will be allocated to the related class of mezzanine securities, until its class principal balance is reduced to zero.


AN OPTIONAL TERMINATION OR, IN SOME INSTANCES, AN AUCTION SALE OF THE TRUST MAY ADVERSELY AFFECT THE SECURITIES.

With respect to each group of subordinate securities and any series, when the aggregate outstanding principal balance of the mortgage loans in the asset groups related to such group of subordinate securities is less than 10% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the terminating entity, as provided in the related pooling and servicing agreement or servicing agreement, may purchase from the trust all of the remaining mortgage loans in those asset groups.
If so specified in the related prospectus supplement, if the option to purchase the mortgage loans in each asset group related to a group of subordinate securities as described above is not exercised and the aggregate outstanding principal balance of those mortgage loans declines below 5% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the related trustee or trust administrator, as applicable, will conduct an auction to sell those mortgage loans and the other assets in the trust related to each asset group related to such group of subordinate securities.

If the purchase option is exercised or a successful auction occurs with respect to the remaining mortgage loans in the asset groups related to a group of subordinate securities as described above, such purchase of mortgage loans would cause an early retirement or partial prepayment of the senior securities and subordinate securities related to those asset groups. If this happens, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related securityholders. This would have the same effect as if all of such remaining mortgagors made prepayments in full. No assurance can be given that the purchase price will be sufficient to pay your security in full. Any class of securities purchased at a premium could be adversely affected by an optional purchase or auction sale of the related mortgage loans. See "Maturity and Prepayment Considerations" in this prospectus.


IF YOU OWN A SPECIAL RETAIL SECURITY, YOU MAY NOT RECEIVE A PRINCIPAL DISTRIBUTION ON ANY PARTICULAR DATE PRINCIPAL DISTRIBUTIONS ARE MADE ON THAT CLASS.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as special retail securities, are subject to special rules regarding the procedures, practices and limitations applicable to the distribution of principal to the holders of these securities. Special retail securities may not be an appropriate investment for you if you require a distribution of a particular amount of principal on a predetermined date or an otherwise predictable stream of principal distributions. If you purchase special retail securities, we cannot give you any assurance that you will receive a distribution in reduction of principal on any particular distribution date.


RAPID PREPAYMENTS ON THE MORTGAGE LOANS IN A LOAN GROUP WILL REDUCE THE YIELD ON ANY RELATED CLASSES OF INTEREST-ONLY SECURITIES.

Payments to the holders of certain classes of interest only securities that may be offered with respect to any series, referred to in this prospectus as ratio-stripped interest only securities, come only from interest payments on certain of the mortgage loans in the related asset groups. These mortgage loans are called premium rate mortgage loans because in general they have the highest mortgage interest rates in the loan group. In general, the higher the mortgage interest rate is on a mortgage loan in a loan group, the more interest the related class of ratio-stripped interest only securities, if any, receives from that mortgage loan. If mortgage interest rates decline, these premium rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur. If the related mortgage loans prepay faster than expected or if the related asset group or asset groups are terminated earlier than expected, you may not fully recover your initial investment.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as interest only securities, receive only distributions of interest. Distributions to the holders of any class of interest only securities are based on its related notional amount, calculated as described in the related prospectus supplement. You should fully consider the risks associated with an investment in any class of interest-only securities. If the mortgage loans in the related asset group prepay faster than expected or if the related asset group is terminated earlier than expected, you may not fully recover your initial investment.


SLOWER PREPAYMENTS ON THE MORTGAGE LOANS WILL REDUCE THE YIELD ON ANY RELATED CLASS OF PRINCIPAL-ONLY SECURITIES.

Payments to the holders of certain principal only securities that may be offered with respect to any series, referred to in this prospectus as ratio-stripped principal only securities, come only from principal payments on the discount mortgage loans in the related asset group or asset groups. These discount mortgage loans are the mortgage loans in each of such asset groups with net mortgage rates less than a certain percentage for each asset group, referred to in this prospectus and the related prospectus supplement as the required coupon. In general, the lower the net mortgage rate is on a mortgage loan, the more principal the related class of ratio-stripped principal only securities receive from that mortgage loan. Because holders of the ratio-stripped principal only securities receive only distributions of principal, they will be adversely affected by slower than expected prepayments on the related mortgage loans. If you are investing in a class of ratio-stripped principal only securities, you should consider that since the discount mortgage loans have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

Certain classes of securities that may be offered with respect to any series of securities, referred to in this prospectus as principal only securities, receive only distributions of principal. You should fully consider the risks associated with an investment in any class of principal only securities. If the mortgage loans in the related asset group prepay slower than expected, your yield will be adversely affected.


ANY YIELD MAINTAINED SECURITIES MAY NOT RECEIVE AMOUNTS EXPECTED FROM THE RELATED YIELD MAINTENANCE AGREEMENT.

The mortgage loans in the asset group related to any class of yield maintained securities may not generate enough interest to pay the full pass-through rate on that class on certain distribution dates and interest distributions on those distribution dates will be made in part from payments under the related yield maintenance agreement. Payments under the related yield maintenance agreement for any distribution date will be based on a notional amount (as set forth in an annex to the related prospectus supplement), which will decrease during the life of that yield maintenance agreement. The notional amounts specified in the annex were derived by assuming a certain rate of payment on the mortgage loans in the related asset group (which will be described in the related prospectus supplement). The actual rate of payment on those mortgage loans is likely to differ from the rate assumed. If prepayments on those mortgage loans occur at a rate slower than the rate used in determining the notional amounts specified in the related annex, the class principal balance of the class of yield maintained securities may be greater than such notional amount for a distribution date. For any class of yield maintained securities and any distribution date on which the notional amount is lower than the actual class principal balance of that class of securities, the amount paid by the related cap counterparty under the related yield maintenance agreement will not be enough to pay the full amount of interest due for such distribution date, adversely affecting the yield on those securities.


CERTAIN CLASSES OF SECURITIES THAT MAY BE OFFERED WITH RESPECT TO ANY SERIES WILL BE SENSITIVE TO CHANGES IN LIBOR.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as floating rate securities, will receive interest at a rate which varies directly with the rate of LIBOR subject, in each case, to a certain minimum pass-through rate and a certain maximum pass-through rate. Accordingly, these securities will be sensitive to changes in the rate of LIBOR.


CERTAIN CLASSES OF CERTIFICATES THAT MAY BE OFFERED WITH RESPECT TO ANY SERIES WILL BE VERY SENSITIVE TO INCREASES IN THE LEVEL OF LIBOR.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as inverse floating rate securities, will receive interest at a rate which varies inversely with the rate of LIBOR to a certain minimum pass-though rate and a certain maximum pass-through rate. Accordingly, the yield to maturity on these securities will be extremely sensitive to changes in the rate of LIBOR.


WITH RESPECT TO CERTAIN CLASSES OF SECURITIES THAT MAY BE OFFERED WITH RESPECT TO ANY SERIES, REFERRED TO IN THIS PROSPECTUS AS PAC SECURITIES, ALTHOUGH PRINCIPAL PAYMENTS TO THE PAC SECURITIES GENERALLY FOLLOW A SCHEDULE, THE RATE OF PREPAYMENTS ON THE RELATED MORTGAGE LOANS MAY STILL AFFECT DISTRIBUTIONS TO THESE SECURITIES.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as planned amortization classes or PAC securities, will generally be less affected by the rate of principal prepayments than other related classes of senior securities. This is because on each distribution date, each class of PAC securities will receive principal distributions according to a schedule set forth in an annex to the related prospectus supplement. The schedule for each class of PAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate between a range set forth in the related prospectus supplement. HOWEVER, THERE IS NO GUARANTEE THAT THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS IN THE RELATED ASSET GROUP WILL REMAIN AT A CONSTANT RATE BETWEEN THOSE LEVELS. If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the PAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.


WITH RESPECT TO CERTAIN CLASSES OF SECURITIES THAT MAY BE OFFERED WITH RESPECT TO ANY SERIES, REFERRED TO IN THIS PROSPECTUS AS TAC SECURITIES, ALTHOUGH PRINCIPAL PAYMENTS TO THE TAC SECURITIES GENERALLY FOLLOW A SCHEDULE, THE RATE OF PREPAYMENTS ON THE RELATED MORTGAGE LOANS MAY STILL AFFECT DISTRIBUTIONS TO THESE SECURITIES.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as targeted amortization classes or TAC securities, will generally be less affected by the rate of principal prepayments than other related classes of senior securities. This is because on each distribution date, each class of TAC securities will receive principal distributions according to a schedule set forth in an annex to the related prospectus supplement. The schedule for each class of TAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate set forth in the related prospectus supplement. HOWEVER, IT IS VERY UNLIKELY THAT THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS IN THE RELATED ASSET GROUP WILL REMAIN CONSTANT AT THAT LEVEL. If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the TAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.


CERTAIN CLASSES OF SECURITIES THAT MAY BE OFFERED WITH RESPECT TO ANY SERIES, REFERRED TO IN THIS PROSPECTUS AS SUPPORT SECURITIES, WILL BE VERY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE RELATED MORTGAGE LOANS AND MAY NOT RECEIVE DISTRIBUTIONS OF PRINCIPAL FOR A LONG TIME.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as support securities, will be especially sensitive to the rate of prepayments on the mortgage loans in the related asset group. The support securities will act as a prepayment cushion for certain classes of PAC and/or TAC securities, absorbing excess principal prepayments. On each distribution date, each class of support securities receive principal only if the related PAC and/or TAC securities have been paid according to schedule. If the rate of prepayments on the mortgage loans in the related asset group is slow enough so that the TAC and/or PAC securities are not paid according to their aggregate schedule, then the support securities will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the TAC and PAC securities have been paid according to their schedule, then all or certain of the classes of support securities will receive all of the remaining principal otherwise available for distribution to the TAC and PAC securities in accordance with the priority of payment rules set forth in the related prospectus supplement. This may cause wide variations in the amount of principal the support securities will receive on each distribution date. Certain classes of support securities may be more stable than other classes of support securities if they are also TAC or PAC securities.


POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT.

The subordination and other credit enhancement features described in this prospectus are intended to enhance the likelihood that the classes of securities will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

None of the depositor, the master servicer, the servicers, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement.


TO THE EXTENT APPLICABLE, CERTAIN FACTORS MAY LIMIT THE AMOUNT OF EXCESS INTEREST ON THE MORTGAGE LOANS REDUCING OVERCOLLATERALIZATION.

In some instances, in order to create overcollateralization, it will be necessary that certain of the mortgage loans generate more interest than is needed to pay interest on the related securities and the related fees and expenses of the trust. In such scenario, we expect that such mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average mortgage rate on the those mortgage loans is higher than the net WAC rate on the related securities. We cannot assure you, however, that enough excess interest will be generated to reach the rating agencies' targeted overcollateralization level. The following factors will affect the amount of excess interest that such mortgage loans will generate:

PREPAYMENTS. Each time one of such mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of such mortgage loans with high mortgage rates would have a greater adverse effect on future excess interest.

DEFAULTS. The actual rate of defaults on such mortgage loans may be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

LEVEL OF ONE-MONTH LIBOR. If one-month LIBOR increases, more money will be needed to distribute interest to the holders of the related securities, so less money will be available as excess interest.


HOLDING SUBORDINATE SECURITIES CREATES ADDITIONAL RISKS.

In some instances, the protections afforded the senior securities in any transaction create risks for the related subordinate securities. Prior to any purchase of these types of subordinate securities, consider the following factors that may adversely impact your yield:

o Because the subordinate securities receive interest and principal distributions after the related senior securities receive such distributions, there is a greater likelihood that the subordinate securities will not receive the distributions to which they are entitled on any distribution date.

o With respect to certain series, the subordinate securities will not be entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth and in some cases, twelfth, year after the closing date.

o If certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of subordinate securities with higher alphanumerical class designations will be paid to the related classes of subordinate securities with lower alphanumerical class designations.

o If a related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the securities which will impact the related subordinate securities.

o Losses on the mortgage loans will generally be allocated to the related subordinate securities in reverse order of their priority of payment. A loss allocation results in a reduction of a security balance without a corresponding distribution of cash to the holder. A lower security balance will result in less interest accruing on the security.

o Certain of the subordinate securities may not be expected to receive principal distributions until, at the earliest, the distribution date occurring in the thirty-six month after the related closing date, unless the class principal balances of certain senior securities have been reduced to zero prior to such date.

o In some instances, after extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate securities in reverse order of their priority of payment. A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder. A lower class principal balance will result in less interest accruing on the security.

o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.


IF SERVICING IS TRANSFERRED, DELINQUENCIES MAY INCREASE.

In certain circumstances, the entity specified in the pooling and servicing agreement or servicing agreement and its transferee or assigns may request that that certain servicers or the master servicer, subject to certain conditions specified in the related pooling and servicing agreement or servicing agreement, resign and appoint a successor servicer or master servicer, as applicable. If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered securities and/or losses on the offered securities.

Any servicing transfer will involve notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.


THE YIELD, MARKET PRICE, RATING AND LIQUIDITY OF YOUR SECURITIES MAY BE REDUCED IF THE PROVIDER OF ANY FINANCIAL INSTRUMENT DEFAULTS OR IS DOWNGRADED.

A trust may include one or more financial instruments including interest rate or other swap agreements and interest rate cap or floor agreements. These financial instruments provide protection against some types of risks or provide specific cashflow characteristics for one or more classes of a series. The protection or benefit to be provided by any specific financial instrument will be dependent on, among other things, the credit strength of the provider of that financial instrument. If that provider were to be unable or unwilling to perform its obligations under the financial instrument, the securityholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class. For example, suppose a financial instrument is designed to cover the risk that the interest rates on the mortgage assets that adjust based on one index will be less than the interest rate payable on the securities based on another index. If that financial instrument does not perform, then the investors will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of securities.


                                 THE TRUST FUND

         Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

         To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

                  (1) financial guaranty insurance policies or surety bonds;

                  (2) letters of credit;

                  (3) pool insurance policies;

                  (4) special hazard insurance policies;

                  (5) mortgagor bankruptcy bonds;

                  (6) the subordination of the rights of the holders of the subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include certificates of a subordinated class or subclass;

                  (7) the establishment of a reserve fund;

                  (8) by the right of one or more classes or subclasses of certificates to receive a disproportionate amount of certain distributions of principal;

                  (9) overcollateralization;

                  (10) interest rate swaps and yield supplement agreements;

                  (11) performance bonds; or

                  (12) by any combination of the foregoing.

See "Description of Insurance" and "Credit Support" in this prospectus.

THE MORTGAGE POOLS

         GENERAL. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

       (1)   one or more mortgage pools containing:

             o conventional one- to four-family residential, first and/or second mortgage loans,

             o Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling,

             o        mortgage loans secured by multifamily property,

             o        mortgage loans secured by commercial property,

             o        mortgage loans secured by Mixed-Use Property,

             o        mortgage loans secured by unimproved land,

             o mortgage participation certificates or pass-through certificates evidencing interests in those loans that are acceptable to the related Rating Agency, or

             o mortgage pass-through certificates issued by one or more trusts established by one or more private entities;

             (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates or pass-through certificates representing interests in those contracts; or

             (3)      any combination of the foregoing.

The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor.

         All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one- to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

         If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See "Yield Considerations" in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or "deferred" interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

         If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable-rate mortgage loans will be obligated to repurchase from the trust fund any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

         A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or VA, under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

         FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

         A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

         With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

     o the aggregate principal balance of the mortgage loans as of the applicable Cut-off Date,

     o       the type of mortgaged properties securing the mortgage loans,

     o       the range of original terms to maturity of the mortgage loans,

     o the range of principal balances and average principal balance of the mortgage loans,

     o the earliest origination date and latest maturity date of the mortgage loans,

     o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

     o the interest rate or range of interest rates borne by the mortgage loans,

     o       the geographical distribution of the mortgage loans,

     o the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

     o       the delinquency status of the mortgage loans as of the Cut-off
             Date,

     o with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans, and

     o whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

         The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series. The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See " -- Mortgage Loan Program" and "Description of the Certificates" in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

         If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Certificates -- Assignment of Mortgage Loans." The seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See "-- Representations by Unaffiliated Sellers; Repurchases." The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under "-- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases," and "Description of the Certificates -- Assignment of Mortgage Loans," and its obligations to make Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under "Description of the Certificates -- Advances." Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, or out of the proceeds of liquidation of the mortgage loans, cash in the Certificate Account or otherwise. See "Description of the Certificates -- Advances," "Credit Support" and "Description of Insurance" in this prospectus.

         No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties. Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from unaffiliated sellers or affiliated sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         SINGLE FAMILY MORTGAGE LOANS. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

         If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down Loan shall be compensated for from amounts on deposit in the related Buy-Down Fund. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. See "Description of the Certificates -- Payments on Mortgage Loans" in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

         If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

         If specified in the related prospectus supplement, a mortgage pool may contain "re-performing loans", which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

         If specified in the applicable prospectus supplement, the mortgage loans may include "step-down" mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

         COMMERCIAL, MULTIFAMILY AND MIXED-USE MORTGAGE LOANS. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

         Certain of the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

         The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- Leases and Rents" in this prospectus.

         The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

         Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

         BALLOON LOANS. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         SIMPLE INTEREST LOANS. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

         Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

STATIC POOL INFORMATION

         For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

UNDERWRITING STANDARDS FOR MORTGAGE LOANS

         The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

         The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

         Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.


       SINGLE AND MULTI-FAMILY MORTGAGE LOANS. The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

       The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

       Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

       Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

       The mortgage loans have been originated under "full" or "alternative," "reduced documentation," "stated income/stated assets" or "no income/no asset" programs. The "alternative," "reduced," "stated income/stated asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used. Generally, under both "full" and "alternative" documentation programs at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

       The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.


         COMMERCIAL AND MIXED-USE MORTGAGE LOANS. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

         The majority of originators of commercial mortgage loans or Mixed-Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

         If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

         No assurance can be given that values of any commercial properties or Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

QUALIFICATIONS OF UNAFFILIATED SELLERS

         Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

         If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

     o with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

     o that the seller had good and marketable title to each mortgage loan sold by it;

     o to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

     o with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

     o that there were no delinquent tax or assessment liens against the mortgaged property.

     With respect to a Cooperative Loan, the seller will represent and warrant that:

     o the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

     o the related cooperative apartment was free from damage and was in good repair.

         The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

         In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

         If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

     o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     o have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

     o comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

         No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so. The servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

MORTGAGE CERTIFICATES

         If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating Agency.

THE CONTRACT POOLS

         GENERAL. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

         The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See "Description of the Program -- Representations by Unaffiliated Sellers; Repurchases" in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

         The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

     o        the range of dates of origination of the contracts;

     o        the weighted average annual percentage rate on the contracts;

     o        the range of outstanding principal balances as of the Cut-off
              Date;

     o the average outstanding principal balance of the contracts as of the Cut-off Date;

     o        the weighted average term to maturity as of the Cut-off Date; and

     o        the range of original maturities of the contracts.

         The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer or seller.

UNDERWRITING STANDARDS FOR CONTRACTS

         Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

         With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

     o the original principal amount of the contract divided by the lesser of the "appraised value" or the sales price for the manufactured home; or

     o such other ratio as described in the related prospectus supplement.

PRE-FUNDING

         If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible Investments, or other investments that may be specified in the related prospectus supplement.

         Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

         Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

     o the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

     o the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 50% of the proceeds of the offering of the related series.

THE DEPOSITOR

         The depositor will be Credit Suisse First Boston Mortgage Securities Corp. for each series of securities unless otherwise indicated in the related prospectus supplement. The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston LLC, which may act as an underwriter in offerings made by this prospectus and an accompanying prospectus supplement, as described in "Plan of Distribution" in this prospectus, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is
(212) 325-2000. After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

         Trust Assets will be acquired by the depositor directly or through one or more affiliates.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since _______. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[_____].

                    DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005
                    ------------------  ------------------  ------------------
                                                   TOTAL
                               TOTAL             PORTFOLIO             TOTAL
                             PORTFOLIO              OF               PORTFOLIO
    LOAN TYPE        NUMBER  OF LOANS   NUMBER     LOANS    NUMBER    OF LOANS
-----------------   ------   ---------  ------   ---------  ------   ---------
Alt-A ARM........
Alt-A Fixed......
Prime ARM........
Prime Fixed......
Reperforming.....
Scratch&Dent.....
Seconds..........
SubPrime.........
Seasoned.........


USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.

YIELD CONSIDERATIONS

         The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

         In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

         A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

         The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. See "Maturity and Prepayment Considerations" in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate. See "The Trust Fund" in this prospectus.

         In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

         The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

         The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under "Description of the Certificates -- Servicing of Mortgage Loans and Contracts," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

         In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

         For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

         The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

         Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

         The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.

         If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

         Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

         If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

         The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.

         No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365. Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See "Maturity and Prepayment Considerations" in this prospectus.

MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated in this prospectus under "The Trust Fund," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

         Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

         The following is a list of factors that may affect prepayment experience:

     o        homeowner mobility;

     o        economic conditions;

     o        changes in borrowers' housing needs;

     o        job transfers;

     o        unemployment;

     o        borrowers' equity in the properties securing the mortgages;

     o        servicing decisions;

     o        enforceability of due-on-sale clauses;

     o        mortgage market interest rates;

     o        mortgage recording taxes;

     o        solicitations and the availability of mortgage funds; and

     o        the obtaining of secondary financing by the borrower.

         All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

         Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

         The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

         Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract. FHA Loans and VA Loans are not permitted to contain "due on sale" clauses, and are freely assumable.

         An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the Certificates -- Servicing of Mortgage Loans and Contracts," " -- Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans," and "Certain Legal Aspects of the Mortgage Loans and Contracts -- Enforceability of Certain Provisions" for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

         The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See "Description of the Certificates -- Enforcement of "Due-On-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

         At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

         For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

         Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

         If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as one or more REMICs, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund. The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying Mortgage Certificates will have the same effect as prepayments in full. See "The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases," "Description of the Certificates -- Assignment of Mortgage Loans," " -- Assignment of Mortgage Certificates," " -- Assignment of Contracts" and "--Termination."

DESCRIPTION OF THE CERTIFICATES

     Each series of securities will be issued pursuant to an agreement consisting of either:

     o        a pooling and servicing agreement; or

     o        a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement. A trust agreement will be an agreement between the depositor and the trustee. Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement. As to each series of securities, the related agreements will be filed with the Securities and Exchange Commission in a current report on Form 8-K following the issuance of the securities.

GENERAL

     The trust fund with respect to a series will consist of:

     o the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

     o the assets as from time to time identified as deposited in the related Certificate Account;

     o the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

     o the surety bond or financial guaranty insurance policy, if any, with respect to that series;

     o        the letter of credit, if any, with respect to that series;

     o the pool insurance policy, if any, with respect to that series, described below under "Description of Insurance";

     o the special hazard insurance policy, if any, with respect to that series, described below under "Description of Insurance";

     o the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under "Description of Insurance";

     o the performance bond and proceeds thereof, if any, with respect to that series;

     o the interest rate swap or yield maintenance agreement and proceeds thereof, if any, with respect to that series;

     o the primary mortgage insurance policies, if any, with respect to that series, as described below under "Description of Insurance"; and

     o the GPM Funds and Buy-Down Funds, if any, with respect to that series.

         Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

         If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

         If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates. Distributions of principal and interest with respect to those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

         The Residual Certificates, if any, included in a series will be designated by the depositor as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series. All other classes of securities of the related series will constitute "regular interests" in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See "Federal Income Tax Consequences" in this prospectus.

         If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

         If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

         In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act of 1933, as amended, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act of 1933. If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act of 1933, as amended, and pursuant to any applicable state law. Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

FORM OF CERTIFICATES

         As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

         If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

         Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, (ii) the depositor elects, with the consent of the participants, to discontinue the registration of the securities through DTC or (iii) after the occurrence of an event of default with respect to the related series of certificates, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Certificate Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners. Additionally, after the occurrence of an event of default under the related pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the related pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

         Prior to any event described in the immediately preceding paragraph, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

         Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

         Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

         Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

         The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

         Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement. Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

         On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

     o the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the distribution of principal and the distribution of interest; or

     o some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

         If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

         Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement. Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

         Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Certificate Principal Balance of the certificates to zero. Allocation of distributions in reduction of Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

         The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement. Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

         Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed  A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion           A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component           A class consisting of "components." The components of a
                    class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate          A class with an interest rate that is fixed throughout the life of the class.

Floating Rate       A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.


Interest Only
or IO A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating
Rate A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.


Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual     A class that accretes a portion of the amount of accrued
                    interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.


Principal Only      A class of securities which is not entitled to interest
                    payments.

Planned
Amortization Class
or PAC A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled
Principal           A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted
                    Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support      A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior
                    Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay      Classes that receive principal payments in a prescribed
                    sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior        A class that will not bear its proportionate share of
                    realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.


Target
Amortization
or TAC A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.


Variable Rate       A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

DETERMINATION OF LIBOR

         With respect to certain of the certificates, the annual interest rates of such certificates are based upon the London Interbank Offered Rate for one-month United States dollar deposits ("LIBOR") as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related interest accrual period (a "LIBOR Determination Date"). Telerate Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related certificates. The trustee or trust administrator, as applicable, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. The trustee's or trust administrator's, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

ASSIGNMENT OF MORTGAGE LOANS

         Pursuant to the pooling and servicing agreement, on the closing date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the securityholders all right, title and interest of the depositor in and to each mortgage loan and other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut-off Date.

         In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first or second, as applicable, lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy, if applicable, or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

         The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each Cooperative Loan.

         The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, any such substitution occurring more than 90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are "defective" under the Code and the seller delivers to the trustee and the trust administrator an officer's security to that effect. Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

     o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the securityholders on the related distribution date);

     o have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

     o have an LTV, or if applicable, a CLTV, ratio not higher than that of the deleted mortgage loan;

     o have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

     o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

         This cure, repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for omission of, or a material defect in, a mortgage loan document.

         Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of a servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

         If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

         Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under "The Trust Fund -- Representations by Unaffiliated Sellers; Repurchases."

         If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

         The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

         Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.

ASSIGNMENT OF CONTRACTS

         The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

     o the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

     o        the annual percentage rate;

     o the current scheduled monthly level payment of principal and interest; and

     o        the maturity of the contract.

         In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts" in this prospectus.

         The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

     o        the remaining unpaid principal balance of the defective contract;
              or

     o in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

     o in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

         If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

     o immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

     o as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

     o each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

     o as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

     o as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

     o with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

         All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

         If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

     o        the principal balance thereof as of the date of the repurchase; or

     o in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

         Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under "The Trust Fund -- The Contract Pools."

         If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

ASSIGNMENT OF MORTGAGE CERTIFICATES

         Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

         In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

         The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

         If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS AND CONTRACTS

         Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement. A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus and will not contain any terms that are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the servicer, as specified in the related prospectus supplement..

         Any servicer will be required to perform the customary functions of a servicer, including:

     o collection of payments from mortgagors and obligors and remittance of collections to the servicer;

     o maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under those policies;

     o maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

     o        processing of assumptions or substitutions;

     o        attempting to cure delinquencies;

     o        supervising foreclosures or repossessions;

     o inspection and management of mortgaged properties, Cooperative Dwellings or manufactured homes under certain circumstances; and

     o maintaining accounting records relating to the mortgage loans and contracts.

         A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

         A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under "-- Payments on Mortgage Loans" and " -- Payments on Contracts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

         As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.

PAYMENTS ON MORTGAGE LOANS

         The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

         The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

     o all payments on account of principal, including principal prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

     o all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

     o        all Insurance Proceeds;

     o all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

     o all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

     o all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

     o any Advances made by a subservicer or the servicer, as described in this prospectus under "-- Advances";

     o any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below; and

     o all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under "The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases" or " -- Assignment of Mortgage Loans" or repurchased by the depositor as described in this prospectus under "-- Termination".

         If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial Account. If the servicer elects to establish a Custodial Account, amounts in that Custodial Account, after making the required deposits and withdrawals specified in this section " -- Payments on Mortgage Loans," shall be remitted to the Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

         In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a Servicing Account that will comply with either the standards set forth for a Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

         With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each distribution date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

         If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the trustee to fund the Buy-Down Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

PAYMENTS ON CONTRACTS

         A Certificate Account meeting the requirements set forth under "Description of the Certificates -- Payments on Mortgage Loans" will be established in the name of the trustee.

         There will be deposited in the Certificate Account or a Custodial Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

     o all obligor payments on account of principal, including principal prepayments, on the contracts;

     o all obligor payments on account of interest on the contracts, net of the servicing fee;

     o all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

     o all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor; o any Advances made as described under " -- Advances" and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

     o all amounts received from any credit support provided with respect to a series of certificates;

     o all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under " -- Termination" below; and

     o all amounts, if any, required to be transferred to the Certificate Account from the reserve fund.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

         The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

DISTRIBUTIONS ON CERTIFICATES

         On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under "Description of the Certificates -- Distributions of Principal and Interest" and in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and interest received after the Cut-off Date and on or prior to the applicable Determination Date, except:

     o        all payments that were due on or before the Cut-off Date;

     o all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due Period;

     o all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

     o amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

     o amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer; and

     o that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

                  (1) servicing compensation to the servicer and, if applicable, the special servicer; or

                  (2) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

         No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

         If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by the trustee with respect to the Mortgage Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

         Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized. The servicer or other entity will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement.

         The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

SPECIAL DISTRIBUTIONS

         To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

     o the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

     o the amount to be distributed in reduction of Certificate Principal Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

REPORTS TO CERTIFICATEHOLDERS

         The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

     (1) to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund (by class), separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

     (2) to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund (by class and by any shortfalls or carry-forwards) and the portion, if any, advanced by the servicer or a subservicer;

     (3) in the case of a series of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to the distribution;

     (4)      the total cash flows received and the general sources thereof;

     (5) the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

     (6) the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

     (7) the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent;

     (8)      the remaining balance, if any, in the pre-funding account;

     (9) the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

     (10) the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

     (11) the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

     (12)     interest rates, as applicable, to the pool assets and securities;

     (13) the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

     (14) the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

     (15) the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to certificateholders on the distribution date;

     (16) number and amount of pool assets, together with updated pool composition information;

     (17) the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

     (18) if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

     (19) material breaches of pool asset representation or warranties or transaction covenants;

     (20) information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

     (21) information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

     (22) any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

     (23) the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

     (24) the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

     (25) with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related agreement and specified in the related prospectus supplement.

         In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Additional Information" and "Reports to Certificateholders."

MODIFICATIONS

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if in the servicer's determination such modification is not materially adverse to the interests of the certificateholders (taking into account any estimated realized loss that might result absent such action), the servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Such modification shall not change the mortgage rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related mortgage loan or except in connection with principal prepayments to the extent that such reamortization is not inconsistent with the terms of the mortgage loan, or increase the principal balance). The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. In no event shall a modification reduce the interest rate on a mortgage loan below the rate at which the servicing fee with respect to such mortgage loan accrues. No modification will be granted without the prior written consent of the credit insurer provider if so required in any credit insurance policy. In the event any such modification permits the deferment of principal and interest payment on any mortgage loan, the related servicer shall make Advances on the related mortgage loan in accordance with the provisions of the related pooling and servicing agreement during the scheduled period in accordance with the amortization schedule of such mortgage loan without modification therof by reason of such arrangements.

ADVANCES

         If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

         The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. "Property protection expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement. Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those Advances will not be reimbursable to the subservicers or the servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

         The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

         The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy, or mortgagor bankruptcy bond, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the potential cash flow from the pool assets or the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond or letter of credit, will not be adversely affected.

         Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating Agency, covering loss occasioned by the failure to escrow such amounts.

STANDARD HAZARD INSURANCE

         Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

         Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any, only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

         No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

         The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

         The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property or manufactured home. See "Description of Insurance -- Special Hazard Insurance Policies" for a description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

         With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

SPECIAL HAZARD INSURANCE

         If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

POOL INSURANCE

         To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

PRIMARY MORTGAGE INSURANCE

         To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or "insured," under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See "Description of Insurance -- Primary Mortgage Insurance Policies."

MORTGAGOR BANKRUPTCY BOND

         If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See "Description of Insurance -- Mortgagor Bankruptcy Bond."

PRESENTATION OF CLAIMS

         The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee, any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

         If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

     o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be; and

     o that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

         If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that enforcement of the "due-on-sale" clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

         Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

     o that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

     o that the expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

         Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

         With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

         The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement. Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized Loss has been allocated to the certificates may be distributed to the certificateholders.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

         Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract. Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

         Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

     o that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

     o that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds, Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the subservicers and the servicer to the extent not required to be deposited in the Certificate Account. If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement. Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

         The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

         As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies or from amounts in the reserve fund. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit or insurance policies, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property, Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation Proceeds or amounts in the reserve fund.

         Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

EVIDENCE AS TO COMPLIANCE

         Each entity responsible for the servicing function will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

     o a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

     o to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement, or, if there has been a failure in the fulfillment of any obligation, specifying such failure known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         Each entity responsible for the servicing function will also deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charging upon written request to the servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE SERVICER, THE DEPOSITOR, THE TRUSTEE AND THE SPECIAL SERVICER

         The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

         The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

         The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

         The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

         On and after the time a servicer receives a notice of termination or the resignation of a servicer, the trustee shall be the successor to the related servicer, but only in its capacity as servicer, and not in any other, and the transactions set forth or provided for therein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the related servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof. As compensation therefor, the trustee shall be entitled to all funds relating to the mortgage loans that the related servicer would have been entitled to charge to the Collection Account, provided that the terminated servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the related servicer. Notwithstanding the foregoing, if the trustee has become the successor to a servicer, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, having a net worth of at least $10,000,000, as the successor to a servicer in the assumption of all or any part of the responsibilities, duties or liabilities of a servicer hereunder. Pending appointment of a successor to a servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as herein above provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the related mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the servicing fee. The trustee and such successor shall take such action, consistent with the related agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the related servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

         Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

         If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.

EVENTS OF DEFAULT

         Events of default under each pooling and servicing agreement will include:

     o any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

     o any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the servicer or the subservicer, if applicable, which continues unremedied for 120 days after the giving of written notice of the failure or breach; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

         Upon any such termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to the certificateholders and to each rating agency. Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default actually known to the trustee, unless such event of default shall have been cured or waived.

AMENDMENT

         Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

     o        to cure any ambiguity;

     o to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

     o to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder of the related series.

         The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 66-2/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

     (1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that certificate;

     (2) adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 66-2/3% of that class or subclass;

     (3) adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of subordinated certificates evidencing not less than 66-2/3% of that class or subclass; or

     (4) reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

         The servicer and any director, officer, employee or agent of the servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.

TERMINATION

         The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

     (1) the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and

     (2)      the later of:

     o the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and

     o the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

         The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement for a series of certificates continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

         For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates. The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

         If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the servicer or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

     (1) the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the Liquidation Proceeds have not yet been distributed, plus accrued and unpaid interest thereon; or

     (2) the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

         In the event that the depositor elects to treat the related trust fund as a REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.

                             EXCHANGEABLE SECURITIES

GENERAL

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

EXCHANGES

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

     o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

     o the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

     o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

     o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

     o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

     o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

     o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

     o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

                                 CREDIT SUPPORT

         Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, interest rate swaps and yield supplement agreements, performance bonds, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under "Description of Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS

         The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

         Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTERS OF CREDIT

         The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

         If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:

     o        the remaining amount available under the letter of credit; and

     o the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

         If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the trustee of that Liquidating Loan, and the letter of credit bank will thereafter own the Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

         To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

         Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

SUBORDINATED CERTIFICATES

         To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in "-- Reserve Fund." The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

SHIFTING INTEREST

         If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

         The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

OVERCOLLATERALIZATION

         If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

DERIVATIVES

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps, 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities, and
4) credit default swaps that protect against defaults and losses on mortgage loans or other assets included in the trust fund or to a class of offered securities as described below.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         Derivatives may include credit default swaps where credit enhancement is provided in the form of a swap agreement. Credit default swaps will only be used to protect against defaults and losses on mortgage loans or other assets included in the trust fund or allocated to a class of offered securities. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance that the trust will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a derivative when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

         Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

RESERVE FUND

         If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series. Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

     o the retention by the servicer of certain payments on the mortgage loans or contracts;

     o the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

     o        an Initial Deposit;

     o        any combination of the foregoing; or

     o some other manner as specified in the related prospectus supplement.

         Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

         Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus supplement until withdrawn from the reserve fund and transferred to the Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

     o the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or

     o the amount necessary to increase the funds in the Certificate Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the senior certificateholders.

         Generally, whenever amounts on deposit in the reserve fund are less than the Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

         If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

     (1) to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

     (2) to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the Certificate Account are not available therefor; and

     (3) to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

         Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

         Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.

         The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

PERFORMANCE BOND

         If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

DESCRIPTION OF INSURANCE

         To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows will be set forth in the applicable prospectus supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

         To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

         The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

     o all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

     o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

     o        amounts expended but not approved by the primary mortgage insurer;

     o        claim payments previously made by the primary mortgage insurer;
              and

     o        unpaid premiums.

         As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

         (1)      advance or discharge:

                  (A) all hazard insurance premiums; and

                  (B) as necessary and approved in advance by the primary mortgage insurer:

                      o        real estate property taxes;

                      o all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

                      o        property sales expenses;

                      o any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

                      o foreclosure costs, including court costs and reasonable attorneys' fees;

         (2) in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

         (3) tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

         Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

         (1) no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

         (2) written notice must be given to the primary mortgage insurer within 10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

         (3) the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

         (4) the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

         (5) the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

         (6) the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

         Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

         The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

         The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

         The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

         Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

     o the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

     o the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

         The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

         Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the certificateholders.

         With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

         The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

         The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

         If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

     o maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund; or

     o indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

POOL INSURANCE POLICIES

         If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

         The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

     (1) to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

     (2) to advance, as necessary and approved in advance by the pool insurer,

              o      real estate property taxes;

              o all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

              o      property sales expenses;

              o      any outstanding liens on the mortgaged property; and

              o foreclosure costs including court costs and reasonable attorneys' fees; and

     (3) if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

         Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

     (1) the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

     (2) the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

     (3)      advances as described above, less:

              o all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

              o amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

              o any claims payments previously made by the pool insurer on the related mortgage loan;

              o due and unpaid premiums payable with respect to the pool insurance policy; and

              o all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

         The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

     o that the restoration will increase the proceeds to the certificate holders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the subservicer, as the case may be; and

     o that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds, Insurance Proceeds or amounts in the reserve fund, if any, with respect to that series.

         No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

              (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

              (2) the exercise by the related insured of a "due-on-sale" clause or other similar provision in the mortgage loan.

         Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under "The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates -- Assignment of Mortgage Loans."

         The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

         The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See "Description of the Certificates -- Advances."

         Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

         If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See "Description of the Certificates -- Maintenance of Insurance Policies" and " -- Standard Hazard Insurance." The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

     o        the cost of repair or replacement of the mortgaged property; or

     o upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

         No claim may be validly presented under a special hazard insurance policy unless:

     o hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

     o the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

         The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

         Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

MORTGAGOR BANKRUPTCY BOND

         In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

         The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in "Description of FHA Insurance" in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

THE MORTGAGE LOANS

         GENERAL. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. The liens created by these instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage, deed of trust or deed to secure debt in the appropriate recording office.

         There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related Mortgage Note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

         COOPERATIVE LOANS. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, or a lien for real estate taxes and assessments and other changes imposed under governmental police powers.

         In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

         An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

     o arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     o        arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

         Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "-- Foreclosure on Shares of Cooperatives" in this prospectus.

         TAX ASPECTS OF COOPERATIVE OWNERSHIP. In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 16(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

         FORECLOSURE ON MORTGAGE LOANS. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to a sale the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the Mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

         Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, plus accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement" in this prospectus.

         FORECLOSURE ON JUNIOR MORTGAGE LOANS. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

         The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred. See "Description of the Securities -- Servicing and Administration of Loans -- Realization Upon Defaulted Loans" in this prospectus.

         FORECLOSURE ON SHARES OF COOPERATIVES. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

         In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.
         The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, referred to as the borrower or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

         Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

         RIGHTS OF REDEMPTION. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

         ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage
Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

         In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

         In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence has yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

         In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Bankruptcy Code provides priority to tax liens over the lender's security. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

         In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

         Some of the mortgage loans or revolving credit loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

         ALTERNATIVE MORTGAGE INSTRUMENTS. Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

     o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks;

     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

     o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

         LEASEHOLD CONSIDERATIONS. Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

         JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or loans, as applicable. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the senior mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the senior mortgage loan or revolving credit loan which applicable law may provide.

         The standard form of the senior mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the senior mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage, deed to secure debt or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

         The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE MANUFACTURED HOUSING CONTRACTS

         GENERAL. A manufactured housing contract evidences both:

         o the obligation of the mortgagor to repay the loan evidenced thereby; and

         o the grant of a security interest in the manufactured home to secure repayment of the loan.

         Certain aspects of both features of the manufactured housing contracts are described below.

         SECURITY INTERESTS IN MANUFACTURED HOMES. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

         The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See "Description of the Securities -- Assignment of Loans" in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

         If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

         When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

         To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in this prospectus.

         LAND HOME AND LAND-IN-LIEU CONTRACTS. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" for a description of mortgages, deeds of trust and foreclosure procedures.

         ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

         Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see "-- The Mortgage Loans -- Anti- Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

ENFORCEABILITY OF CERTAIN PROVISIONS

         If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

         In connection with lenders' attempts to realize on their security, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to realize on its security if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

         If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

         In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

ENVIRONMENTAL LEGISLATION

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

         If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Servicemembers Civil Relief Act, referred to herein as the Relief Act, a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

         Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

         In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the governor of California, California national guard members called up to active service by the President and reservists called to active duty. The amendment could result in shortfalls in interest and could affect the ability of the subservicer or the servicer, as applicable, to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The depositor has not undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Relief Act.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The servicer or subservicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

NEGATIVE AMORTIZATION LOANS

         A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances. Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP and Sidley Austin LLP, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that: (1) with respect to each series of REMIC certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each class of securities will represent either a "regular" interest or a "residual" interest in the REMIC and (2) with respect to each other series of securities, issued as described in this prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

         The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

         The following discussion addresses REMIC certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated as one or more REMICs and grantor trust certificates representing interests in a grantor trust. The prospectus supplement for each series of securities will indicate whether a REMIC election or elections will be made for the related trust fund and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

         Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

CLASSIFICATION OF REMICS

         Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Sidley Austin LLP or such other counsel to the depositor as specified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and the certificates offered with respect thereto will be considered to be, or evidence the ownership of, "regular interests," in the related REMIC or "residual interests," in that REMIC. If with respect to any series, none of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin LLP are counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

         CHARACTERIZATION OF INVESTMENTS IN REMIC REGULAR CERTIFICATES. Except as provided in the following sentence, the REMIC Regular Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Regular Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

         The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, and (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

         The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL. In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. Some REMIC Regular Certificates may be issued with "original issue discount," or OID, within the meaning of Section 1273(a) of the Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a prepayment assumption be used for loans held by a REMIC in computing the accrual of original issue discount on Regular Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, as applicable, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

         In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer, the subservicer, or REMIC administrator for those certificates in preparing information returns to the certificateholders and the IRS.

         Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

         Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Regular Certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption;

              by

     o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-- Market Discount" in this prospectus for a description of that election under the OID regulations.

         If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

         The "accrual period" as used in this section will be:

         o the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date; or

         o such other period as described in the related prospectus supplement.

As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         (1)  the sum of:

         o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods; and

         o the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price;

              over

         (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

         The present value of the remaining distributions referred to in the preceding sentence will be calculated:

         (1) assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

         (2) using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

         A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day;

              plus

     o the daily portions of original issue discount for all days during the accrual period prior to that day;

              minus

     o any principal payments made during the accrual period prior to that day for the certificate.

         The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

         The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

         MARKET DISCOUNT. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Premium" in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Original Issue Discount" in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

     o        on the basis of a constant yield method;

     o in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

     o in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

         To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         In addition, under Section 1277 of the Code, a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "-- Market Discount" in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under
Section 171 of the Code. However, the use of an assumption that there will be no prepayments might be required.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "-- Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

         On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

         TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

         Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC Regular Certificates" in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

         A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of "regular interests" in the REMIC described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount," will not apply.

         If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

         As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Taxes" in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses may be limited in accordance with additional limitations under the Code, as to which the certificateholders are encouraged to consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see "-- General" in this prospectus.

         EXCESS INCLUSIONS. Any "excess inclusions" for a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     o the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate;

              OVER

     o the sum of the "daily accruals," as described in the following sentence, for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC residual certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "-- Foreign Investors in Regular Certificates" in this prospectus.

         Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unable or unwilling to pay taxes due on its share of the REMIC's taxable income (ie. the transferor had "improper knowledge"). If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

     (1) the present value of the expected future distributions, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         The REMIC regulations provide a safe harbor under which a transferor is presumed to lack "improper knowledge." If the safe harbor is satisfied, a transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations:

     o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

     o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

     o the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

     o either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC Residual Certificate reduced by the present value of the projected payments to be received on the REMIC Residual Certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

         The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in Regular Certificates" for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates or if stated in the related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular Certificates.

         For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

     o an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

     o the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, or the 2001 Act, these reductions will be phased out commencing in 2006 and eliminated by 2010. Unless amended, however, all provisions of the 2001 Act will no longer apply for taxable years beginning after 2010.

         The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount, determined under the REMIC regulations, equal to the product of:

     o the present value, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o residual interests in the entity are not held by Disqualified Organizations; and

     o information necessary for the application of the tax described in this prospectus will be made available.

         Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

     (1) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

     (2) providing that any transfer of a REMIC Residual Certificate to a Disqualified Organization shall be null and void; and

     (3) granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

         In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

     o the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization; and

     o the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

In the case of a REMIC Residual Certificate held by an "electing large partnership," regardless of the preceding two sentences, all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

         SALES OF CERTIFICATES. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions" in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate;

              OVER

     o the amount of ordinary income actually includible in the seller's income prior to the sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" in this prospectus.

         A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such a form.

         PROHIBITED TRANSACTIONS AND OTHER TAXES. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax, however, if a REMIC may be required to recognize "net income from foreclosure property" subject to federal income tax, it will be stated in the related prospectus supplement.

         It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

         To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee, or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

         As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any REMIC item.

         Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

         Reporting of interest income, including any original issue discount, on Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information be reported to the IRS with respect to a Regular Certificate issued with original issue discount including the amount of original issue discount and the issue date. Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

         As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC administrator named in the related prospectus supplement, as specified in the prospectus supplement. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

BACKUP WITHHOLDING WITH RESPECT TO SECURITIES

         Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REGULAR CERTIFICATES

         A regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

     For these purposes, United States person means:

     o        a citizen or resident of the United States;

     o a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent regulations are adopted that provide otherwise;

     o an estate whose income is subject to United States federal income tax regardless of its source; or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         Generally, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates to investors that are not United States persons will be allowed.

NON-REMIC TRUST FUNDS

         The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

         CHARACTERIZATION OF THE TRUST FUND. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Sidley Austin LLP or such other counsel to the depositor as may be identified in the related prospectus supplement, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust fund. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds 2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

         Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

         To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under "Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "Taxation of Owners of REMIC Regular Certificates -- Market Discount" and "-- Premium."

TAX STATUS OF GRANTOR TRUST CERTIFICATES. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     o assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

         Any amount includible in gross income with respect to the grantor trust certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under
Section 856(c)(5)(B) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets". No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust," or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions are encouraged to consult their tax advisors regarding the status of the certificates under those provisions.

         TAXATION OF GRANTOR TRUST CERTIFICATES UNDER STRIPPED BOND RULES. Certain classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

     (1) if any servicing compensation is deemed to exceed a reasonable amount;

     (2) if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

     (3) if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

     (4) if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the "stripped bond" rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors are encouraged to consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

         Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see "-- Sales of Certificates" below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

         With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Regulations could be adopted applying these rules to the grantor trust certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

         In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

         If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see "-- Sales of Certificates" below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

         Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

     o a representative initial offering price of the grantor trust certificates to the public; and

    o a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

         The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

         SALES OF CERTIFICATES. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

         FOREIGN INVESTORS. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a United States person will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund were originated after July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in "Foreign Investors in Regular Certificates."

         For information regarding withholding, see "--Backup Withholding with Respect to Securities" and "--Foreign Investors in Regular Certificates--New Withholding Regulations" above.

REPORTABLE TRANSACTIONS

         A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described under "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is made for the exclusive benefit of Plan participants and their beneficiaries, permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

         Employee benefit plans which are governmental plans, and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503(b) of the Code.

         In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained specific relationships to a Plan, called Parties in Interest, and impose taxes and/or other penalties on any such transaction unless an exemption applies. Whether or not the assets of a trust fund are treated for ERISA purposes as the assets of the Plans that purchase or hold certificates of the applicable series under the rules is described in "Plan Assets Regulation" below. An investment in certificates of that series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

         A number of prohibited transaction class exemptions issued by the United States Department of Labor, or DOL, might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with "plan assets" of a Plan, i.e., PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the Trust Fund are deemed to be plan assets.

PLAN ASSETS REGULATION

         The DOL has issued the Plan Assets Regulation. Unless an exception from "plan asset" treatment is available under the Plan Assets Regulation or elsewhere under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a certificateholder of the applicable series. This means that each Plan will be deemed to hold an undivided interest in the underlying mortgages and other assets held in the trust. As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

         The Plan Assets Regulation provides an exception from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by "benefit plan investors" -- e.g., Plans, governmental, foreign and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets." Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

UNDERWRITER'S PTE

         GENERAL RULES

         A predecessor of Credit Suisse First Boston LLC, or First Boston, is the recipient of an underwriter's prohibited transaction exemption, or Underwriter's PTE, which may accord protection from certain violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire certificates:

     (a)      which represent:

              (1) a beneficial ownership interest in the assets of a trust fund and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund; or

              (2)       an interest in a REMIC; and

     (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent.

     The corpus of a trust fund to which the Underwriter's PTE applies may consist of:

     (a) obligations which bear interest or are purchased at a discount and which are secured by:

              (1) single family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on that real property; or

              (2)       shares issued by a cooperative housing association;

     (b) secured consumer receivables that bear interest or are purchased at a discount, including home equity or manufactured housing consumer receivables;

     (c) secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities;

     (d) "guaranteed governmental mortgage pool certificates," as defined in the Plan Assets Regulation; and

     (e) undivided fractional interests in any of the obligations described in (a) through (d) above.

     Plans acquiring certificates may be eligible for protection under the Underwriter's PTE if:

     (a) at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (j)(1) below, except that, in the case of a trust fund containing any single family residential mortgage loan or home equity loan with a loan-to-value ratio exceeding 100% at the date of issuance of the certificates, the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust fund (other than a single family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates;

     (b) the trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (c) if certain conditions specified in the applicable prospectus supplement are satisfied, the trust fund includes a pre-funding account or a swap agreement;

     (d) the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that trust fund with respect to the right to receive payment in the event of defaults or delinquencies on the underlying assets of the related trust fund unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%;

     (e) the Plan is an "accredited investor," as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

     (f) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (g) the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

     (h) the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets;

     (i) the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related servicer's and subservicers' services under the pooling and servicing agreement and reimbursement of the related servicer's and subservicers' reasonable expenses in connection therewith;

     (j) assets of the type included as assets of a particular trust fund have been included in other investment pools and certificates evidencing interests in those other pools have been both:

              (1) rated in one of the four highest generic rating categories (three highest in the case of pools holding certain types of assets) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings (each an "exemption rating agency"); and

              (2) purchased by investors other than Plans, for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE.

         Subordinated certificates that do not meet the requirements of condition (a) above are not available for purchase by or with "plan assets" of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 as described above, and any acquisition of subordinated certificates by, on behalf of or with "plan assets" of any such Plan, except as provided above, will be treated as null and void for all purposes.

         PRE-FUNDING ACCOUNTS

         The Underwriter's PTE permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Underwriter's PTE are satisfied.

         SWAPS

         The Underwriter's PTE permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Underwriter's PTE.

         An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a "swap" or "swap agreement", is a permitted trust fund asset if:

         (a)    it is an "eligible swap";

         (b)     it is with an "eligible counterparty";

         (c) the classes of securities to which it relates may be purchased only by plans that are "qualified plan investors";

         (d) it meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap"; and

         (e) it permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

         An "eligible swap" is one which:

         (a)    is denominated in U.S. dollars;

         (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate");

         (c)    has a notional amount that does not exceed either:

                  (1) the principal balance of the class of securities to which the swap relates; or

                  (2) the portion of the principal balance of that class represented by obligations ("allowable notional amount");

         (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged");

         (e) has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

         (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a Plan where the decision to buy the class of securities to which the swap relates is made on behalf of the Plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

         (a)    a "qualified professional asset manager", or QPAM, under PTCE
84-14;

         (b)    an "in-house asset manager" under PTCE 96-23; or

         (c) has total assets, whether on not ERISA plan assets, under management of at least $100 million at the time the securities are acquired by the Plan.

         RATINGS DEPENDENT SWAPS. In "ratings dependent swaps," those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

         (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

         (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

         NON-RATINGS DEPENDENT SWAPS. "Non-ratings dependent swaps," those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

     (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

     (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

     (c)      terminate the swap agreement in accordance with its terms.

         YIELD SUPPLEMENT AGREEMENT. A "yield supplement agreement" is a permitted trust fund asset if it satisfies the conditions of an "eligible yield supplement agreement." Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional amount and is purchased by or on behalf of the trust fund to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions:

     (a)      it is denominated in U.S. dollars;

     (b)      it pays an allowable interest rate;

     (c)      it is not leveraged;

     (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     (e) it is entered into between the trust fund and an eligible counterparty; and

     (f)      it has an allowable notional amount.

         OBLIGOR AS FIDUCIARY OF PLAN

         The Underwriter's PTE will not apply to a Plan's investment in certificates if the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to obligations representing no more than 5% of the fair market value of the obligations constituting the assets of the related trust fund, or an affiliate of such an obligor, unless:

     (a) in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

     (b) the Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of that class at the time of acquisition;

     (c) immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

     (d)      the Plan is not sponsored by any member of the Restricted Group.

         Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use "plan assets" of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL CONSIDERATIONS

         Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with "plan assets" of that Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

     (a) whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

     (b) whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; and

     (c) whether an exception from "plan asset" treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

INSURANCE COMPANY GENERAL ACCOUNTS

         Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000, but these final regulations did not generally become applicable until July 5, 2001.

         Any Plan investor who proposes to use "plan assets" of any Plan to purchase certificates of any series or class are encouraged to consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

                                LEGAL INVESTMENT

         The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. That class or subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

         Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R.
Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

         The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities," or "TB 73a," which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or "TB 13a," which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

     o that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

     o that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

     o that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

     o conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

     o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

         The predecessor to the OTS issued a bulletin entitled "Mortgage Derivative Products and Mortgage Swaps" applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, these "high-risk" mortgage derivative securities include securities such as the Class B Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain classes of certificates as "mortgage related securities," no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

         Investors are encouraged to consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse First Boston LLC, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse First Boston LLC. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

         Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

         If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

         The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

         The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

         Securities offered herby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                  LEGAL MATTERS

         Certain legal matters in connection with the certificates offered hereby, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor and for the underwriters by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, Los Angeles, California, McKee Nelson LLP, New York, New York, Sidley Austin LLP, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

                              FINANCIAL INFORMATION

         The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

         The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder and reports required under the applicable agreements with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity's name.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "The Trust Fund - Reports to Certificateholders" and "The Trust Fund - Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Securities and Exchange Commission will be posted on the related trustee's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the related trustee's website will be set forth in the related prospectus supplement.

                          REPORTS TO CERTIFICATEHOLDERS

         Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates -- Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Additional Information."

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the related trustee's website referenced above under "Additional Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to the registered holders of the related securities upon request free of charge. See "The Trust Fund - Evidence as to Compliance" and "The Trust Fund
- Reports to Certificateholders."

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a) or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financial statements, a certificate policy, a mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K, Form 10-D and Section 13(a) or 15(d) of the Exchange Act as may be required in connection with the related trust fund.

         At such time as may be required under the relevant SEC rules and regulations, the depositor may provide static pool information, in response to
Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to 212-325-2000 or in writing to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, Attention: Treasurer.

                                     RATINGS

         It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

     o        structural and legal aspects associated with the certificates;

     o the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

     o        the credit quality of the credit enhancer or guarantor, if any.

         Ratings on the certificates do not, however, constitute a statement regarding:

     o        the likelihood of principal prepayments by mortgagors or obligors;

     o the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

     o whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

         As a result, investors of any series of certificates might suffer a lower than anticipated yield.

         A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

         Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

         "1998 Policy Statement" means the revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

         "401(c) Regulations" means the regulations the DOL was required to issue under Section 401(c) of ERISA, which were published in final form on January 5, 2000.

         "Accrual Distribution Amount" means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

         "Advance" means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

          "Approved Sale" means, with respect to a series which utilizes a pool insurance policy:

     o the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

     o the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

     o the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or

     o        the acquisition of the mortgaged property by the pool insurer.

         "Buy-Down Fund" means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

         "Buy-Down Loans" means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

          "Certificate Account" means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

         "Certificate Principal Balance" means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compound Interest Certificates" means certificates that accrue interest during certain periods that is not paid to the holder but is added to the Certificate Principal Balance of the certificate.

         "Cooperative" means a corporation entitled to be treated as a housing cooperative under federal tax law.

         "Cooperative Dwelling" means a specific dwelling unit in a building owned by a Cooperative.

         "Cooperative Loan" means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

         "Custodial Account" means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

         "Cut-off Date" means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

         "Determination Date" means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

         "Disqualified Organization" means:

     o the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include instrumentalities described in Section 168(h)(2)(D) of the Code;

     o        any organization, other than a cooperative described in
              Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

     o        any organization described in Section 1381(a)(2)(C) of the Code.

     "Due Period" means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

     "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

     o obligations which have the benefit of full faith and credit of the United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

     o demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

     o certificates of deposit having a rating in the highest rating from the related Rating Agency;

     o investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related Rating Agency;

     o commercial paper, having original or remaining maturities of no more than 270 days, having credit rating in the highest rating category from the related Rating Agency;

     o repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related Rating Agency;

     o any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

     o other investments that are described in the applicable prospectus supplement.

         Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

         "ERISA Plans" means employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, or ERISA.
          "FHA Loans" means mortgage loans or contracts insured by the Federal Housing Administration.

         "GPM Fund" means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

         "GPM Loans" means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

         "High Cost Loans" means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

         "Initial Deposit" means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

         "Insurance Proceeds" means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

         "Issue Premium" means with respect to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

         "Liquidating Loan" means:

     o each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

     o each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

     o each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

     o each contract with respect to which repossession proceedings have been commenced.

         "Liquidation Proceeds" means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the related series.

         "Mixed-Use Mortgage Loans" means mortgage loans secured by Mixed-Use Property.

         "Mixed-Use Property" means mixed residential and commercial properties.

         "Mortgage Certificates" means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

         "Mortgage Note" means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

         "Parties in Interest" means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section 4975(c)(2) of the Code.

         "Pass-Through Entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in
Section 860E(e)(6) of the Code. In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

         "Pass-Through Rate" means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

         "Percentage Interest" means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

         "Permitted Investments" means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

         "Plan Assets Regulation" means the final regulation made by the United States Department of Labor, or DOL, under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

         "Plans" means ERISA Plans and other plans subject to Section 4975 of the Code.

         "Rating Agency" means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

         "Realized Loss" means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

         "Record Date" means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

         "Regular Certificate" means a REMIC Regular Certificate Regular Certificate, as applicable.

         "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

         "REMIC Regular Certificates" means certificates or notes representing ownership of one or more regular interests in a REMIC.

         "Required Reserve" means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

         "Residual Certificates" means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

         "Restricted Group" means the depositor, any underwriter, the trustee, any subservicer, any pool special hazard or primary mortgage insurer, the obligor under any other credit support mechanism or the swap counterparty in any eligible swap arrangement, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, and any of their affiliates.

         "Servicing Account" means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

         "Simple Interest Loans" means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

         "Subordinated Amount" means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

         "Trust Assets" means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

         "Underwriter's PTE" means the final prohibited transaction exemption issued to First Boston, 54 Fed. Reg. 42597 (October 17, 1989), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed.
Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22,
2002).

         "VA Loans" means mortgage loans or contracts partially guaranteed by the United States Department of Veterans Affairs.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

Filing Fee for Registration Statement                       $         107.00
Legal Fees and Expenses                                           600,000.00
Accounting Fees and Expenses                                      200,000.00
Trustee's Fees and Expenses                                        90,000.00
  (including counsel fees)
Printing and Engraving Fees                                       180,000.00
Rating Agency Fees                                                240,000.00
Miscellaneous                                                     100,000.00
                                                            -------------

Total                                                       $   1,410,107.00
                                                            =============

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         The Pooling and Servicing Agreement with respect to each series of Certificates will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement and related Securities other than such expenses related to particular Mortgage Loans.

         Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The Restated Certificate of Incorporation and By-Laws of the Registrant provide that, to the fullest extent and under the circumstances permitted by
Section 145 of the General Corporation Law of the State of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                         EXHIBITS (ITEM 16 OF FORM S-3).

         (a) Financial Statement filed as part of the Registration Statement:
none

         (b) Exhibits:




EXHIBIT
NUMBER   DESCRIPTION

1.1      Form of Underwriting Agreement

*3.1 Restated Certificate of Incorporation of Depositor (Incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-37616)

*3.2 By-laws of Depositor (Incorporated by reference to Exhibit 3.2 to Registration Statement No. 333-37616)

4.1      Form of Pooling and Servicing Agreement

*4.2     Form of Sale and Purchase Agreement (Incorporated by reference to
         Exhibit 4.2 to Registration Statement No. 333-37616)

*4.3 Form of Trust Agreement (Incorporated by reference to Exhibit 4.3 to Registration Statement No. 333-37616)

5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Certificates

5.2      Opinion of Sidley Austin LLP regarding the legality of the Certificates

5.3 Opinion of Thacher Proffitt & Wood LLP regarding the legality of the Certificates

5.4      Opinion of McKee Nelson LLP regarding the legality of the Certificates

8.1      Opinion of Orrick, Herrington & Sutcliffe LLP as to tax matters

8.2      Opinion of Sidley Austin LLP as to tax matters

8.3 Opinion of Thacher Proffitt & Wood LLP as to certain tax matters (included as part of Exhibit 5.3)

8.4      Opinion of McKee Nelson LLP as to tax matters

23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included as part of Exhibits 5.1 and 8.1)

23.2     Consent of Sidley Austin LLP (included as part of Exhibits 5.2 and 8.2)

23.3     Consent of Thacher Proffitt & Wood LLP (included as part of Exhibit
         5.3)

23.4     Consent of McKee Nelson LLP (included as part of Exhibits 5.4 and 8.4)

24.1     Power of Attorney

24.2 Certified Copy of the Resolutions of the Board of Directors of Depositor

*        Not filed herewith.

                       UNDERTAKINGS (ITEM 17 OF FORM S-3)

         In accordance with Item 512 of Regulation S-K under the Securities Act of 1933:

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

                  PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to
                  Item 1100(c) of Regulation AB.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  If the registrant is relying on Rule 430B:

                  (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a
                           Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

         (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) As to documents subsequently filed that are incorporated by reference:

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (h) Undertaking in respect of indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (k) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (l) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 6, 2006.

                                CREDIT SUISSE FIRST BOSTON MORTGAGE
                                SECURITIES CORP.

                                By: /S/ ANDREW A. KIMURA
                                   ----------------------------------------
                                Name:  Andrew A. Kimura
                                Title: President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                TITLE                                        DATE
/S/ ANDREW A. KIMURA                     Director and President                       January 6, 2006
--------------------------------------   (Principal Executive Officer)
Andrew A. Kimura

/S/ JEFFREY A. ALTABEF                   Director and Vice President                  January 6, 2006
--------------------------------------
Jeffrey A. Altabef

/S/ EVELYN ECHEVARRIA                    Director                                     January 6, 2006
---------------------------------------
Evelyn Echevarria

/S/ MICHAEL A. MARRIOTT                  Director                                     January 6, 2006
--------------------------------------
Michael A. Marriott

/S/ THOMAS ZINGALLI                      Principal Accounting Officer and Controller  January 6, 2006
--------------------------------------   (Principal Financial Officer)
Thomas Zingalli